As filed with the Securities and Exchange Commission on May 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VANTAGE DRILLING INTERNATIONAL

(Exact name of registrant as specified in its charter)

Cayman Islands	1381	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(281) 404-4700

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104, Cayman Islands

(345) 949 8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Douglas E. Stewart Vantage Drilling International 777 Post Oak Boulevard, Suite 800 Houston, Texas 77056 (281) 404-4700	Rod Miller, Esq. Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, NY 10005 (212) 530-5000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected notto use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Units of Stapled Securities (“Stapled Securities”) (3)	405,197
Ordinary Shares, par value $0.001 per share	3,769,402 (4)	$75.00 (5)	$79,521,825.00 (6)	$9,216.58 (6)
1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (“Notes”) (7)	$258,990,971.24	100%	$258,990,971.24	$30,017.06
Subsidiary Guarantees of the Notes (8)
Total				$39,233.64

(1)	The units of Stapled Securities and the ordinary shares will be offered for resale by selling holders pursuant to the shelf prospectus contained herein. Pursuant to Rule 429, this amount does not include the 2,090,639 units of Stapled Securities (including the ordinary shares, Notes and guarantees thereof comprising such Stapled Securities, as well as the ordinary shares issuable upon conversion of such Notes) that were registered for resale pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-212081) filed on November 4, 2016, which Stapled Securities are included in the combined prospectus that forms a part of this registration statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Each unit of Stapled Securities initially represents one ordinary share and an original issuance amount of $172.61 principal amount of Notes.
(4)	Represents (i) 405,197 ordinary shares included in the Stapled Securities described in note (3) above, (ii) 2,709,111 ordinary shares, representing the total aggregate number of ordinary shares into which the Notes are convertible (at the initial conversion price of $95.60 per ordinary share) on the maturity date thereof after giving effect to all payments of pay-in-kind interest and (iii) 655,094 separate ordinary shares that are not part of the Stapled Securities. Pursuant to Rule 416 under the Securities Act, such number of ordinary shares registered hereby shall include an indeterminate number of ordinary shares that may be issued in connection with a share split, share dividend, recapitalization or similar event.
(5)	Our ordinary shares are not traded on any national exchange and in accordance with Rule 457 under the Securities Act, the offering price per share was estimated using the equity value for the ordinary shares as of the date of the consummation of the Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited and its Affiliated Debtors.
(6)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the ordinary shares issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of such conversion. Accordingly, the registration fee in respect of the ordinary shares was calculated solely on the basis of 405,197 ordinary shares included in the Stapled Securities and 655,094 ordinary shares that are not part of any Stapled Securities.
(7)	Consists of (i) $69,941,054.17 aggregate principal amount of Notes described in note (3) above, together with (ii) all payments of interest in the form of pay-in-kind interest through the maturity date.
(8)	Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Dragonquest Holdings Company[1]	Cayman Islands	N/A
Emerald Driller Company[1]	Cayman Islands	N/A
P2020 Rig Co.[1]	Cayman Islands	N/A
P2021 Rig. Co.[1]	Cayman Islands	N/A
Sapphire Driller Company[1]	Cayman Islands	N/A
Vantage Deepwater Company[1]	Cayman Islands	N/A
Vantage Driller I Co.[1]	Cayman Islands	N/A
Vantage Driller II Co.[1]	Cayman Islands	N/A
Vantage Driller III Co.[1]	Cayman Islands	N/A
Vantage Driller IV Co.[1]	Cayman Islands	N/A
Vantage Driller VI Co.[1]	Cayman Islands	N/A
Vantage Drilling Africa[1]	Cayman Islands	N/A
Vantage Holdings Malaysia I Co.[1]	Cayman Islands	N/A
Vantage International Management Co.[1]	Cayman Islands	N/A
Vantage Holdings Cyprus ODC Limited[2]	Cyprus	N/A
Vantage Deepwater Drilling, Inc.[1]	Delaware	27-5373668
Vantage Delaware Holdings, LLC[1]	Delaware	N/A
Vantage Energy Services, Inc.[1]	Delaware	51-0599779
Vantage Holding Hungary Kft.[3]	Hungary	N/A
PT. Vantage Drilling Company Indonesia[4]	Indonesia	N/A
Vantage Drilling Labuan I Ltd.[5]	Malaysia	N/A
Vantage Drilling (Malaysia) I Sdn. Bhd.[6]	Malaysia	N/A
Vantage Drilling Netherlands B.V.[7]	The Netherlands	N/A
Vantage Driller ROCO S.R.L.[8]	Romania	N/A
Vantage International Management Company Pte. Ltd.[9]	Singapore	N/A

(1)	The address for each of these co-registrants is c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Telephone: (281) 404-4700.
(2)	The address for this co-registrant is, Diagoru 2, ERA HOUSE, 10th Floor, Nicosia, Cyprus 1097.
(3)	The address for this co-registrant is Népfürdő utca 22., Building B, 13th Floor, Budapest, Hungary HU-1138.
(4)	The address for this co-registrant is Graha Mampang Bldg., 5th Floor, J1. Mampang Prapatan Raya No. 100, Kec. Pancoran, Jakarta Selatan, Indonesia.
(5)	The address for this co-registrant is Tiara Labuan, Jalan Tanjung Batu, 87000 F.T. Labuan, Malaysia.
(6)	The address for this co-registrant is 10th Floor, Menara Hap Seng, No. 1 & 3, Jalan P. Ramlee, 50250 Kuala Lumpur, Wilayah Persekutuan, Malaysia.
(7)	The address for this co-registrant is Herikerbergweg 238, Luna ArenA, 1101 CM Amsterdam, the Netherlands.
(8)	The address for this co-registrant is Bucuresti Sectorul 6, Strada Economu Cezarescu, Nr. 31B, Camera 3, Etaj 2.
(9)	The address for this co-registrant is 72 Anson Road, #07-01/02 Anson House, Singapore (079911).

The name and address of the agent for service for each of the co-registrants is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The telephone number, including area code, of the agent for service for each of the co-registrants is (345) 949 8066.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus (the “Prospectus”) included in this registration statement on Form S-1 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and registration statement No. 333-212081, previously filed by the Registrant on Form S-1 on November 4, 2016 and declared effective on November 8, 2016 (the “Original Resale Shelf”), which related to the offer and resale of up to an aggregate of 3,119,271 units of Stapled Securities (the “Stapled Securities”), including the ordinary shares of Vantage Drilling International (the “Ordinary Shares”) forming a part thereof and the Ordinary Shares issuable upon conversion of the Notes (as defined herein) forming a part thereof, by the selling holders named therein. This Registration Statement, which is a new registration statement, combines 2,090,639 unsold units of Stapled Securities from the Original Resale Shelf with (i) an additional 405,197 units of Stapled Securities (including the Ordinary Shares forming a part thereof and the Ordinary Shares issuable upon the conversion of the Notes forming a part thereof) and (ii) an additional 655,094 Ordinary Shares not part of any Stapled Securities, all of which are registered hereby for offer and resale by the selling holders named in the Prospectus. Pursuant to Rule 429, this Registration Statement also constitutes post-effective amendment no. 1 on Form S-1 to Registration Statement 333-212081 (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. The selling holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated May 4, 2017

PROSPECTUS

2,495,836 Units of Stapled Securities

representing

2,495,836 Ordinary Shares and

$430,806,251.96 original issuance amount of

1%/12% Step-Up Senior Secured Third Lien Convertible Notes due 2030

655,094 Ordinary Shares

Vantage Drilling International

Stapled Securities and Ordinary Shares

This prospectus relates to the offer and resale of up to (a) an aggregate of 2,495,836 units of stapled securities (the “Stapled Securities”) (including the ordinary shares of Vantage Drilling International (the “Ordinary Shares” or “New Shares”) (i) forming a part thereof that may become separated therefrom as described under “Description of Stapled Securities—General—Automatic Separation” and (ii) that are issuable upon the conversion of the Notes (as defined below) forming a part thereof) and (b) an aggregate of 655,094 Ordinary Shares that are not part of any Stapled Securities, of Vantage Drilling International by the selling holders identified in this prospectus. As of February 10, 2016, the original issuance date thereof, each Stapled Security initially represented one Ordinary Share and an original issuance amount of $172.61 principal amount of 1%/12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (the “Notes” or “Convertible Notes”), in each case subject to adjustment as further described under “Description of Stapled Securities.” Interest on the Notes accrues at a rate of 1% per year from February 10, 2016, the issue date of the Notes, through, but not including, the fourth anniversary of February 10, 2016. From and after the fourth anniversary of February 10, 2016 and through the maturity date of the Notes, interest will accrue at a rate of 12% per year. Interest on the Notes is payable in kind, semi-annually (in arrears) on June 30 and December 31 of each year by increasing the outstanding principal amount of the Notes. The Notes are mandatorily convertible, in whole or in part, into Ordinary Shares upon the occurrence of certain events enumerated in the indenture governing the Notes, as further described under “Description of the Notes—Conversion Rights.” Accordingly, the Notes, or portions thereof, may be converted into Ordinary Shares without the consent of the holder thereof in certain circumstances. See “Risk Factors— The Notes may be converted into Ordinary Shares without your consent.” We are not selling any Stapled Securities or Ordinary Shares under this prospectus. We will not receive any proceeds from the sale of Stapled Securities or Ordinary Shares being offered by the selling holders.

The selling holders may offer Stapled Securities and Ordinary Shares from time to time, if and to the extent as they may determine, through public or private transactions or through other means described under “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling holders may sell Stapled Securities or Ordinary Shares through agents they select or through underwriters and dealers they select. The selling holders also may sell Stapled Securities or Ordinary Shares directly to investors. If the selling holders use agents, underwriters or dealers to sell the Stapled Securities or Ordinary Shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required. Neither our Stapled Securities nor our Ordinary Shares are listed on any national securities exchange and no public market currently exists for our Stapled Securities or Ordinary Shares.

Investing in our Stapled Securities and Ordinary Shares involves risks. See the section entitled “Risk Factors” in this prospectus and in our annual report on Form 10-K for the year ended December 31, 2016, as amended by our annual report on Form 10-K/A for the year ended December 31, 2016 (as so amended, the “Annual Report”), which is incorporated by reference herein, for a discussion of certain risks that you should consider before buying our Stapled Securities or Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2017.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you. You should carefully read the entire prospectus, including the documents incorporated by reference herein, before making an investment decision, especially the information presented under the heading “Risk Factors.” In this prospectus, except as otherwise indicated herein, or as the context may otherwise require, “the Company,” “we,” “us” and “our” refer to Vantage Drilling International and its subsidiaries.

Our Company

Vantage Drilling International, a Cayman Islands exempted company, is an international offshore drilling company focused on operating a fleet of modern, high specification drilling units. Our principal business is to contract drilling units, related equipment and work crews, primarily on a dayrate basis to drill oil and natural gas wells for our customers. Through our fleet of drilling units, we are a provider of offshore contract drilling services to major, national and independent oil and natural gas companies, focused primarily on international markets. Additionally, for drilling units owned by others, we provide construction supervision services while under construction and preservation management services when stacked.

Risk Factors

Investing in our Stapled Securities and Ordinary Shares involves a number of risks. For a discussion of the significant risks associated with our business, our industry and investing in our Stapled Securities and Ordinary Shares, you should read the section entitled “Risk Factors” in this prospectus and in our Annual Report, which is incorporated by reference herein.

Additional Information

Vantage Drilling International is a Cayman Islands exempted company. The Company was previously known as Offshore Group Investment Limited and changed its corporate name to Vantage Drilling International effective February 11, 2016. Our principal executive offices are located at 777 Post Oak Boulevard, Suite 800, Houston, TX 77056, and our telephone number is (281) 404-4700. The address of our Internet site is www.vantagedrilling.com. This Internet address is provided for informational purposes only and is not intended to function as a hyperlink. Accordingly, no information contained in this Internet address is included or incorporated by reference herein.

The Offering

The following summary highlights certain material information contained elsewhere in this prospectus but does not contain all the information that you should consider before investing in our Stapled Securities or Ordinary Shares. We urge you to read this entire prospectus, including the documents incorporated by reference herein.

Summary of Stapled Securities

The following summary contains basic information about the Stapled Securities and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the Stapled Securities, please refer the section of this prospectus entitled “Description of the Stapled Securities.”

What are the Stapled Securities?

The Stapled Securities are units of stapled securities, each initially comprising, as of February 10, 2016 (the original issuance date thereof), one Ordinary Share and an original issuance amount of $172.61 principal amount of Notes, in each case subject to adjustment as described further herein. As of December 31, 2016, the most recent interest payment date with respect to the Notes, each unit of Stapled Securities comprised one Ordinary Share and $174.15 principal amount of Notes.

What payments can I expect to receive as a holder of the Stapled Securities?

You will be entitled to receive the following interest on the Notes comprising a part of your Stapled Securities: Prior to the fourth anniversary of February 10, 2016, the issue date of the Notes (the “Issue Date”), interest will accrue at a rate of 1% per year, payable in kind, semi-annually (in arrears) on June 30 and December 31 of each year by increasing the outstanding principal amount of the Notes. From and after the fourth anniversary of the Issue Date through the maturity date of the Notes (the “Maturity Date”), interest will accrue at a rate of 12% per year, payable in kind, semi-annually (in arrears) by increasing the outstanding principal amount of the Notes. At final maturity, all accrued and unpaid interest will be paid together with principal in cash. With respect to the Ordinary Shares, including those that comprise Stapled Securities, we do not anticipate paying cash dividends in the immediate future. See “Market Prices and Dividend Policy.”

Will my rights as a holder of the Stapled Securities be any different than the rights of a beneficial owner of separately held Notes or a beneficial holder of separately held Ordinary Shares?

No. As a holder of Stapled Securities, you are the beneficial owner of the Notes and Ordinary Shares represented by your Stapled Securities. As such, through your broker or financial institution and the Depository Trust Company, or DTC, you will have exactly the same rights and privileges, including rights to receive distributions and interest, rights in the event of default under the indenture governing the Notes, and rights to receive communications and notices as a beneficial holder of separately held Ordinary Shares and Notes, as applicable, would have through a broker or other financial institution and DTC.

Will I have voting rights as a holder of Stapled Securities?

Yes. As a holder of Stapled Securities, you will have the same voting rights with respect to the Ordinary Shares that form a part of the Stapled Securities as a beneficial holder of separately held Ordinary Shares. You will have one vote per Ordinary Share on all matters to be voted by the holders of the Ordinary Shares. However, in respect of the Notes, you will not be entitled to any voting or other rights with respect to any Ordinary Shares that the Notes are convertible into, until such Ordinary Shares are issued. The Notes are convertible into Ordinary Shares as described under “Description of the Notes—Conversion Rights.”

Can I separate my Stapled Securities into Ordinary Shares and Notes or recombine Ordinary Shares and Notes to form Stapled Securities?

No. The Stapled Securities may not be separated and may only be traded together as single unit.

Will the Notes or Ordinary Shares of which the Stapled Securities are comprised be listed on an exchange?

We do not currently anticipate that the Notes or the Ordinary Shares will be listed on any national securities exchange.

What will be the U.S. federal income tax consequences of an investment in the Stapled Securities?

As discussed under “Taxation—Certain U.S. Federal Income Tax Considerations—U.S. Holders of the Stapled Securities and Ordinary Shares,” for U.S. federal income tax purposes, we will, and the indenture governing the Notes and the Stapled Securities (the “Indenture”) requires holders of the Stapled Securities to, treat the Stapled Securities as a single, indivisible investment constituting equity in the Company.

Because there is no statutory, judicial or administrative authority directly addressing the U.S. federal income tax treatment of an instrument substantially similar to the Stapled Securities, we urge you to consult your own tax advisor concerning the consequences of an investment in the Stapled Securities. For additional information, see “Taxation—Certain U.S. Federal Income Tax Considerations.”

Summary of the Notes

The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the Notes, please refer the section of the Prospectus entitled “Description of the Notes.”

Issuer	Vantage Drilling International, a Cayman Islands exempted company with limited liability

Notes	1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030, represented by units of Stapled Securities

Issue Date	February 10, 2016

Maturity Date	The Notes will mature on December 31, 2030, unless redeemed, repurchased or converted in accordance with their terms.

Step-up Interest	Prior to the fourth anniversary of the Issue Date, 1% per year, payable in kind, semi-annually (in arrears) by increasing the outstanding principal amount of the Notes. From and after the fourth anniversary of the Issue Date through the Maturity Date, 12%, payable in kind, semi-annually (in arrears) by increasing the outstanding principal amount of the Notes. At final maturity, all accrued and unpaid interest will be paid together with principal in cash.

Interest Payment Dates	June 30 and December 31 of each year, commencing June 30, 2016

Minimum Denominations	The Notes were issued in minimum principal denominations of $1.00 and integral multiplies of $0.01 in excess thereof.

Guarantees	The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured third lien basis by each of the Company’s existing and future subsidiaries who also guarantee the Credit Agreement (as defined herein) (the “Guarantors”). See “Description of the Notes—Note Guarantees.”

Security	The Notes and the guarantees thereof are secured by a third priority lien, junior to the liens securing the Company’s and the Guarantors’ obligations under the Credit Agreement and the Company’s Senior Secured Notes (as defined herein), on substantially all assets of the Company and the Guarantors, consistent with the Credit Agreement and consisting of all assets securing the Credit Agreement.

Ranking	The Notes and the guarantees of each Guarantor:

•	are the Company’s and the Guarantors’ senior secured obligations, as applicable;

•	are subordinated in right of payment to the Credit Agreement and the Senior Secured Notes subject to the provisions of the Third Lien Intercreditor Agreement (as defined below);

•	rank equal in right of payment with all of the Company’s and the Guarantors’ other existing and future senior indebtedness, as applicable;

•	rank senior in right of payment to any of the Company’s or the Guarantors’, as applicable, future indebtedness that is expressly subordinated in right of payment to the Notes;

•	are effectively senior to any of the Company’s and the Guarantors’ unsecured indebtedness, to the extent of the value of the collateral securing the Notes and the guarantees thereof; and

•	are effectively junior to all of the Company’s and the Guarantors’ existing and future first-priority and second-priority senior secured indebtedness (including, for the avoidance of doubt, the Credit Agreement and the Senior Secured Notes), to the extent of the collateral securing such indebtedness.

Third Lien Intercreditor Agreement	The obligations of the Company and the Guarantors under the indenture governing the Notes (the “Indenture”) are secured on a third-priority subordinated basis. In connection with the issuance of the Notes, U.S. Bank National Association, as Third Lien Representative and Noteholder Collateral Agent, entered into a third lien intercreditor agreement (the “Third Lien Intercreditor Agreement”). The Third Lien Intercreditor Agreement governs the relative rights, duties, authority and responsibilities of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Noteholder Collateral Agent, and the relationship among the First Lien Claimholders, Second Lien Claimholders and Third Lien Claimholders with respect to their interests in the Collateral (each as defined below). See “Description of the Notes—Security—Intercreditor Agreements.”

Notes Stapled	The Notes are “stapled” to the Ordinary Shares and issuable in units of Stapled Securities, each initially comprising, as of February 10, 2016 (the original issuance date thereof), one Ordinary Share and an original issue amount of $172.61 principal amount of Notes (in each case subject to adjustment as described further herein), such that the Notes and associated Ordinary Shares constituting the component parts of the Stapled Securities may not be separated and may only be traded together as single Stapled Securities. As of December 31, 2016, the most recent interest payment date with respect to the Notes, each unit of Stapled Securities comprised one Ordinary Share and $174.15 principal amount of Notes.

Additional Amounts

All payments made on behalf of the Company or any Guarantor under or with respect to the Notes or the guarantees thereof will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes in any relevant taxing jurisdiction unless required by law. If withholding or deduction for such jurisdiction is required to be made with respect to a payment to the holders of the Notes or under any guarantees thereof, the

Company or the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted, subject to certain exceptions. See “Description of the Notes—Withholding Taxes.”

Conversion	The then outstanding principal amount of Notes, including any interest previously paid by increasing such principal amount, may be converted into Ordinary Shares at the Conversion Price then in effect upon the occurrence of any of the following events (each, a “Conversion Event”):

(a)	prior to the third anniversary of the Issue Date,

(i)	upon the instruction of holders of a majority in principal amount of the Notes to convert into Ordinary Shares, or

(ii)	upon the full and final resolution of all potential Investigation Claims (as defined below) against the Company, the Company’s Subsidiaries as of the Issue Date, Vantage International Management Company Pte. Ltd., Vantage Energy Services, Inc. and Vantage Parent (as defined below) and Vantage Parent’s subsidiaries as of the Issue Date (to the extent that the Company or any Subsidiary of the Company may reasonably be expected to be liable for such claim against Vantage Parent or Vantage Parent’s subsidiaries as of the Issue Date), as determined in good faith by the board of directors of the Company (which determination shall require the affirmative vote of a supermajority of the non-management directors), and

(b)	from and after the third anniversary of the Issue Date through the Maturity Date, upon the approval of the board of directors of the Company (which approval shall require the affirmative vote of a supermajority of the non-management directors).

Following the occurrence of any of the foregoing Conversion Events, and delivery by the holders of the Notes or the Company, as applicable, to the trustee under the Indenture of an instruction to effectuate a conversion of the Notes in accordance with their terms, the Notes will be mandatorily convertible into Ordinary Shares to the extent of the amount specified in such instruction, subject to the minimum conversion amount specified below. The Notes, if not converted in full, may only be converted, at any time or from time to time following the occurrence of a Conversion Event, if a minimum of $125 million aggregate principal amount of the then outstanding Notes is so converted. Any such conversion will be effected pro rata among all outstanding Notes, without the need for any direction or instruction of any particular holder of Notes or the consent of any particular holder, in minimum increments equal to the product of (x)

the number of units of Stapled Securities outstanding on the effective date of such conversion and (y) 0.01, and integral multiples thereof, in each case subject to the minimum conversion amount specified in the preceding sentence, by adjusting the principal amount of Notes contained in each unit of Stapled Securities. See “Risk Factors—The Notes may be converted into Ordinary Shares without your consent” and “Description of the Notes—Conversion Rights.” Following the delivery of any such conversion instruction to the trustee, the Company will, or will arrange for, the provision of a notice of the same to the holders of the Notes.

For purposes of the above, a supermajority of the non-management directors means five affirmative votes of non-management directors assuming six non-management directors are eligible to vote, and in all other circumstances, the affirmative vote of at least 75% of the non-management directors eligible to vote.

The initial Conversion Price is initially equal to $95.60/Ordinary Share (the “Conversion Price”).

The Conversion Price will be subject to adjustment in certain circumstances described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustment.”

Optional Redemption	Subject to the terms of the Third Lien Intercreditor Agreement, the Notes may be redeemed, at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. See “Description of the Notes—Redemption and Offer to Purchase—Optional Redemption.”

Mandatory Redemption Upon Loss of a Vessel	Subject to the terms of the Third Lien Intercreditor Agreement, upon the occurrence or happening of certain events of loss with respect to the Company’s fleet, the Company shall be required to redeem Notes and such other pari passu indebtedness containing provisions similar to those set forth in the Indenture with respect to a redemption upon events of loss, in an amount equal to the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the proceeds received in respect of such loss at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date. See “Description of the Notes—Redemption and Offer to Purchase—Mandatory Redemption Upon Loss of a Vessel.”

Redemption upon a Change in Tax Law

Under certain circumstances and subject to certain conditions, the Company will have the option to redeem the Notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest and applicable Additional Amounts, if any, to the date of redemption, if the Company or the Guarantors, as the case may be, have become or would become obligated to pay Additional Amounts as a result of the imposition of withholding taxes on the Notes as a result of a change in the laws of any jurisdiction in which the Company or any Guarantor is organized, doing business or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which the Company or any Guarantor makes a payment (or a payment is made on their behalf) on the Notes or any guarantee, provided that the amount of such Additional Amounts per year is in excess of 0.50% of the aggregate principal amount of Notes then outstanding. See “Description of the Notes—Redemption and Offer to Purchase—Optional Redemption for Changes in Withholding Taxes.”

Change of Control Offer	Subject to the terms of the Third Lien Intercreditor Agreement, if the Company experiences a Change of Control (as defined below), each holder of the Notes will have the right to require the Company to repurchase all or any part of its Notes (in accordance with the terms of the Indenture) at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes—Redemption and Offer to Purchase—Change of Control.”

Asset Sale Offer	Subject to the terms of the Third Lien Intercreditor Agreement, if the Company or any Restricted Subsidiary makes certain sales of assets, any net proceeds from such asset sale not applied, or committed to be applied, within 360 days in accordance with the requirements of the covenant described in “Description of the Notes—Asset Sales” in excess of $10 million shall be applied to make an offer to all holders of Notes and all holders of other pari passu indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu indebtedness that may be purchased out of such proceeds. The offer price in any such offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

Use of Proceeds	We will not receive any of the proceeds from the sale of Stapled Securities offered by the selling holders.

Certain Covenants	The Indenture, among other things, limits the Company’s and any Restricted Subsidiaries’ ability:

•	create or incur liens;

•	consummate a merger, consolidation or sale of all or substantially all of their assets;

•	engage in business other than their current business and reasonably related extensions thereof; and

•	make certain vessel transfers or partial vessel sales.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Summary of the Ordinary Shares

The following summary contains basic information about the Ordinary Shares and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the Ordinary Shares, please refer the section of the Prospectus entitled “Description of Share Capital.”

Issuer	Vantage Drilling International, a Cayman Islands exempted company with limited liability

Ordinary Shares outstanding	5,000,053 Ordinary Shares

Voting Rights	Each holder will have one vote per Ordinary Share held.

Listing	Our Ordinary Shares will not be listed on any national exchange.

Use of Proceeds	We will not receive any of the proceeds from the sale of Ordinary Shares offered by the selling holders.

Dividend Policy	We have not paid any dividends on our Ordinary Shares to date, and do not anticipate paying cash dividends in the immediate future. See “Market Prices and Dividend Policy.”

Unless we specifically state otherwise, all information in this prospectus is based on 4,344,959 units of Stapled Securities and 5,000,053 shares of Ordinary Shares outstanding as of April 27, 2017, and excludes any Stapled Securities or Ordinary Shares issuable under our equity compensation plans and any Ordinary Shares issuable upon conversion of the Notes (including Notes that may be issued as part of Stapled Securities under our equity compensation plans).

You should carefully consider the risks described under “Risk Factors” before making any investment decision.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in or incorporated by reference into this prospectus. The risks described below are not the only risks facing us. Any of the following risks or those described in the Annual Report incorporated herein by reference could materially and adversely affect our business, financial condition or operating results. In such a case, you may lose all or a part of your original investment.

Risks Related to Investment in our Company’s Securities

We may be unable to generate sufficient cash flow to satisfy our debt obligations.

As of December 31, 2016, on a consolidated basis, the Company had a debt outstanding of approximately $974.4 million aggregate principal amount, which consisted of $141.6 million under the Credit Agreement, approximately $756.7 million under the Notes, and approximately $76.1 million under the Senior Secured Notes. Our high level of indebtedness and the funds required to service such debt could, among other things, make it more difficult for the Company to satisfy its obligations under such indebtedness, increasing the risk that it may default on such debt obligations.

The Company’s earnings and cash flow may vary significantly from year to year due to the cyclical nature of the offshore drilling industry. Additionally, the Company’s future cash flow may be insufficient to meet its debt obligations and commitments, including the Notes. Any insufficiency could negatively impact the Company’s business. A range of economic, competitive, business, and industry factors will affect the Company’s future financial performance and, as a result, its ability to generate cash flow from operations and to pay its debt, including the Notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in the offshore drilling industry and the oil and gas industry, as well as the global economy or competitive initiatives of competitors, are beyond the Company’s control. If the Company does not generate enough cash flow from operations to satisfy its debt obligations, it may have to undertake alternative financing plans, such as:

•	Refinancing or restructuring debt;

•	Selling assets;

•	Reducing or delaying capital investments; or

•	Seeking to raise additional capital.

It cannot be assured, however, that undertaking alternative financing plans, if necessary, would allow the Company to meet its debt obligations. An inability to generate sufficient cash flow to satisfy its debt obligations, including obligations under the Notes, or to obtain alternative financing, could materially and adversely affect the Company’s ability to make payments on the Notes and its business, financial condition, results of operations, and prospects.

There is no public market for our Stapled Securities or Ordinary Shares, and there can be no assurance as to the development or liquidity of any market for any such securities.

There are substantial risks in investing in our Stapled Securities or Ordinary Shares given the general illiquid nature of such securities. There is no public trading market for our securities. Holders of our securities may find it difficult or impossible to find a qualified purchaser for such securities at any price. Because of this, it is hard to determine exactly the value of our Stapled Securities or Ordinary Shares.

If a market for the Stapled Securities or Ordinary Shares develops, they may trade at a discount from the purchase price thereof.

If a market for the Stapled Securities or Ordinary Shares develops, they may trade at a discount from the purchase price thereof. The trading market for the Stapled Securities or Ordinary Shares may be adversely affected by, among other things:

•	changes in our financial performance or prospects;

•	the financial performance or prospects for companies in our industry generally;

•	the number of holders of the Stapled Securities or Ordinary Shares;

•	the interest of securities dealers in making a market for the Stapled Securities or Ordinary Shares; and

•	prevailing interest rates and general economic conditions.

The price of our Stapled Securities or Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Stapled Securities or Ordinary Shares at or above the offering price.

The price for our Stapled Securities or Ordinary Shares may be volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	changes in economic trends or the continuation of current economic conditions;

•	industry cycles and trends;

•	changes in government and environmental regulation;

•	adverse resolution of new or pending litigation against us;

•	changes in laws or regulations governing our business and operations;

•	the sustainability of an active trading market for our Ordinary Shares; and

•	future sales of our Stapled Securities or Ordinary Shares by holders thereof.

These and other factors may lower the price of our Stapled Securities or Ordinary Shares, regardless of our actual operating performance. In the event of a drop in the price of our Stapled Securities or Ordinary Shares, you could lose a substantial part or all of your investment in our Stapled Securities or Ordinary Shares.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. In the past, holders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

The Notes may be converted into Ordinary Shares without your Consent.

Upon the occurrence of a Conversion Event, the Notes will become mandatorily convertible into Ordinary Shares upon the delivery of an instruction to the trustee under the Indenture by holders of a majority of the Notes then outstanding or by the Company, as applicable, to the extent of the amount specified in such instruction (subject to a minimum amount of Notes to be converted). See “Description of the Notes—Conversion Rights.” Any such conversion will be effected pro rata among all outstanding Notes, without the need for any direction or instruction of any particular holder of Notes or the consent of any particular holder, by adjusting the principal amount of Notes contained in each unit of Stapled Securities. Following the delivery of any such conversion instruction to the trustee under the Indenture, the Company will, or will arrange for, the provision of a notice of the same to the holders of the Notes. Accordingly, there may be instances where your Notes are converted into equity interests without your consent or sufficient advance notice of such conversion.

Future sales of our Stapled Securities or Ordinary Shares, or the perception that these sales may occur, may depress the price of our Stapled Securities or Ordinary Shares.

Additional sales of a substantial number of our Stapled Securities or Ordinary Shares, or the perception that such sales may occur, could have a material adverse effect on the price of our Stapled Securities or Ordinary Shares and could materially impair our ability to raise capital through the sale of additional Stapled Securities or Ordinary Shares. As of April 27, 2016, the selling holders beneficially owned approximately 57.44% of our Stapled Securities and 63.02% of our Ordinary Shares. The sale of all or a portion of the Stapled Securities or Ordinary Shares by the selling holders or our other holders, or the perception that these sales may occur, could cause the price of our Stapled Securities or Ordinary Shares to decrease significantly.

Pursuant to the Company’s Registration Rights Agreement (the “Registration Rights Agreement”), the selling holders have certain demand and piggyback rights that may require us to file additional registration statements registering their Stapled Securities or to include sales of such Stapled Securities or Ordinary Shares in registration statements that we may file for ourselves or other holders. Any Stapled Securities sold under these registration statements or this prospectus will be freely tradable. In the event such registration rights are exercised and a large number of Stapled Securities or Ordinary Shares is sold, such sales could reduce the trading price of our Stapled Securities or Ordinary Shares. These sales also could impede our ability to raise future capital. Additionally, we will bear all expenses in connection with this registration and any such registrations, except that the selling holders may be responsible for their pro rata shares of underwriters’ discounts and commissions, if any, and certain other expenses.

The ownership percentage represented by the Stapled Securities and Ordinary Shares is subject to dilution, and future issuances of Stapled Securities or Ordinary Shares may depress the market price of our Stapled Securities and Ordinary Shares.

The ownership percentage represented by the Stapled Securities and Ordinary Shares is subject to dilution from issuances in connection with the Management Incentive Plan, conversion of the Stapled Securities (in the case of the Ordinary Shares), any other shares that may be issued, and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued.

In particular, conversion of the Stapled Securities will dilute the ownership interest of any existing shareholders. Also, in the future, similar to all companies, additional equity financings or other share issuances by the Company on a consolidated basis could adversely affect the value of the Ordinary Shares issuable upon such conversion. The amount and dilutive effect of any of the foregoing could be material.

Such future issuances or conversions may depress the market price of our Stapled Securities or Ordinary Shares, and may impair our ability to raise additional capital in the financial markets at a time and price favorable to us.

Certain holders have significant influence over us, and their interests might conflict with or differ from your interests as a holder.

Certain holders of allowed secured debt claims acquired a significant ownership interest in the Ordinary Shares pursuant to the Plan of Reorganization. If such holders were to act as a group, such holders would be in a position to control the outcome of all actions requiring shareholder approval, including the election of directors, without the approval of other shareholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Company and, consequently, have an impact upon the value of the Ordinary Shares.

Your equity interests are subordinated to our indebtedness.

In any subsequent liquidation, dissolution, or winding up of the Company, the Ordinary Shares would rank below all debt claims against the Company, including the Credit Agreement, the Senior Secured Notes and the

Notes. As a result, holders of the Ordinary Shares would not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Company until after all the Company’s obligations to their debt holders had been satisfied, including payments to lenders under the Credit Agreement and holders of the Senior Secured Notes and the Notes.

We have no current intention to pay cash dividends.

We do not anticipate paying any cash dividends on the Ordinary Shares in the immediate future as we expect to retain any future cash flows for debt reduction and growth. As a result, the success of an investment in the Ordinary Shares will depend entirely upon any future appreciation in the value of the Ordinary Shares. There is, however, no guarantee that the Ordinary Shares will appreciate in value or even maintain their initial value.

We may still be able to incur substantially more debt. This could exacerbate the risks associated with our substantial leverage.

Even with our existing level of debt, we and our subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness in the future, including debt under future credit facilities, some or all of which may be secured on a first priority basis. Although the terms of any present or future credit facilities limit our ability to incur additional debt, these terms do not and will not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our substantial leverage.

We may have insufficient funds to repurchase the Notes as required by the Indenture.

Under the terms of the Indenture, the Company may, at the holder’s option, be required to repurchase all or a portion of the Notes, in the event of a change of control or upon certain sales of assets. Additionally, the Company will be required to redeem the Notes upon certain events of loss of a Vessel.

In addition, under the terms of the Indenture, the Notes will become due and payable at a make-whole price specified therein upon the occurrence of any event of default provided therein. The Company on a consolidated basis may not have enough funds to pay the repurchase price, the redemption price or the make-whole price on the repurchase date, the redemption date or due date thereof, as applicable.

The terms of the Notes do not have the benefit of fulsome restrictive covenants, and the Notes may be negatively impacted in the event of certain transactions.

The Indenture might not protect you from several kinds of transactions that may adversely affect you. In particular, the Indenture will not contain covenants that limit our ability to pay dividends on, make distributions on, or redeem our share capital and, therefore, our ability to make interest payments and the value of the Notes may be negatively impacted in the event of a highly leveraged transaction or other similar transaction. Nor will the Indenture restrict the incurrence of indebtedness by our subsidiaries.

We will not have an obligation to make a repurchase offer following acquisitions, refinancings, recapitalizations or other transactions that could affect our capital structure, such as the acquisition of all or a substantial portion of our company by another entity or the consummation of a merger transaction, except in certain circumstances. The offshore drilling industry has seen significant consolidation in recent years with larger companies acquiring their smaller competitors. If we consummate such a transaction, there can be no assurance that such a transaction will require us to make an offer to repurchase the Notes.

The conversion rate of the Notes may not be adjusted for all dilutive events that may adversely affect the trading price of the Notes or the Ordinary Shares issuable upon conversion of the Notes.

The conversion rate of the Notes is subject to adjustment upon certain events, including the issuance of dividends on our Ordinary Shares, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustment.” The conversion rate will not be adjusted for other events, including, events that may adversely affect the trading price of the Notes or the Ordinary Shares issuable upon conversion of the notes.

Vantage Drilling International is a holding company and is dependent upon cash flows from its subsidiaries to meet its obligations.

Vantage Drilling International is a holding company, and as such, it conducts its operations through, most of its assets are owned by, and its operating income and cash flow are generated by, its subsidiaries. The Company is dependent upon cash flows from its subsidiaries to meet its debt service and related obligations, including the obligation to repurchase all or a portion of the Notes in the event of a change of control, as defined in the Indenture, or to pay the make-whole premium on the Notes required by the Indenture upon the occurrence of an event of default thereunder. Contractual provisions or laws, as well as its subsidiaries’ financial conditions and operating requirements, may limit the Company’s ability to obtain, from such subsidiaries, the cash required to meet such debt service or related obligations. Applicable tax laws may also subject such payments to further taxation. The inability to obtain cash from its subsidiaries may limit the Company’s ability to meet its debt service and related obligations even though there may be sufficient resources on a consolidated basis to satisfy such obligations.

If the Notes are rated investment grade at any time by both Rating Agencies and no default has occurred and is continuing under the Indenture, certain covenants contained in the Indenture will be suspended, and the holders of the Notes will lose the protection of these covenants.

The Indenture governing the Notes contains certain covenants that will be suspended and cease to have any effect from and after the first date when the Notes receive a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc., or any successor to the rating agency business thereof (“Moody’s”) and BBB- (or the equivalent) by Standard & Poor’s Rating Services or any successor to the rating agency business thereof (“Standard & Poor’s and, together with Moody’s, the “Rating Agencies” and each rating above such level, an “Investment Grade Rating”). See “Description of the Notes—Certain Covenants.” These covenants restrict our ability to sell certain assets and require certain Restricted Subsidiaries to guarantee the Notes. Because these restrictions would not apply to the Notes at any time the Notes receive an Investment Grade Rating from both Rating Agencies, the holders of the Notes would not be able to prevent us from, among other things, making certain asset sales. If after these covenants are suspended, the Rating Agencies were to downgrade their ratings of the Notes to a non-investment grade level, the covenants would be reinstated and the holders of the Notes would again have the protection of these covenants. However, any transactions entered into during such time as the Notes had an Investment Grade Rating would be permitted to remain in effect.

There may not be sufficient collateral to pay all or any portion of the Notes.

The indebtedness under the Credit Agreement is secured, subject to certain exceptions and permitted liens, on a first-priority basis by security interests in substantially all assets of the Company on a consolidated basis (henceforth, the “collateral”). The Senior Secured Notes and the Notes will be secured, subject to certain exceptions and permitted liens, on a second-priority and a third-priority basis, respectively, by security interests in substantially all of the Company’s assets.

In the event of a foreclosure on the collateral (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from the collateral securing the Notes may not be sufficient to satisfy the obligations outstanding under such Notes because the proceeds would, under the Third Lien Intercreditor Agreement, first be applied to satisfy the Company’s obligations under the Credit Agreement and the Senior Secured Notes. Only after all of the obligations under the Credit Agreement and the obligations under the Senior Secured Notes have been satisfied will any remaining proceeds from the collateral on which the Notes have a third-priority lien be applied to satisfy the Company’s obligations under the Stapled Securities.

There may be defects in the collateral securing the Notes.

The collateral securing the Notes may be subject to exceptions, defects, encumbrances, liens, and other imperfections. Further, the Company has not conducted appraisals of all of its assets constituting collateral securing the Notes to determine if the value of the collateral upon foreclosure or liquidation equals or exceeds the amount of the Notes or such other obligation secured by the collateral. Accordingly, it cannot be assured that the remaining proceeds from a sale of the collateral would be sufficient to repay holders of the Notes all amounts owed under such Notes.

Additionally, the fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of the offshore drilling industry, the ability to sell collateral in an orderly manner, general economic conditions, the availability of buyers, the Company’s failure to implement its business strategy, and similar factors. The amount received upon a sale of collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, and the timing and manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a subsequent foreclosure, liquidation, bankruptcy, or similar proceeding, it cannot be assured that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the Company’s obligations under the Notes, in full or at all, after first satisfying the obligations under the Credit Agreement in full and after satisfying the obligations under the Senior Secured Notes, which are more senior to the Notes. There can also be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes.

The Notes are subject to Intercreditor Agreements that provide that the holders’ rights to receive payments on the Notes will be effectively subordinated to the lenders and other secured parties under the Credit Agreement who have a first-priority security interest in the Collateral and the holders of the Senior Secured Notes who have a second-priority interest in the Collateral.

The Collateral is subject to first-priority liens in favor of the lenders and other secured parties under the Credit Agreement. The Intercreditor Agreements (as defined herein) provide, among other things, that in the event that the Company is declared bankrupt, becomes insolvent or is liquidated or reorganized, their obligations under the Credit Agreement are entitled to be paid in full from the Collateral pledged as security for such obligation before any payment may be made with respect to the Senior Secured Notes and the Notes and that the Senior Secured Notes are entitled to be paid in full from the Collateral pledged as security for such obligation before any payment may be made with respect to the Notes. Holders of the Notes would then be entitled to be paid from the remaining Collateral. See “Description of the Notes—Security—Intercreditor Agreements—Subordination of Note Obligations.

Rights of holders of the Notes in the collateral may be adversely affected by the failure to perfect liens on the collateral or on collateral acquired in the future.

The failure to properly perfect liens on the collateral could adversely affect the collateral agent’s ability to enforce its rights with respect to the collateral for the benefit of the holders of the Notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that the Company on a consolidated basis will inform the trustee or the collateral agent of the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee and the collateral agent have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the Notes against third parties.

The Indenture and the Intercreditor Agreements place limitations on rights of holders of the Notes.

The rights of the holders of the Notes with respect to the collateral securing such Notes will be substantially limited by the terms of the lien ranking agreements set forth in the Indenture and the Intercreditor Agreements (the “Intercreditor Agreements”), even during an event of default. Under the Indenture and the Intercreditor Agreements, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to (or in respect of) such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the Senior Secured Notes (secured by second-priority liens) and the Notes (secured by third-priority liens) may be adversely affected. Under the terms of the Intercreditor Agreements, at any time that obligations that have the benefit of the first-priority liens on the collateral are outstanding, if the holders of such indebtedness release the collateral in connection with any sale of collateral or in connection with any enforcement action or other exercise of remedies, the second-priority and third-priority security interests in such collateral securing the Senior Secured Notes and the Notes will be automatically and simultaneously released without any consent or action by the holders of the Senior Secured Notes or the Notes, subject to certain exceptions. The collateral so released will no longer secure the Company’s obligations under the Senior Secured Notes or the Notes and the related guarantees. To the extent the obligations with respect to the Credit Agreement were to be discharged without comparable replacement in the future, the foregoing risks will apply mutatis mutandis to the relationship between the second-priority security interests of the Senior Secured Notes and the third-priority security interests of the Notes, as if they were first-priority and second-priority secured interests, respectively.

The collateral will be subject to casualty risks.

The Company will be obligated under the Indenture and collateral agreements governing the Notes to maintain adequate insurance or otherwise insure against hazards as is customarily done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may either be uninsurable or not economically insurable, in whole or in part, including windstorm insurance for drilling units operating in the Gulf of Mexico. As a result, it is possible that the insurance proceeds will not compensate the Company fully for its losses. If there is a total or partial loss of any of the pledged collateral, the insurance proceeds received may be insufficient to satisfy the secured obligations of the Company, including the Senior Secured Notes and the Notes.

Rights of holders of Notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent to repossess and dispose of the collateral securing the Notes and the guarantees and the other pari passu obligations upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against parent or the issuer prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the holders of the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, and whether or to what extent holders of the Notes or holders or lenders under any other instruments or agreements governing pari passu obligations would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes or other pari passu obligations, the holders of the Notes and holders of other pari passu obligations would have “undersecured claims” as to the difference. U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Additionally, the collateral agent’s ability to foreclose on the collateral on behalf of the holders of pari passu obligations may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the trustee’s security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if the issuer or parent became a debtor in a bankruptcy case. While U.S. bankruptcy law generally invalidates provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that the issuer or parent become subject to a U.S. bankruptcy proceeding.

There also can be no assurance that courts outside of the United States would recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy proceeding against the issuer or any of the guarantors with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in any foreign jurisdiction in which the issuer or any of the guarantors are organized. The rights of the collateral agent to enforce remedies may be significantly impaired by the restructuring or liquidation provisions of applicable jurisdictional bankruptcy laws, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to the issuer or parent. The risks outlined above regarding the difficulty of pursuing property that is collateral and that is located outside the United States is particularly relevant for parent, the issuer and the restricted subsidiaries since the drilling units that will serve as significant collateral for the Notes and guarantees and the other pari passu obligations is often, if not usually, outside the United States. Further, the holders of the Notes may receive in exchange for their claims a recovery that could be substantially less than the amounts of their claims (potentially even nothing), and any such recovery might consist of illiquid securities.

The Notes could be recharacterized by a bankruptcy court.

Recharacterization of a debt obligation to a capital contribution is an equitable remedy a bankruptcy court may direct if it determines that, upon an objection raised by a party in interest, a purported debt obligation is more properly characterized as a capital contribution. In making such a determination, bankruptcy courts consider, among other things, whether the parties intended to create a debt obligation and the nature of the instrument evidencing the obligation. Although the Company believes, and intends, the Notes to be a bona fide debt obligation, there can be no assurance a bankruptcy court would agree with the Company’s interpretation.

The conversion rate will only be adjusted upon certain events.

The conversion rate of the Notes is only subject to adjustment upon certain events, including, share splits, dividends or reclassification with respect to the Ordinary Shares and, certain other adjustments. See “Description of the Notes—Conversion Rights.” The conversion rate will not be adjusted for any other events.

Any changes to the Ordinary Shares would affect holders of the Notes.

Holders of the Notes will not be entitled to any rights with respect to the Ordinary Shares (including, without limitation, voting rights and rights to participate in any dividends or other distributions on the Ordinary

Shares), but holders of the Notes will be subject to all changes affecting the Ordinary Shares. Holders of the Notes will have rights with respect to the Ordinary Shares only upon conversion. For example, in the event an amendment is proposed to the Memorandum and Articles requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the Ordinary Shares, such holders will not be entitled to vote on the amendment, although they will, nevertheless, be subject to any changes in the powers, preferences, or rights of the Ordinary Shares.

The Notes may not be rated or may receive a lower rating than anticipated.

It is not expected that the Company will seek a rating on the Notes. If, however, one or more rating agencies rates the Notes and assigns them a rating lower than the rating expected by investors, or reduces its rating in the future, the market price of the Notes and/or the Ordinary Shares could be reduced.

Any future pledge of collateral might be avoidable in a subsequent bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the Indenture, might be avoidable by the pledgor (as a subsequent debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery than if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without the holders’ consent or the consent of the trustee under the Indenture governing the Notes.

Under various circumstances, some of the collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture governing the Notes;

•	with respect to a contract unwind trigger (as such term is defined in the Indenture governing the Notes);

•	with respect to the collateral held by a Guarantor, upon the release of such Guarantor from its guarantee;

•	to the extent required in accordance with any intercreditor agreement; and

•	to the extent we have defeased or satisfied and discharged the Indenture governing the Notes.

In addition, a guarantee will be automatically released in connection with a sale of such Guarantor or a sale of all or substantially all of the assets of that Guarantor, in each case, in a transaction not prohibited under the Indenture governing the Notes. The Indenture governing the Notes will also permit the board of directors of parent to designate one or more of our restricted subsidiaries that is a Guarantor of the Notes as an unrestricted subsidiary. If the board of directors of parent designates a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the Indenture governing the Notes. Designations of any unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have claims to the assets of the unrestricted subsidiary and its subsidiaries that are senior to any claims of the holders of Notes.

Foreclosing on the collateral may be difficult.

Substantially all of the collateral is located outside of the United States. In particular, the Emerald Driller, Sapphire Driller, Topaz Driller, Aquamarine Driller, Platinum Explorer, Titanium Explorer, and Tungsten

Explorer (together, the “Vessels”) are highly mobile and are, or may be, located in international waters outside the jurisdiction of any court. Even when such collateral is within the jurisdiction of a court, such jurisdiction may not have effective or favorable foreclosure procedures and lien priorities, particularly if such collateral is routinely in transit. Any foreclosure proceedings could be subject to lengthy delays resulting in increased custodial costs, deterioration in the condition of the collateral, and substantial reduction of the value of such collateral. In addition, some jurisdictions may not provide a legal remedy for the enforcement of mortgages on the collateral.

The Vessels operate worldwide and the respective laws of each jurisdiction where a Vessel is actually located at the time the collateral agent may seek to enforce the ship mortgage will govern the foreclosure proceedings and distribution of proceeds. Such laws may vary significantly from jurisdiction to jurisdiction. Furthermore, all or some of those laws and procedures may be less favorable to mortgagees than those in other jurisdictions and may be less favorable than those applicable in the United States. The costs of enforcement in foreign jurisdictions, particularly if proceedings are ongoing simultaneously against the Vessels in different jurisdictions, can be high and can include fees based on the face amount of the mortgage(s) being enforced. Foreign court proceedings can also be slow and have unexpected procedural hurdles. Priorities accorded maritime lien claims and ship mortgages can vary in foreign jurisdictions, and some jurisdictions prefer certain local claimants (such as local suppliers of operating necessaries) to foreign claimants, such as the collateral agent or mortgagee. Consequently there are no assurances that the collateral agent will be able to enforce any one or more of the ship mortgages covering vessels that are located outside the United States.

Maritime liens may arise and take priority over the liens securing the Notes.

The laws of the various jurisdictions in which the Vessels may operate may give rise to the existence of maritime liens, which may take priority over the ship mortgages. Such liens may arise in support of, among other things, claims by unpaid ship repairers remaining in possession of such collateral, claims for salvage, claims for damage caused by a collision, claims for seamen’s wages and other employment benefits and claims for pilotage, as well as potential claims for necessary goods and services supplied to such collateral. This list should not be regarded as definitive or exhaustive, as the categories of claims giving rise to maritime liens, and the ranking of such liens, vary from one jurisdiction to another. Maritime liens can attach without any court action, notice, registration, or documentation and accordingly their existence cannot necessarily be identified.

U.S. federal, state and foreign fraudulent transfer laws may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and require holders of the Notes to return payments received. If this occurs, holders of the Notes may not receive any payments on the Notes.

U.S. federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of any guarantees. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the Notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) the issuer or any of the guarantors, as applicable, issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) the issuer or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	the issuer or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

•	the issuance of the Notes or the incurrence of the guarantees left the issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	the issuer or any of the guarantors intended to, or believed that the issuer or such guarantor would, incur debts beyond the issuer’s or such guarantor’s ability to pay such debts as they mature;

•	the issuer or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against the issuer or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that the issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if the issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

The issuer cannot be certain as to the standards a court would use to determine whether or not it or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the other debt of the issuer or of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the Notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of the issuer or of the related guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, holders of the Notes may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to other debt of parent and its subsidiaries that could result in acceleration of such debt.

Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, different or additional fraudulent conveyance laws may exist in foreign jurisdictions which could result in the liens being avoided.

If the guarantees by the subsidiary guarantors are not enforceable, the Notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

U.S. Federal Income Tax Characterization of the Stapled Securities

For U.S. federal income tax purposes, the Company will treat the Stapled Securities as a single, indivisible investment constituting equity in the Company. However, it is possible that the Notes could be treated as a separate debt instrument of the Company for U.S. federal income tax purposes. Pursuant to our Plan of Reorganization, certain holders of debt issued by the Company before its Chapter 11 restructuring received Stapled Securities, among other things, in exchange for such debt. If the Notes were characterized as a separate debt instrument and were deemed to be (or were treated as having been exchanged for other debt that was deemed to be) traded on an established securities market, a U.S. Holder (as defined below) might be required to accrue significant amounts of original issue discount (“OID”) in respect of the Notes.

For a discussion of these considerations, see “Taxation—Certain U.S. Federal Income Tax Considerations.”

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve substantial risks and uncertainties. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” “will,” “future” and similar expressions are intended to identify forward-looking statements in this prospectus. These forward-looking statements are included throughout this prospectus, including under “Risk Factors.” These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements.

Among the factors that could cause actual results to differ materially are the risks and uncertainties described under “Risk Factors” in this prospectus and in our Annual Report incorporated by reference herein, and the following:

•	our small number of customers;

•	credit risks of our key customers and certain other third parties;

•	reduced expenditures by oil and natural gas exploration and production companies;

•	termination or renegotiation of our customer contracts;

•	general economic conditions and conditions in the oil and gas industry;

•	competition within our industry;

•	excess supply of drilling units worldwide;

•	limited mobility of our drilling units between geographic regions;

•	operating hazards in the offshore drilling industry;

•	ability to obtain indemnity from customers;

•	adequacy of insurance coverage upon the occurrence of a catastrophic event;

•	governmental, tax and environmental regulation;

•	changes in legislation removing or increasing current applicable limitations of liability;

•	effects of new products and new technology on the market;

•	our substantial level of indebtedness;

•	our ability to incur additional indebtedness;

•	compliance with restrictions and covenants in our debt agreements;

•	identifying and completing acquisition opportunities;

•	levels of operating and maintenance costs;

•	our dependence on key personnel;

•	availability of workers and the related labor costs;

•	increased cost of obtaining supplies;

•	the sufficiency of our internal controls;

•	changes in tax laws, treaties or regulations;

•	operations in international markets, including geopolitical risk, applicability of foreign laws, including foreign labor and employment laws, and foreign currency exchange rate risk;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act; and

•	our incorporation under the laws of the Cayman Islands and the limited rights to relief that may be available compared to U.S. laws.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

In addition, each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in filings we make with the Securities and Exchange Commission (the “SEC”), which may be obtained by contacting us or the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Stapled Securities or Ordinary Shares that may be sold from time to time pursuant to this prospectus. The selling holders will receive all of the proceeds from the sale of the Stapled Securities and Ordinary Shares offered from time to time under this prospectus. We have agreed to pay certain expenses of the selling holders incurred in connection with the sale of Stapled Securities and Ordinary Shares from time to time pursuant to this prospectus, but will not pay any underwriters’ discounts or commissions.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Successor		Predecessor
	Period from February 10, 2016 to December 31, 2016		Period from January 1, 2016 to February 10,		Years ended December 31,
			2016		2015	2014	2013		2012
Ratio of earnings to fixed charges (a)	—	(b)	—	(b)	1.39	1.70	—	(b)	—	(b)

(a)	For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of (a) interest expensed and interest capitalized, (b) amortized premiums, discounts, capitalized expenses related to indebtedness, (c) an estimate of the interest expense within rental expense and (d) preference security dividend requirements of consolidated subsidiaries. Earnings is the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for income (loss) from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and then subtracting from that total (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(b)	For the period from February 10, 2016 to December 31, 2016, the period from January 1, 2016 to February 10, 2016 and the years ended December 31, 2013 and 2012, earnings were not sufficient to cover fixed charges by approximately $136.5 million, $469.0 million, $29.3 million and $171.9 million, respectively.

MARKET PRICES AND DIVIDEND POLICY

There is no established trading market for our Stapled Securities or Ordinary Shares and there has not been an established trading market for our Stapled Securities or Ordinary Shares since we emerged from bankruptcy on February 10, 2016. Therefore, we are not able to provide information regarding the trading prices for the Stapled Securities or Ordinary Shares.

We have not paid dividends on our Ordinary Shares to date and do not anticipate paying cash dividends in the immediate future as we contemplate that our cash flows will be used for debt reduction and growth. The payment of future dividends, if any, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, restrictions in financing agreements, business conditions and other factors. We are subject to certain restrictive covenants under the terms of the agreements governing our indebtedness, including restrictions on our ability to pay any cash dividends.

OFFERING PRICE

The selling holders may offer the Stapled Securities and Ordinary Shares from time to time, if and to the extent as they may determine, through public or private transactions or through other means described under “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling holders may sell the Stapled Securities and Ordinary Shares through agents they select or through underwriters and dealers they select. The selling holders also may sell the Stapled Securities and Ordinary Shares directly to investors. If the selling holders use agents, underwriters or dealers to sell the Stapled Securities or Ordinary Shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required. Neither our Stapled Securities nor our Ordinary Shares are listed on any national securities exchange and no public market currently exists for our Stapled Securities or Ordinary Shares.

PRINCIPAL AND SELLING HOLDERS

The following table sets forth as of As of April 27, 2017 information regarding the beneficial ownership of our Stapled Securities and Ordinary Shares and shows the number of Stapled Securities and Ordinary Shares and the percentage owned by:

•	each member of our Board of Directors and each of our named executive officers;

•	all of the executive officers and members of the Board of Directors as a group;

•	each selling holder; and

•	each other person known to beneficially own more than 5% of our Ordinary Shares.

As of April 27, 2017, we had 4,344,959 units of Stapled Securities and 5,000,053 Ordinary Shares outstanding. The amounts and percentages of Stapled Securities and Ordinary Shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Stapled Securities or Ordinary Shares and has not pledged any such Stapled Securities or Ordinary Shares as security.

Name of beneficial owner (1)	Number of Stapled Securities beneficially owned	Percent of Class	Units of Stapled Securities That May Be Offered For Resale (2)	Number of Ordinary Shares Beneficially Owned	Percent of Class	Number of Ordinary Shares That May Be Offered For Resale (2)
Selling Holders:
Anchorage Funds (3) (4)	1,337,235	30.78%	1,337,235	1,337,235	26.74%	1,337,235
York Funds (3) (5)	759,439	17.48%	759,439	759,439	15.19%	759,439
Vantage Drilling Company (in Official Liquidation) (6)	—	—	—	655,094	13.10%	655,094
Q Funds (3) (7)	399,162	9.19%	399,162	399,162	7.98%	399,162
Greater than 5% Shareholders:
Knighthead Funds (3) (8)	361,582	8.32%	—	361,582	7.23%	—
Directors and named executive officers:
Matthew W. Bonanno (9)	—	—	—	—	—	—
Scott McCarty (10)	—	—	—	—	—	—
Thomas R. Bates, Jr.	—	—	—	—	—	—
Esa Ikaheimonen	—	—	—	—	—	—
Nils E. Larsen	—	—	—	—	—	—
L. Spencer Wells	—	—	—	—	—	—
Ihab Toma	—	—	—	—	—	—
Paul A. Bragg (11)	—	—	—	—	—	—
Douglas W. Halkett	—	—	—	—	—	—
Thomas J. Cimino	—	—	—	—	—	—
Douglas G. Smith (12)	—	—	—	—	—	—
William L. Thomson	—	—	—	—	—	—
Edward G. Brantley (13)	—	—	—	—	—	—
Linda J. Ibrahim	—	—	—	—	—	—
Douglas E. Stewart	—	—	—	—	—	—
All directors and executive officers as a group (15 persons)	—	—	—	—	—	—

(1)	Unless otherwise indicated, the address of all beneficial owners of our Stapled Securities and Ordinary Shares set forth above is 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056.
(2)	The Stapled Securities (including the Ordinary Shares forming a part thereof and the Ordinary Shares issuable upon the conversion of the Notes forming a part thereof) and the Ordinary Shares that may be offered for resale by the selling holders pursuant to this prospectus were acquired by the selling holders in connection with our emergence from bankruptcy on February 10, 2016, in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). See “Item 1. Restructuring Agreement and Bankruptcy Proceedings under Chapter 11” in our Annual Report for additional information regarding our restructuring and how the selling holders acquired our Stapled Securities and Ordinary Shares. We have been advised that none of the selling holders is a broker-dealer and that each selling holder that is an affiliate of a broker-dealer acquired its Stapled Securities or Ordinary Shares in the ordinary course of its business and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the Stapled Securities or Ordinary Shares.
(3)	The number of Ordinary Shares beneficially owned reported herein reflects Ordinary Shares that are part of the Stapled Securities owned by this holder.
(4)	Includes (i) 15,306 units of Stapled Securities held of record by PCI Fund LLC (“PCI”) of which 12,373 units were registered pursuant to registration statement No. 333-212081, previously filed by the Registrant on Form S-1 on November 4, 2016 and declared effective on November 8, 2016 (the “Original Resale Shelf”) and 2,933 units were acquired after the filing of the Original Resale Shelf and (ii) 1,321,929 units of Stapled Securities held of record by Anchorage Capital Master Offshore, Ltd. (“ACMO” and, together with PCI, the “Anchorage Funds”) of which 999,499 units were registered pursuant to the Original Resale Shelf and 322,430 units were acquired after the filing of the Original Resale Shelf, in each case all of which may be offered for resale under this prospectus. Anchorage Advisors Management, L.L.C. (“Management”) is the sole managing member of Anchorage Capital Group, L.L.C. (“Capital Group”), the investment advisor to the Anchorage Funds. Mr. Kevin Ulrich (“Mr. Ulrich”) is the Chief Executive Officer of Capital Group and the senior managing member of Management. Management, Capital Group and Mr. Ulrich may be deemed to beneficially own the Stapled Securities held by the Anchorage Funds. Management, Capital Group and Mr. Ulrich each disclaims beneficial ownership of such Stapled Securities except to the extent, if any, of its or his pecuniary interests therein. The business address for each of the funds named in this footnote 4 is c/o Anchorage Capital Group, L.L.C., 610 Broadway, 6th Floor, New York, NY 10012.
(5)

Includes (i) 251,551 units of Stapled Securities held of record by York Global Finance BDH, LLC of which 244,471 units were registered pursuant to the Original Resale Shelf and 7,080 units were acquired after the filing of the Original Resale Shelf; (ii) 176,755 units of Stapled Securities held of record by York Credit Opportunities Investments Master Fund, L.P., all of which were registered pursuant to the Original Resale Shelf; (iii) 171,014 units of Stapled Securities held of record by York Credit Opportunities Fund, L.P., all of which were registered pursuant to the Original Resale Shelf; (iv) 4,351 units of Stapled Securities held of record by Jorvik Multi-Strategy Master Fund, L.P. of which 3,593 units were registered pursuant to the Original Resale Shelf and 758 units were acquired after the filing of the Original Resale Shelf; (v) 79,496 units of Stapled Securities held of record by York Multi-Strategy Master Fund, L.P., all of which were registered pursuant to the Original Resale Shelf; (vi) 47,030 units of Stapled Securities held of record by York Capital Management, L.P., all of which were registered pursuant to the Original Resale Shelf; (vii) 10,000 units of Stapled Securities held by York European Focus Master Fund, L.P., all of which were acquired after the filing of the Original Resale Shelf; and (viii) 19,242 units of Stapled Securities held by York European Opportunities Investments Master Fund, L.P., all of which were acquired after the filing of the Original Resale Shelf, in each case all of which may be offered for resale under this prospectus. The manager of York Global Finance BDH, LLC is York Global Finance Manager, LLC. The general partner of York Credit Opportunities Investments Master Fund, L.P. and York Credit Opportunities Fund, L.P. is York Credit Opportunities Domestic Holdings, LLC. The general partner of Jorvik Multi-Strategy Master Fund, L.P., York Multi-Strategy Master Fund, L.P. and York Capital Management, L.P. is Dinan Management, L.L.C. The general partner of York European Focus Master Fund, L.P. is York European Focus Domestic Holdings, LLC and the general partner of York European Opportunities Investments Master Fund, L.P. is

York European Opportunities Domestic Holdings, LLC. The managing member or senior managing member, as the case may be, of each of the managers or general partners, as applicable, of the funds described in this footnote 5 is York Capital Management Global Advisors, LLC. James G. Dinan is the chairman and controls York Capital Management Global Advisors, LLC. York Global Finance Manager, LLC, York Credit Opportunities Domestic Holdings, LLC, Dinan Management, L.L.C., York European Focus Domestic Holdings, LLC, York European Opportunities Domestic Holdings, LLC, York Capital Management Global Advisors, LLC, and James G. Dinan may be deemed to beneficially own the Stapled Securities held by the respective fund over which they serve as manager, general partner, investment manager or investment advisor, as the case may be. York Global Finance Manager, LLC, York Credit Opportunities Domestic Holdings, LLC, Dinan Management, L.L.C., York European Focus Domestic Holdings, LLC, York European Opportunities Domestic Holdings, LLC, York Capital Management Global Advisors, LLC, and James G. Dinan, as the case may be, each disclaim beneficial ownership of such Stapled Securities except to the extent of their pecuniary interests therein. A partner of York Capital Management Global Advisors, LLC, Matthew W. Bonanno, is currently on the board of directors of Vantage Drilling International. Representatives of York Capital Management Global Advisors, LLC, Meghan Force and Richard Swanson, are currently on the liquidation committee for Vantage Drilling Company on behalf of York Global Finance BDH, LLC. The business address for each of the funds named in this footnote 5 is 767 5th Avenue, 17th Floor, New York, NY 10153.
(6)	The ordinary shares held of record by Vantage Drilling Company (in Official Liquidation) (“VDC”) are beneficially owned by the Joint Official Liquidators of VDC. Prior to the Company’s emergence from bankruptcy on February 10, 2016, the Company was a wholly owned subsidiary of VDC. The business address of VDC is c/o KPMG, P.O. Box 493, Century Yard, Cricket Square, Grand Cayman KY1-1106, Cayman Islands.
(7)	Includes 176,517 units of Stapled Securities held of record by Q Global Capital Management, L.P. (“QGCM”), on behalf of Q5-R5 Trading Ltd. (“Q5”) pursuant to an investment management agreement; pursuant to such agreement, QGCM has sole voting and dispositive power of Q5’s shares, and Q5 has no beneficial ownership of such shares; QGCM is controlled by its general partner, Q Global Advisors, LLC, which is controlled by Geoffrey P. Raynor; (ii) 4,586 units of Stapled Securities held of record by Amalgamated Gadget, L.P. (“Amalgamated”) for and on behalf of L3, Ltd. (“L3”) pursuant to an investment management agreement; pursuant to such agreement, Amalgamated has sole voting and dispositive power of L3’s shares, and L3 has no beneficial ownership of such shares; Amalgamated is controlled by its general partner, Scepter Holdings, Inc. (“Scepter”), which is controlled by Geoffrey P. Raynor; (iii) 15,888 units of Stapled Securities held of record by Prufrock Offshore, L.P. (“Prufrock Offshore”) for and on behalf of R3, Ltd. (“R3”) pursuant to an investment management agreement; pursuant to such agreement, Prufrock Offshore has sole voting and dispositive power of R3’s shares, and R3 has no beneficial ownership of such shares; Prufrock Offshore is controlled by its general partner, J Alfred Offshore, LLC, which is controlled by Geoffrey P. Raynor; (iv) 22,765 units of Stapled Securities held of record by Worldwide Sprockets, L.P. (“Sprockets”) for and on behalf of R4, Ltd. (“R4”) pursuant to an investment management agreement; pursuant to such agreement, Sprockets has sole voting and dispositive power of R4’s shares, and R4 has no beneficial ownership of such shares; Sprockets is controlled by its general partner, Excalibur Worldwide, LLC, which is controlled by Geoffrey P. Raynor; (v) 33,730 units of Stapled Securities held of record by Star Spangled Sprockets, L.P. (“SSS”) as general partner of Q4 Funding, L.P. (“Q4”); the general partner of SSS is Excalibur Domestic, LLC, which is controlled by Geoffrey P. Raynor; (vi) 7,214 units of Stapled Securities held of record by Prufrock Onshore, L.P. (“Prufrock Onshore”) as general partner of Q Funding III, L.P. (“Q3”); the general partner of Prufrock Onshore is J Alfred Onshore, LLC, which is controlled by Geoffrey P. Raynor; (vii) 94,307 units of Stapled Securities held of record by Scepter as general partner of Acme Energized, L.P (“Acme Energized”); and (viii) 1,401 units of Stapled Securities held of record by Q Employees, LLC (“Q Employees”), as general partner of Acme Employees, L.P. (“Acme Employees”); which is controlled by Geoffrey Raynor.

In addition to the units of Stapled Securities described above, which were registered pursuant to the Original Resale Shelf, the above figure includes the following units of Stapled Securities that were acquired subsequent to the filing of the Original Resale Shelf and are also being offered for resale under this prospectus: (i) 36,900 units of Stapled Securities held of record by Scepter as general partner of Acme Energized, (ii) 617 units of Stapled Securities held of record by Q Employees as general partner of Acme Employees, (iii) 4,331 units of Stapled Securities held of record by Amalgamated for and on behalf of L3 as described above, (iv) 857 units of Stapled Securities held of record by SSS as general partner of Q4 and (v) 49 units of Stapled Securities held of record by Prufrock Onshore as general partner of Q3.

All of Stapled Securities of each of the funds named in this footnote 7 may be offered for resale. Renegade Swish, LLC, an affiliate of each of the funds named in this footnote 7, employs a current member of the Board of Directors of Vantage Drilling International, Mr. Scott McCarty, and also previously employed Mr. Robert Tamburrino, the former Chief Restructuring Officer of Vantage Drilling International. The business address of each of the beneficial owners named in this footnote 7 is 301 Commerce Street, Suite 3200, Fort Worth, Texas 76102.

(8)	Includes (i) 26,614 units of Stapled Securities held of record by Knighthead Annuity and Life Assurance Company (“Knighthead Annuity”) on whose behalf, its investment advisor, Knighthead Capital Management, LLC (“Knighthead Capital”), has full discretion to make investment decisions; (ii) 27,341 units of Stapled Securities held of record by Knighthead (NY) Fund, LP (“Knighthead NY”) of which Knighthead (NY) GP, LLC (“Knighthead NY GP”) is the general partner; and (iii) 307,627 units of Stapled Securities held of record by Knighthead Master Fund LP (“Knighthead Master” and, together with Knighthead Annuity and Knighthead NY, the “Knighthead Funds” ) of which Knighthead GP, LLC (“Knighthead GP”) is the general partner. Knighthead Capital is the investment advisor for the Knighthead Funds, and the managing members of Knighthead Capital are Thomas Wagner and Ara Cohen (collectively the “Knighthead Managers”). Knighthead Capital, Knighthead NY GP, Knighthead GP, and each of the Knighthead Managers may be deemed to beneficially own the Stapled Securities held by the respective fund over which they serve as investment advisor or general partner, as the case may be. Knighthead Capital, Knighthead NY GP, and Knighthead GP, as the case may be, disclaim beneficial ownership of such Stapled Securities. The business address for each of the Knighthead Funds is 1140 Avenue of the Americas, 12th Floor, New York, NY 10036.
(9)	Does not include 759,439 Stapled Securities held by the York Funds. Mr. Bonanno, a partner of York Capital Management Global Advisors, LLC, is currently on the Board of Directors of Vantage Drilling International. Mr. Bonanno disclaims beneficial ownership of any Stapled Securities or ordinary shares owned directly or indirectly by the York Funds.
(10)	Does not include 399,162 Stapled Securities held by the Q Funds. Mr. McCarty, a current member of our Board of Directors, is employed by Renegade Swish LLC, an affiliate of each of the Q Funds listed in footnote 7. Mr. McCarty disclaims beneficial ownership of any Stapled Securities or ordinary shares owned directly or indirectly by the Q Funds.
(11)	Effective March 21, 2016, Mr. Bragg resigned as the President, Chief Executive Officer and principal executive of the Company, and as a director of the Company.
(12)	Effective September 21, 2016, Mr. Smith stepped down as Chief Financial Officer of the Company.
(13)	Effective March 31, 2017, Mr. Brantley retired from his position as Chief Accounting Officer of the Company.

Relationships with Selling Holders

None of the selling holders has had any material relationships with the Company within the past three years other than representation on the Company’s Board of Directors or other executive officer positions, as described in the table above and under “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report.

SECURITIES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Ordinary Shares or Stapled Securities. We cannot predict the effect, if any, that sales of Ordinary Shares or Stapled Securities or the availability of Ordinary Shares or Stapled Securities for sale will have on the market price of our Ordinary Shares and Stapled Securities prevailing from time to time. Sales of substantial amounts of our Ordinary Shares or Stapled Securities in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our Ordinary Shares and Stapled Securities.

All of our Stapled Securities currently outstanding were originally issued in transactions exempt from registration pursuant to Section 1145 of Title 11 of the United States Code, commonly known as the Bankruptcy Code, and accordingly, are freely tradeable except by persons that are deemed to be our affiliates. To the extent a person holds securities of the Company that are deemed to be “restricted securities” (as defined under Rule 144 of the Securities Act), such securities may be sold pursuant to an effective registration statement or pursuant to an exemption from registration, including pursuant to Rule 144 as described below.

Rule 144

In general, under Rule 144 of the Securities Act (“Rule 144”), as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the securities proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such securities without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the securities proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such securities without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, our affiliates or persons selling securities on behalf of our affiliates, who have beneficially owned restricted securities within the meaning of Rule 144 for at least six months, are entitled to sell within any three-month period, a number of Ordinary Shares or an amount of Stapled Securities that does not exceed the greater of:

•	1% of the number of Ordinary Shares or Stapled Securities, as applicable, then outstanding; or

•	the average weekly trading volume of the Ordinary Shares or Stapled Securities, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF STAPLED SECURITIES

The following description is a summary of the material provisions of the Indenture under which we issued 4,344,959 units of Stapled Securities (the “Stapled Securities”). This summary does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the Stapled Securities. Copies of the Indenture, including the form of Stapled Security, are available as set forth in this prospectus under “Description of the Notes—Additional Information.” You can find the definitions of certain terms used in this description under “Description of the Notes—Certain Definitions.” In this description, the “Company” refers only to Vantage Drilling International, a Cayman Islands exempted company with limited liability, and any successor.

General

On the Issue Date, the Company issued 4,344,959 units of Stapled Securities pursuant to the Indenture. The Stapled Securities were issued in denominations of 1 unit and integral multiples of 1 unit in excess thereof. Each Stapled Security initially represents:

•	One Ordinary Share; and

•	An original issuance amount of $172.61 principal amount of the Notes.

The ratio of Ordinary Shares to Notes represented by a Stapled Security is subject to adjustment upon the payment of PIK Interest and certain cases of redemption or conversion of the Notes, as well as share splits, share dividends, consolidation or reclassification of our Ordinary Shares. See “—Adjustments to Ratio.” Within fifteen (15) days of the occurrence of any such event, the Company will deliver a notice of the increase or decrease to the holders of Notes, which notice shall state (i) the amount of the increase or decrease, (ii) the event giving rise to such increase or decrease and (iii) the principal amount of Notes and/or number of Ordinary Shares included in each Stapled Security following such increase or decrease. The Notes and the Ordinary Shares represented by Stapled Securities may not be transferred or exchanged separately, and may be transferred or exchanged only together until separated. Holders of Stapled Securities may not separate their Stapled Securities into the component Notes and Ordinary Shares. Such Notes and Ordinary Shares represented by Stapled Securities may only be separated upon the occurrence of the events discussed below under “—Automatic Separation.”

Holders of Stapled Securities are the beneficial owners of the Ordinary Shares and Notes represented by such Stapled Securities and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the Indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Ordinary Shares and Notes, as applicable.

The Stapled Securities will be available in book-entry form only. As discussed below under “—Book Entry Settlement and Clearance,” a nominee of DTC will be the sole registered holder of the Stapled Securities. That means you will not be a registered holder of Stapled Securities or be entitled to receive a certificate evidencing your Stapled Securities. Accordingly, you must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of Stapled Securities that are described below. You should consult with your broker or financial institution to find out what those procedures are.

Automatic Separation

Upon the occurrence of any of the following events, the Ordinary Shares associated with each Stapled Security affected will automatically separate:

•	the repayment in full by the Company of the Notes in the event that the principal of the Notes has become due and payable, whether at Stated Maturity or upon acceleration thereof;

•	the conversion of all of the Notes into Ordinary Shares pursuant to the Indenture in accordance with the provisions described under “Description of the Notes—Conversion Rights;”

•	the payment by the Company of the applicable redemption price in accordance with the terms of the Indenture in connection with any exercise by the Company of its right to redeem all of the Notes;

•	the payment by the Company of the applicable purchase price for Notes associated with such Ordinary Shares in accordance with the terms of the Indenture in the event of any exercise by a holder of Notes of its right to require the Company to repurchase its Notes pursuant to the provisions of the Indenture described under “Description of the Notes—Redemption and Offer to Purchase—Change of Control;” or

•	the payment by the Company of the applicable purchase price for Notes associated with such Ordinary Shares in accordance with the terms of the Indenture following any exercise by a holder of Notes of its right to require the Company to repurchase its Notes in connection with an Asset Sale Offer pursuant to the provisions of the Indenture described under “Description of the Notes—Asset Sales.”

In addition, upon the acquisition of a Stapled Security by the Company or any Subsidiary of the Company that is treated as an entity disregarded as separate from the Company for U.S. federal income tax purposes, the Ordinary Shares and Notes associated with such Stapled Security will automatically separate.

Adjustments to Ratio

The ratio of Ordinary Shares to Notes represented by a Stapled Security is subject to change upon the occurrence of the events set forth in this section.

First, if the Company exercises its option to redeem the Notes in part, and such redemption does not include redemption of all of the outstanding Notes on the applicable Redemption Date, a corresponding adjustment will be made to any Stapled Securities that remain outstanding following such Redemption Date to reflect the reduction in the principal amount of Notes represented by each Stapled Security.

Second, if the Notes are converted pursuant to the provisions of the Indenture described under “Description of the Notes—Conversion Rights” in part, and such conversion does not include conversion of all of the outstanding Notes, a corresponding adjustment will be made to any Stapled Securities that remain outstanding following such conversion to reflect the reduction in the principal amount of Notes represented by each Stapled Security.

Third, if the Notes are being redeemed in connection with an Event of Loss, and such redemption does not include redemption of all of the outstanding Notes on the applicable Redemption Date, a corresponding adjustment will be made to any Stapled Securities that remain outstanding following such Redemption Date to reflect the reduction in the principal amount of notes represented by each Stapled Security.

Fourth, upon the making by the Company of any payment of PIK Interest, whether through increasing the principal amount of the outstanding Notes or through the issuance of PIK Notes under the Indenture, a corresponding adjustment will be made to each Stapled Security to reflect the increase in the principal amount of Notes represented by each Stapled Security.

Finally, upon the occurrence of a share split, share dividend, consolidation or reclassification of the Ordinary Shares, the corresponding adjustments will be made to the number of Ordinary Shares included in each Stapled Security.

Amendments

The Company and the Security Custodian (the “Security Custodian”) and Security Registrar (the “Security Registrar”), as applicable, may amend or supplement the Stapled Securities without the consent of any holder of the Stapled Securities (i) to cure any ambiguity, defect or inconsistency or (ii) to make any change that would provide any additional rights or benefits to the holders of the Stapled Securities or that in the good faith judgment of the Board of Directors of the Company does not adversely affect in any material respect the legal rights under the Stapled Securities (including, without limitation, any and all amendments or supplements necessary, advisable or desirable in the good faith judgment of the Board of Directors of the Company as a result of changes in law or regulation), provided, however, that nothing in this clause (ii) shall result in or allow for the separation of the Ordinary Shares or the Notes from the Stapled Securities other than as contemplated under the caption “—Automatic Separation” above as in effect on the Issue Date. In addition, the Stapled Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding that are part of the Stapled Securities, acting in accordance with, and subject to the limitations contained in, the provisions of the Indenture described under the caption “Description of the Notes—Amendment, Supplement and Waiver” applied mutatis mutandis hereto. Any such vote shall be binding upon all holders of Stapled Securities. No separate vote of holders of the Ordinary Shares shall be required. Notwithstanding the foregoing, and for the avoidance of doubt, no such amendment or supplement shall (i) alter or modify any of the terms of the Ordinary Shares or, except as specifically contemplated thereby and in accordance with the terms of the Indenture, the Notes or (ii) make any change to this provision.

Governing Law

The Stapled Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book Entry Settlement and Clearance

The Depository Trust Company (“DTC”) will act as the securities depositary (the “Security Depositary”) for the Stapled Securities. The Notes and the Ordinary Shares represented by the Stapled Securities and the Stapled Securities were issued in fully-registered form and are represented by a global certificate to which the global Note global Ordinary Share certificates are attached. The Stapled Securities are registered in the name of DTC’s nominee Cede & Co. All global Stapled Securities will be exchanged by the Company for certificated Stapled Securities if the Company delivers to the Security Registrar and Security Custodian notice from the Security Depositary that it is unwilling or unable to continue to act as Security Depositary or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor Security Depositary is not appointed by the Company within 90 days after the date of such notice from the Security Depositary.

Book Entry Procedures

If you intend to purchase Stapled Securities in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit on DTC’s records. The ownership interest of each actual purchaser of the Stapled Securities, who we refer to as a “beneficial owner,” is to be recorded on the participant’s records.

All interests in the Stapled Securities will be subject to the operations and procedures of DTC. The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participant”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it, ownership of interests in the Stapled Securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Stapled Securities).

All interests in Stapled Securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global Stapled Security to such Persons will be limited to that extent.

Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a global Stapled Security to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Stapled Securities will not have Stapled Securities registered in their names, will not receive physical delivery of Stapled Securities in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of Stapled Securities (or the underlying Ordinary Shares and Notes) registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder thereof. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Stapled Securities, including the global Stapled Securities, are registered as the owners of the Stapled Securities for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(a) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interest in the Stapled Securities or the underlying Ordinary Shares and Notes) or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Stapled Securities; or

(b) any other matter relating to the actions and practices of DTC or any of its Participants, or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Stapled Securities (or the underlying Ordinary Shares and Notes), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of the Stapled Securities as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Stapled Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Stapled Securities, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

We or the Trustee will be responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent will be responsible for the disbursement of those payments to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global Stapled Security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Stapled Securities, or the underlying Notes or Ordinary Shares comprising the Stapled Securities, only at the direction of one or more Participants to whose account DTC has credited the interests in the global Stapled Securities and only in respect of such Stapled Securities as to which such Participant or Participants has or have given such direction.

None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Security Registrar & Security Custodian

U.S. Bank National Association is the Security Registrar and Security Custodian for the Stapled Securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association (as further amended or restated from time to time, the “Memorandum and Articles”), the Companies Law (2013 Revision) of the Cayman Islands (as amended from time to time, the “Companies Law”) and the common law of the Cayman Islands.

The following description of our share capital, together with the additional information we may include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our share capital that we may offer under this prospectus. For the complete terms of our share capital, please refer to our Memorandum and Articles, which are filed as an exhibit to the registration statement that includes this prospectus.

Description of Ordinary Shares

We are currently authorized to issue 50,000,000 ordinary shares (the “Ordinary Shares”) with a par value of US$0.001 per share. As of April 27, 2017, we had 5,000,053 Ordinary Shares issued and outstanding.

All outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in the register of members (shareholders) of the Company.

Voting Rights. Our shareholders may freely hold and vote their shares. At a general meeting of the Company, on a show of hands every shareholder who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorized representative or proxy, shall have one vote and on a poll every shareholder shall have one vote for every share of which he is the holder.

Shareholders holding at least a majority of the issued and outstanding shares of the Company shall be a quorum unless the Company has only one shareholder entitled to vote at such general meeting in which case the quorum shall be that one shareholder present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy.

Shareholders’ meetings shall be held annually in May of each year or at such time as may be determined by the directors. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least ten percent in par value of the capital of the Company which carries the right to vote. Advance notice to shareholders of at least ten calendar days (but not more than sixty calendar days) is required for the convening of any shareholders’ meeting. No business may be transacted at general meetings of shareholders other than business specified in the notice of the meeting, which is otherwise properly brought at the direction of our board of directors or, in the case of an annual general meeting, relates to the nomination for election of a director made by our shareholders.

An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast in a general meeting, while a special resolution requires no less than two-thirds of the votes cast. A special resolution is required for certain important matters prescribed by the Companies Law, such as a change of name or making any changes to our Memorandum and Articles. Both any ordinary resolution and special resolution may be passed by a unanimous written resolution. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and canceling any shares.

Our Memorandum and Articles do not provide for cumulative voting rights.

Dividends. The holders of our Ordinary Shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by the directors out of funds legally available for the payment of dividends in accordance with the Companies Law and the Memorandum and Articles. We have not paid any dividends on our Ordinary Shares.

Directors. The Company shall have a board of up to seven directors.

Appointment and Removal of Directors. At each annual general meeting of the Company, directors shall be elected for a term of office to expire at the next annual general meeting of the Company. The directors may appoint any person to be a director to fill a vacancy. Our Memorandum and Articles set out the procedure by which a shareholder may nominate a person for election as a director at an annual general meeting.

Calls on Shares and Forfeiture of Shares. The directors may make calls upon the shareholders for any monies unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment, and each shareholder must pay to the Company the amount called on the Ordinary Shares. The shares that have been called upon and remain unpaid at the specified time are subject to forfeiture.

Winding Up. On the winding up of the Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Transfer of the Ordinary Shares. The Ordinary Shares are transferable and the directors have no discretion to decline to register any transfer of the Ordinary Shares.

Ordinary Shares held by shareholders party to the Shareholders Agreement by and among the Company and the holders party thereto are subject to certain additional restrictions on transfer set forth in the Shareholders Agreement. Ordinary Shares held by shareholders party to the Shareholders Agreement are also subject to certain tag-along and drag-along rights set forth in the Shareholders Agreement.

Redemption of Shares. Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the shareholders, in such manner as may be determined by special resolution before the issue of the shares.

Variation of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Directors’ Liability; Indemnification of Directors and Officers

Under the Memorandum and Articles any director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that such director may incur by his own actual fraud or willful default. No such director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer. References in the relevant article in the Memorandum and Articles to actual fraud or willful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company, which maintains the register of members of the Company.

National Securities Exchange Listing

Our Ordinary Shares are not listed on any national securities exchange and there can be no assurance that our Ordinary Shares will achieve a listing on a national securities exchange.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances the Cayman Islands Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

DESCRIPTION OF THE NOTES

The following description is a summary of the material provisions of the Indenture under which we issued the Notes and the related note guarantees (the “Note Guarantees”). The following description also contains a summary of the Collateral Agreements we entered into in connection with the issuance of the Notes. This summary does not restate those agreements in their entirety. We urge you to read those agreements because they, and not this description, will define your rights as holders of the Notes. Copies of the Indenture, the Note Guarantees and the Collateral Agreements, including the Intercreditor Agreements, are available as set forth below under “—Additional Information.” You can find the definitions of certain terms used in this descriptor below under the subheading “—Certain Definitions.” In this description, the “Company” refers only to Vantage Drilling International, a Cayman Islands exempted company with limited liability, and any successor.

Brief Description of the Notes and the Note Guarantees

On February 10, 2016 (the “Issue Date”), the Company issued the Notes under the Indenture with the Guarantors and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (as amended, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The Notes were issued in fully-registered form, without coupons, and are represented by one or more global Notes registered in the name of Cede & Co., the nominee of DTC, and will be attached to the related Stapled Security. See “Description of Stapled Securities—Book Entry Settlement and Clearance.”

The Notes are:

•	senior secured obligations of the Company;

•	subordinated in right of payment to the Credit Agreement and the Senior Secured Notes pursuant to the provisions of the Third Lien Intercreditor Agreement;

•	equal in right of payment with all of the Company’s other existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes;

•	effectively senior to any of the Company’s unsecured indebtedness, to the extent of the value of the collateral securing the Notes and the Note Guarantees;

•	effectively junior to all of the Company’s existing and future first-priority and second-priority senior secured indebtedness (including, for the avoidance of doubt, the Credit Agreement and the Senior Secured Notes), to the extent of the collateral securing such indebtedness; and

•	unconditionally guaranteed on a senior secured third priority basis by the Guarantors.

The Notes are guaranteed on a senior secured third priority basis by each of the Company’s existing and future Subsidiaries (other than Immaterial Subsidiaries), including any existing and future Subsidiaries that guarantee Obligations under any Credit Facility. The Note Guarantees are:

•	senior secured obligations of the Guarantors;

•	subordinated in right of payment to the Credit Agreement and the Senior Secured Notes pursuant to the provisions of the Third Lien Intercreditor Agreement;

•	equal in right of payment with all of the Guarantors’ other existing and future senior indebtedness;

•	senior in right of payment to any of the Guarantors’ future indebtedness that is expressly subordinated in right of payment to the Notes;

•	effectively senior to any of the Guarantors’ unsecured indebtedness, to the extent of the value of the collateral securing the Note Guarantees; and

•	effectively junior to all of the Guarantors’ existing and future first-priority and second-priority senior secured indebtedness (including, for the avoidance of doubt, the Credit Agreement and the Senior Secured Notes), to the extent of the collateral securing such indebtedness.

The Notes will be convertible into our ordinary shares as described below under “—Conversion Rights,” based upon the Initial Conversion Rate of approximately 0.01046 ordinary shares per $1.00 principal amount of Notes (equivalent to the Initial Conversion Price of $95.60 per ordinary share). The conversion rate will be adjusted as described under “Conversion Rights—Conversion Rate Adjustment.”

As of December 31, 2016, we had approximately $974.4 million aggregate principal amount of debt outstanding, consisting of $141.6 million under the Credit Agreement, $76.1 million of our Senior Secured Notes and approximately $756.7 million of the Notes. Subject to the restrictions in the Credit Agreement and the indentures governing our Senior Secured Notes and the Notes, we may incur additional indebtedness.

The registered holder of a Note is treated as the owner of it for all purposes. Only registered holders have rights under the Indenture.

Restricted and Unrestricted Subsidiaries

On the Issue Date, all of the Company’s Subsidiaries were “Restricted Subsidiaries.”

Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Board of Directors of the Company is permitted to designate certain of the Company’s Restricted Subsidiaries or newly created or acquired Subsidiaries, if any, as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not be subject to many of the restrictive covenants in the Indenture and do not guarantee the Notes.

Principal, Maturity and Interest

The Company issued approximately $750.0 million in aggregate principal amount of Notes on the Issue Date. The Company may issue additional Notes under the Indenture from time to time, subject to the limitations contained in the Indenture. Any issuance of additional Notes will be subject to all of the covenants in the Indenture. The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Notes are in minimum denominations of $1.00 and integral multiples of $0.01 in excess thereof, except as otherwise provided in the Indenture, and are attached to the related Stapled Security.

The aggregate principal amount of the Notes that may be issued under the Indenture may not exceed the sum of (i) the Initial Notes and (ii) the maximum principal amount of Notes (the “Additional Notes”) that may be issued pursuant to awards granted from time to time under the Management Incentive Plan, such maximum principal amount to be determined in accordance with the terms of the Management Incentive Plan as in effect on the Issue Date provided that nothing in this sentence shall restrict (i) the payment of PIK Interest, (ii) the increasing of the principal amount of the Notes in connection with the payment of PIK Interest or (iii) the issuance of PIK Notes in accordance with the terms of the Indenture. Additional Notes shall be issued in minimum denominations of the Current Principal Amount of Notes per Unit at the time any such Additional Notes are issued, such denomination not to be less than $1.00, and integral multiples of $0.01in excess thereof, and will be attached to the related Stapled Security.

Interest on the Notes will accrue at the rate of 1.0% per year prior to the fourth anniversary of the Issue Date, and will be payable in kind, semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2016 (each, an “Interest Payment Date”). From and after the fourth anniversary of the Issue Date, interest on the Notes will accrue at the rate of 12.0% per year and will be payable in kind, semi-annually in arrears on each Interest Payment Date. Interest on overdue principal and interest will accrue at a rate that is 1.0% higher than the then applicable interest rate on the Notes. All interest payments will be made as PIK Interest; provided, that, for any Notes that have not been converted into Ordinary Shares in accordance with the provisions described under the caption “—Conversion Rights” prior to the Maturity Date, the final interest payment on the Maturity Date will be made in cash. The Company will make each interest payment to the holders of record on the immediately preceding June 15 and December 15 (each a “Record Date”). Interest on the Notes will accrue for any additional Notes from the date of original issuance or, if interest has already been paid, from the date it was most recently paid; provided, however, that solely for purposes of the accrual of interest, additional Notes issued after the Issue Date will be deemed to have been outstanding as of the later of the Issue Date or the most recent Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For the avoidance of doubt, all references to “interest” mean the initial interest rate borne by the Notes and any increases in that rate to the extent overdue interest accrues on the Notes, any Default Interest as set forth under “—Events of Default and Remedies.”

In connection with the payment of PIK Interest in respect of the Notes, the Company shall increase the outstanding principal amount of the Notes outstanding under the Indenture. If the Company is prohibited by the requirements of the depository or law from paying PIK Interest by increasing the outstanding principal amount of the Notes outstanding under the Indenture, the Company shall issue additional Notes (“PIK Notes”) under the Indenture on the same terms and conditions as the Notes issued on the Issue Date (other than the issuance dates, denominations and the date from which interest will accrue).

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium (including the Applicable Premium), if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes (“Default Interest”). All references herein to “interest” shall mean the initial interest rate borne by the Notes plus any Default Interest.

All references herein to Notes shall include any Additional Notes and PIK Notes, references to “principal amount” of the Notes shall include any increase in the principal amount of any outstanding Notes as a result of a payment of PIK Interest.

Methods of Receiving Payments on and Converting the Notes

Payments of principal of and premium (including the Applicable Premium), if any, and any amount payable in cash on the Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make payments by check mailed to the holders at their address set forth in the register of holders; provided that all payments of principal of and premium (including the Applicable Premium), if any, and any amount payable in cash on the Notes represented by one or more global Notes registered in the name of The Depository Trust Company (“DTC”) or its nominee will be made by the paying agent by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

The Notes may be presented for conversion at the office or agency of the conversion agent.

Paying Agent, Registrar and Conversion Agent for the Notes

U.S. Bank National Association is acting as paying agent, registrar and conversion agent. The Company may change the paying agent, registrar or conversion agent without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent, registrar or conversion agent.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Tax Treatment

The Notes, being deemed stapled to the Ordinary Shares of the Company as components of the Stapled Securities and thus transferrable or exchangeable only together as part of a Stapled Security (unless separated in accordance with the terms thereof in the limited circumstances specified in such Stapled Security), are intended to be treated as common stock of the Company for U.S. federal income tax purposes. Accordingly, the Company, the Guarantors, the Trustee, the Noteholder Collateral Agent and the holders of the Notes will treat the Notes and Ordinary Shares, together as components of the Stapled Securities, as common stock of the Company for U.S. federal income tax purposes (subject to definitive guidance from the U.S. Internal Revenue Service or a court of competent jurisdiction to the contrary). To the extent permitted by applicable law, all of the foregoing will report consistent therewith for U.S. state and local income tax purposes.

Note Guarantees

The Notes are guaranteed on a senior secured third priority basis by each of the Company’s existing and future Subsidiaries (other than Immaterial Subsidiaries) who also guarantee the Credit Agreement or the obligations of the Company or any Guarantor under any Credit Facility. After the Credit Agreement ceases to be outstanding, the Notes will be guaranteed on a senior secured third priority basis by (a) any newly acquired or created Restricted Subsidiary other than an Immaterial Subsidiary, (b) any Restricted Subsidiary that is an Immaterial Subsidiary that ceases to be an Immaterial Subsidiary, and (c) any Subsidiary of the Company that is not already a Guarantor that guarantees any Credit Facility, owns any Vessel, is subject of a Contract Winning Trigger or becomes an Internal Charterer. The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Investment in our Company’s Securities—U.S. federal, state and foreign fraudulent transfer laws may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and require holders of the Notes to return payments received. If this occurs, holders of the Notes may not receive any payments on the Notes.” If the Note Guarantee of a Guarantor is determined to be a fraudulent conveyance, holders of the Notes may not receive any payment on the Notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, the Note Guarantees and the other Obligations under the Indenture and the Collateral Agreements, as applicable, pursuant to a supplemental indenture or an amendment thereto reasonably satisfactory to the Trustee and the Noteholder Collateral Agent; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture and the Collateral Agreements,

provided, however, that the transfer, sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole will be governed by the “Merger, Consolidation; Sale of Assets” and “Asset Sales” covenants and may be subject to the “Change of Control” covenant.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate the “Merger, Consolidation; Sale of Assets” or “Asset Sales” covenants and complies with the Collateral Agreements;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate the “Merger, Consolidation; Sale of Assets” or “Asset Sales” provisions of the Indenture and complies with the Collateral Agreements;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(5)	as provided in the Intercreditor Agreements or any other intercreditor agreement entered into in accordance with the terms of the Indenture; or

(6)	to the extent that any Subsidiary of the Company that was not already a Guarantor became a Guarantor solely because it was the subject of a Contract Winning Trigger, following the occurrence of a Contract Unwind Trigger provided that the conditions to that release are satisfied.

Security

Collateral Agreements

The Note Obligations will be secured by a Required Priority Lien on the Equity Interests of the Company and substantially all of the existing and future property and assets of the Company and the Guarantors, including the following:

(1)	(a) the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller under Ship Mortgages dated February 10, 2016, and (b) the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer under Ship Mortgages dated February 10, 2016, with related Deeds of Covenant dated February 10, 2016 as amended by Amendment No. 1 thereto;

(2)	all other assets of the Company and the Guarantors, which will include accounts receivable (and supporting obligations related to the payment or performance thereof), general intangibles and equipment;

(3)	assignments of all insurance in respect of the Vessels and other applicable insurance of the Company and the Guarantors in respect of other Collateral;

(4)	assignments of the earnings of the Company or any Guarantor or Internal Charterer that is party to a Drilling Contract; and

(5)	the Equity Interests of the Guarantors.

Notwithstanding the foregoing, the Collateral will not include (i) any accounts, contracts, licenses or other general intangibles, or any permits, instruments, promissory notes or chattel paper, if and to the extent such account, contract, license, general intangible, permit, instrument, promissory note or chattel paper contains restrictions on assignments and/or the creation of Liens, or under which such an assignment or Lien would cause a default to occur under, or a termination pursuant to the terms of, such account, contract, license, general intangible, permit, instrument, promissory note or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9- 409 of Article 9 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, invalidity, lapse or termination of any such provisions, the Collateral will include such accounts, contracts, licenses, general intangibles, permits, instruments, promissory notes or chattel paper, as applicable, (ii) titled vehicles the perfection of security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction and that constitute passenger vehicles, light trucks (such as crew trucks with rated capacities ranging from one-half ton to one ton) and forklifts, (iii) rental equipment the title to which is held by a third party, to the extent not prohibited under the Indenture or any Indenture Document, and (iv) property and assets owned by the Company or any Guarantor in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law (but only for so long as the Company or such other Guarantor has not obtained such approval or consent).

In addition, the Indenture, and the applicable Collateral Agreements, provide that any capital stock and other securities of any of the Guarantors will be excluded from the Collateral to the extent the pledge of such capital stock or other securities to secure the Notes would cause such Guarantor to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

The Liens will secure the payment and performance when due of all of the Note Obligations of the Company and the Guarantors, in each case as provided in the Collateral Agreements.

If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Collateral Agreements or there is a new Guarantor, then the Company or such Guarantor will, as soon as practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 20 business days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements, grant Liens having Required Priority on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Third Lien Claimholders and deliver certain certificates (including in the case of real property, title insurance) in respect thereof as required by the Indenture or the Collateral Agreements and take all necessary steps to perfect the security interest represented by such Liens.

So long as no Default or Event of Default has occurred and is continuing, and subject to the Third Lien Intercreditor Agreement and certain other terms and conditions, the Company and the Guarantors will be entitled to receive all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them, except in connection with a sale of any such Collateral which will be governed by the Intercreditor Agreements and the Indenture, including the “Merger, Consolidation; Sale of Assets” and “Asset Sales” covenants and the provisions of the Collateral Agreements as set forth under “—Release of Liens.”

Subject to the terms and conditions of the Third Lien Intercreditor Agreement and the other Collateral Agreements, upon the occurrence and during the continuance of an Event of Default:

(1)	all rights of the Company and the Guarantors to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Noteholder Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

(2)	all rights of the Company and the Guarantors to receive all cash dividends, principal, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, principal, interest and other payments will be paid to the Noteholder Collateral Agent; and

(3)	the Noteholder Collateral Agent may sell the Collateral or any part of the Collateral in accordance with the terms of the Third Lien Intercreditor Agreement and the Collateral Agreements.

Subject to the terms and conditions of the Third Lien Intercreditor Agreement, at any time that an Event of Default has occurred and be continuing, the Noteholder Collateral Agent will apply (or turn over to the applicable Third Lien Claimholder for application) all or any part of the proceeds of any collection or sale of the Collateral, and any Collateral consisting of cash, including any proceeds of any Note Guarantee, in payment of the Notes Obligations in the order set forth in the Indenture or Third Lien Intercreditor Agreement.

Intercreditor Agreements

On the Issue Date, the obligations of the Company and the Guarantors under the Indenture were secured on a third-priority subordinated basis.

In connection with the issuance of the Notes, U.S. Bank National Association, as Third Lien Representative and Noteholder Collateral Agent, entered into the Third Lien Intercreditor Agreement. The Third Lien Intercreditor Agreement governs the relative rights, duties, authority and responsibilities of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Noteholder Collateral Agent, and the relationship among the First Lien Claimholders, Second Lien Claimholders and Third Lien Claimholders with respect to their interests in the Collateral.

The Company and the Guarantors, together with the First Lien Collateral Agent and the Second Lien Collateral Agent, are also currently party to the Second Lien Intercreditor Agreement. The Second Lien Intercreditor Agreement governs the relative rights, duties, authority and responsibilities of the First Lien Collateral Agent and Second Lien Collateral Agent and the relationship among the First Lien Claimholders and Second Lien Claimholders with respect to their interests in the Collateral.

Subordination of Note Obligations

The Noteholder Collateral Agent, for itself and on behalf of each Third Lien Claimholder, for the benefit of each Senior Representative, each Senior Collateral Agent and each Senior Claimholder, agreed in the Third Lien Intercreditor Agreement that notwithstanding applicable law to the contrary, whether under the Uniform Commercial Code or otherwise, and anything in the Indenture Documents to the contrary and regardless of the manner or order or time of any filing, recording, attachment or perfection (if any), the Note Obligations are subordinated in right of payment, operation, distribution and Lien (whether by way of judicial or non-judicial sale, foreclosure or otherwise) to the Senior Obligations and any Lien granted thereby or thereunder or otherwise made in favor of any Senior Claimholder, such that the holders of the Senior Obligations will be entitled to receive payment in full in cash of the amounts constituting the Senior Obligations before the Third Lien Claimholders are entitled to receive any payment on account of the Note Obligations other than Permitted Note Obligation Payments and Reorganization Securities permitted to be retained by the Third Lien Claimholders pursuant to the Third Lien Intercreditor Agreement.

Restriction on Enforcement of Liens

The Third Lien Intercreditor Agreement provides that, until the discharge of Senior Obligations has occurred, whether or not any bankruptcy case has been commenced by or against the Company or any Guarantor, the Third Lien Representative, the Noteholder Collateral Agent and the Third Lien Claimholders:

(1) will not commence or maintain, or seek to commence or maintain, any enforcement action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Third Lien Representative and/or the Noteholder Collateral Agent may commence an enforcement action or otherwise exercise any or all such rights or remedies after (i) the passage of a period of at least 180 days has elapsed

(which period will be tolled during any period in which any Senior Representative, any Senior Collateral Agent or any other Senior Claimholders is not entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any bankruptcy case; provided that in each case the Senior Representatives, any Senior Collateral Agents or any other Senior Claimholders are diligently pursuing relief from such injunction or stay) since the date the Senior Representatives received notice from the Third Lien Representative that such Third Lien Representative has declared the existence of any Event of Default under any Indenture Document and demanded the repayment of all the principal amount of any Note Obligations thereunder or (ii) the passage of a period of at least two business days has elapsed since the date the Senior Representatives received notice from the Third Lien Representative that such Third Lien Representative has declared the existence of any Judgment, Fine or Penalty Event (as defined in the Third Lien Intercreditor Agreement) and demanded the repayment of all the principal amount of any Note Obligations thereunder; (the periods described in the foregoing clauses (i) and (ii), the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Third Lien Representative, the Noteholder Collateral Agent or any Third Lien Claimholder take any enforcement action with respect to the Collateral (and shall discontinue any such enforcement action) if, notwithstanding the expiration of the Standstill Period, (1) any Senior Representative, any Senior Collateral Agent, or the applicable Senior Claimholders shall have commenced and be diligently pursuing an enforcement action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Third Lien Representative) or (2) any Grantor shall be subject to any bankruptcy case (provided that in any such bankruptcy case the Third Lien Representative, the Noteholder Collateral Agent or any Third Lien Claimholder may take any action expressly permitted by the Third Lien Intercreditor Agreement);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by any Senior Representative, any Senior Collateral Agent or the applicable Senior Claimholders or any other exercise by any Senior Representative, any Senior Collateral Agent or the applicable Senior Claimholders of any rights and remedies relating to the Collateral under the Senior Loan Documents or other applicable law; and

(3) subject to their rights under clause (1) above, will not object to the forbearance by any Senior Representative, any Senior Collateral Agent, or the applicable Senior Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Representative, any Senior Collateral Agent, or the applicable Senior Claimholders in excess of those necessary to achieve a discharge of Senior Obligations are distributed in accordance with the Third Lien Intercreditor Agreement and applicable law.

Until the discharge of Senior Obligations has occurred, whether or not any bankruptcy case has been commenced by or against the Company or any Guarantor, subject to clause (1) of the preceding paragraph, the Designated Senior Representative, the Designated Senior Collateral Agent, or the applicable Senior Claimholders will have the exclusive right, subject to the terms of the Second Lien Intercreditor Agreement, to commence and maintain any enforcement action or otherwise enforce rights, exercise remedies (including set off, recoupment and the right to credit bid their debt, except that Third Lien Representatives shall have the rights set forth in the following paragraph), and subject to the terms of the Third Lien Intercreditor Agreement, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder; provided that any proceeds received by any Senior Representative, any Senior Collateral Agent, or the applicable Senior Claimholders, in excess of those necessary to achieve a discharge of Senior Obligations are distributed in accordance with the Third Lien Intercreditor Agreement and applicable law. Subject to the terms of the Second Lien Intercreditor Agreement, in commencing or maintaining any enforcement action or otherwise exercising rights and remedies with respect to the Collateral, the Designated Senior Representative, the Designated Senior Collateral Agent or the Senior Claimholders may enforce the provisions of the Senior Loan

Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Third Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. Nothing contained in the Third Lien Intercreditor Agreement will be deemed to be a consent by (or waiver of any claim in respect of) any Senior Representative, any Senior Collateral Agent, or the applicable Senior Claimholders to any disposition of Collateral or any enforcement action by the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder other than in a commercially reasonable manner.

Notwithstanding the foregoing, the Third Lien Representative, the Noteholder Collateral Agent and any other Third Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Note Obligations; provided that a bankruptcy case has been commenced by or against the Company or any Guarantor;

(2) take any action (not in contravention of the terms of the Third Lien Intercreditor Agreement, not adverse to the priority status of the Liens on the Collateral, or the rights of any Senior Representative, any Senior Collateral Agent, or the Senior Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Third Lien Claimholders, including any claims secured by the Collateral, if any;

(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of the Third Lien Intercreditor Agreement, with respect to the Note Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder, may be inconsistent with the provisions of the Third Lien Intercreditor Agreement; provided further that each of the Third Lien Representative and Noteholder Collateral Agent, on behalf of itself and each of the Third Lien Claimholders represented by it, irrevocably agrees that, prior to the discharge of First Lien Obligations, it will vote to reject any plan of reorganization that is not approved by the at least two-thirds in amount and more than one-half in number of First Lien Claimholders. In furtherance of the foregoing, each of the First Lien Representative and First Lien Collateral Agent is in the Third Lien Intercreditor Agreement irrevocably constituted and appointed the attorney-in-fact of the Third Lien Claimholders to vote any claim arising from or relating to the Note Obligations in accordance with the foregoing;

(5) exercise any of its remedies or remedies after the termination of the Standstill Period to the extent permitted by the Third Lien Intercreditor Agreement; and

(6) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral or any sale of Collateral during a bankruptcy case; provided that such bid may not include a “credit bid” in respect of any Note Obligations unless the cash proceeds of such bid are otherwise sufficient, and used, to cause the discharge of Senior Obligations on the closing of such credit bid transaction.

Purchase Right

The Third Lien Intercreditor Agreement provides that at any time following the earliest to occur of (i) an acceleration of any of the Senior Obligations in accordance with the terms of the applicable Senior Loan

Documents, (ii) a Senior Payment Default that has not been cured or waived by the applicable Senior Claimholders within 60 days of the occurrence thereof, (iii) the commencement of any insolvency or liquidation proceeding with respect to the Company or any Guarantor, (iv) the occurrence and continuation of an Event of Default under the Indenture Documents, or (v) any request by any Senior Collateral Agent for the release of the Noteholder Collateral Agent’s Liens on the Collateral (other than in accordance with permitted dispositions at any time when no default or event of default exists under any Senior Loan Documents or the Indenture Documents) (each a “Purchase Event”), then the Third Lien Claimholders will have the option, but not the obligation, to elect to purchase all, but not less than all, of the Senior Obligations without warranty or representation or recourse except as provided below, and assume all, but not less than all, of the then existing funding commitments, if any, under the Senior Loan Documents by giving a written notice (the “Purchase Notice”) to each Senior Representative no later than the tenth business day after the Third Lien Claimholders receive notice of the occurrence of the Purchase Event. A Purchase Notice once delivered will be irrevocable. Such Purchase Notice may be delivered by less than all of the Third Lien Claimholders so long as all such Third Lien Claimholders will when taken together purchase such entire aggregate amount as set forth above.

The “Purchase Price” will equal the sum of (1) the full amount of all Senior Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts (in each case whether or not allowed or allowable in any insolvency proceeding), including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant Senior Claimholder to be necessary to collateralize its credit risk arising out of such agreement, but excluding any prepayment penalties or premiums), (2) the cash collateral to be furnished to the First Lien Claimholders providing letters of credit under the First Lien Loan Documents in such amount (not to exceed 105% thereof) as such First Lien Claimholders determine is reasonably necessary to secure such First Lien Claimholders in connection with any such outstanding and undrawn letters of credit and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the Senior Claimholders under or pursuant to the Senior Loan Documents on the date of purchase.

On the date specified by the Third Lien Claimholders in the Purchase Notice (which will not be less than five business days nor more than ten business days after the receipt by the Senior Representatives of the Purchase Notice), the Senior Claimholders will sell to the purchasing Third Lien Claimholders, and the purchasing Third Lien Claimholders will purchase from the Senior Claimholders, all, but not less than all, of the Senior Obligations, and the Senior Claimholders will assign to the purchasing Third Lien Claimholders, and the purchasing Third Lien Claimholders will assume from the Senior Claimholders all, but not less than all, of the then existing funding commitments under the Senior Loan Documents pursuant to documentation mutually acceptable to each of the Senior Representatives and the Third Lien Representative. Each Senior Claimholder will retain all rights to indemnification provided in the relevant Senior Loan Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Obligations.

The purchase and sale of the Senior Obligations will be without recourse and without representation or warranty of any kind by the Senior Claimholders, except that the Senior Claimholders will severally and not jointly represent and warrant to the Third Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase:

(1) the principal of and accrued and unpaid interest on the Senior Obligations, and the fees and expenses thereof owed to the respective Senior Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Senior Obligations;

(2) each Senior Claimholder owns the Senior Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the Senior Loan Documents, in which case the Purchase Price will be appropriately adjusted so that the Third Lien Claimholders do not pay amounts represented by participation interests to the extent that the Third Lien Claimholders expressly assume the obligations under such participation interests); and

(3) such Senior Claimholder has the full right and power to assign its Senior Obligations and such assignment has been duly authorized by all necessary corporate action by such Senior Claimholder.

Prohibition on Contesting Liens

Each of the Third Lien Representative and Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder represented by it, agreed in the Third Lien Intercreditor Agreement that it will not (and waived any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Senior Claimholders in the Collateral, or the amount, nature or extent of the Senior Obligations or the provisions of the Third Lien Intercreditor Agreement.

Waterfall

So long as the discharge of Senior Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (x) any payments, distributions or other amounts received by or payable to, or for the benefit of, the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder, (y) any Collateral or any proceeds thereof received in connection with any exercise of remedies, and (z) subject to the Third Lien Intercreditor Agreement, Reorganization Securities (other than the Permitted Note Obligation Payments), will be applied in the following order:

First, to the payment in full in cash of all First Lien Obligations not constituting Excess First Lien Obligations in such order as specified in the relevant First Lien Loan Documents and any First Lien Pari Passu Intercreditor Agreement then in effect until the discharge of Senior Obligations other than any Excess First Lien Obligations has occurred, provided, that any non-cash amounts may be held by the Designated Senior Collateral Agent as Collateral,

Second, to the payment in full in cash of all Second Lien Obligations in such order as specified in the relevant Second Lien Debt Documents and any Second Lien Pari Passu Intercreditor Agreement then in effect until the discharge of Second Lien Obligations has occurred,

Third, to the payment in full in cash of all First Lien Obligations constituting Excess First Lien Obligations in such order as specified in the relevant First Lien Loan Document and any First Lien Pari Passu Intercreditor Agreement then in effect, provided, that any non-cash amounts may be held by the Designated Senior Collateral Agent as Collateral,

Fourth, to the payment in full in cash of all Note Obligations in such order as specified in the relevant Indenture Document, and

Fifth, to the Grantors or as otherwise required by applicable law.

Payments Over

So long as the discharge of Senior Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, payments, distributions or other amounts received by or payable to, or for the benefit of, the Third Lien Representative, the Noteholder Collateral Agent or any other Third Lien Claimholder (other than Permitted Note Obligation Payments) in all cases will be segregated and held in trust and within five days after receipt be paid over to the Designated Senior Collateral Agent for the benefit of the Senior Claimholders, in the same form as received, with any necessary endorsements (which endorsements will be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Designated Senior Collateral Agent is authorized under the Third Lien Intercreditor Agreement to make any such endorsements as agent for the Third

Lien Representative, the Noteholder Collateral Agent or any such other Third Lien Claimholder. Such authorization is coupled with an interest and is irrevocable until the discharge of Senior Obligations. The Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder, agreed in the Third Lien Intercreditor Agreement that if, at any time, it obtains written notice that all or part of any payment with respect to any Senior Obligations previously made is rescinded for any reason whatsoever, it will within five days after receipt of such notice pay over to the Designated Senior Collateral Agent any payment received by it (other than Permitted Note Obligation Payments) and then in its possession or under its direct control in respect of any such Senior Collateral and will promptly turn any such Collateral then held by it over to the Designated Senior Collateral Agent, and the provisions set forth in the Third Lien Intercreditor Agreement will be reinstated as if such payment had not been made, until the discharge of Senior Obligations.

Notwithstanding the foregoing, other than certain exceptions set forth in the Third Lien Intercreditor Agreement, Reorganization Securities received by or on behalf of any Third Lien Claimholder on account of the Note Obligations in any reorganization proceeding will not be subject to turnover to the Designated Senior Collateral Agent or any other Senior Claimholder.

DIP Financing; Section 363 Sales

Until the discharge of Senior Obligations has occurred, if the Company or any Guarantor becomes subject to any bankruptcy case and any Senior Representative desires to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Senior Representative, such Senior Collateral Agent or any other creditor has a Lien, or to permit the Company or any Guarantor to obtain financing, whether from the Senior Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Third Lien Intercreditor Agreement provides that the Third Lien Representative and the Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to any Senior Representative) and to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such DIP Financing and/or any “carve-out” agreed to by the Senior Representative, each Noteholder Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and/or any “carve-out” agreed to by the Senior Representative and each Third Lien Representative so long as:

(A) the Noteholder Collateral Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same relative priority with respect to the Liens of the Senior Collateral Agents as existed prior to the commencement of the bankruptcy case but subject to any prior lien securing the DIP Financing permitted under the Third Lien Intercreditor Agreement,

(B) the Noteholder Collateral Agent receives a replacement Lien on post-petition assets to the same extent granted to the Senior Claimholders or usage of cash collateral, with the same relative priority with respect to the Liens of the Senior Collateral Agents as existed prior to the commencement of the bankruptcy case but subject to any prior lien securing the DIP Financing permitted under the Third Lien Intercreditor Agreement,

(C) any such cash collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or related documentation or DIP Financing order or related documentation; provided that the inclusion of milestones related to the plan process will not be deemed to compel the Company to seek a specific plan of reorganization,

(D) such cash collateral order or related documentation or DIP Financing order or related documentation does not require the liquidation of any material portion of the Collateral prior to a default under such order or related documentation or any sale of any substantial portion of the Collateral to any particular person (it being agreed that the inclusion of termination events or milestones with respect to a sale pursuant to 363 of the Bankruptcy Code acceptable to the lenders under such DIP Financing will not be deemed to constitute such a condition) and

(E) the Liens securing such DIP Financing are at least pari passu to the Liens securing the First Lien Obligations; and each Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Designated Senior Representative or to the extent otherwise permitted by the Third Lien Intercreditor Agreement).

No Third Lien Claimholder may provide DIP Financing to the Company or any Guarantor secured by Liens equal or senior in priority to the Liens securing any Senior Obligations. If no Senior Claimholder offers to provide DIP Financing to the extent permitted under the Third Lien Intercreditor Agreement on or before the date of the hearing to approve DIP Financing, then a Third Lien Claimholder (or an Affiliate thereof) may seek to provide such DIP Financing secured by Liens junior to the Liens securing any Senior Obligations, and Senior Claimholders may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Note Obligations. If one or more Senior Claimholders offer to provide DIP Financing to the extent permitted under the Third Lien Intercreditor Agreement on or before the date of the hearing to approve DIP Financing, then no Third Lien Claimholder may seek to provide DIP Financing, regardless of the priority of the Liens securing same.

The Third Lien Intercreditor Agreement provides that each of the Third Lien Representative and the Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Senior Claimholders have consented to such sale, liquidation or other disposition. The Third Lien Representative and the Noteholder Collateral Agent, for itself and on behalf of each other Third Lien Claimholder represented by it, further agreed that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Senior Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets or (ii) the sale, liquidation or disposition of such assets, in which event the Third Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code, so long as such order does not impair the rights of the Third Lien Claimholders under Section 363(k) of the Bankruptcy Code, subject to the terms of the Third Lien Intercreditor Agreement; provided that the net cash proceeds of such sale or other disposition are permanently applied to pay the principal or face amount of the Senior Obligations.

Release of Liens

The Company and the Guarantors are entitled to releases of assets included in the Collateral from the Liens securing Note Obligations under any one or more of the following circumstances:

(1)	upon the full and final payment and performance of all Note Obligations of the Company and the Guarantors;

(2)

with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of in accordance with the terms of the covenant entitled “Asset Sales” and the Collateral Agreements and the Company has delivered to the Noteholder Collateral Agent an officers’ certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account controlled by the Company and held as Collateral subject to the Liens pending its application or use in compliance with the Asset Sales covenant and, from such deposit account, the Company or any Restricted Subsidiary may withdraw funds to deploy the proceeds of an Asset Sale in compliance with the Asset Sales covenant; and (b) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements substantially simultaneously with such sale, in accordance with the requirements set forth in the Indenture and the Collateral Agreements;

(3)	upon legal or covenant defeasance or satisfaction and discharge of the Notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(4)	with respect to an applicable Subsidiary, upon the occurrence of a Contract Unwind Trigger;

(5)	with respect to any assignment of rights under the respective terminated Internal Charter only, upon the occurrence of an Internal Charter Unwind Trigger;

(6)	if any Guarantor is released from its Note Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Note Guarantee and the other Obligations;

(7)	as provided in the Third Lien Intercreditor Agreement; or

(8)	pursuant to and to give effect to the exclusion described in the third paragraph under “—Collateral Agreements.”

In addition to the foregoing, the Company and the Guarantors will comply with the provisions of TIA Section 314. To the extent applicable, the Company and the Guarantors will comply with TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

No Impairment of the Security Interests

Neither the Company nor any Guarantor is permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Collateral Agent, the Trustee and the holders of the Notes except as expressly set forth in, or permitted by, the Indenture Documents and the Third Lien Intercreditor Agreement.

Neither the Company nor the Guarantors shall be permitted to take any action or otherwise attempt to enforce any claim (other than the Credit Agreement Obligations or Senior Secured Note Obligations or obligations arising under any other Credit Facility entered into in accordance with the terms of the Indenture) or maritime Lien (other than the Liens created by the Credit Agreement Collateral Agreements or the Senior Secured Collateral Agreements or other instruments giving rise to any such lien in accordance with the Indenture) against any Vessel that has priority over any claim or Lien of the Noteholder Collateral Agent, the Trustee and the holders of the Notes in respect of any Collateral, including any such claims or Liens arising under Ship Mortgages.

The Indenture provides that any release of Collateral in accordance with the provisions of the Indenture and the Collateral Agreements will not be deemed to impair the security under the Indenture in contravention of the provisions of the Indenture, and that any appraiser or other expert may rely on such provision in delivering a certificate requesting release.

Further Assurances

Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by the Indenture and the Collateral Agreements.

To the extent that any agreement, instrument, Mortgage or other document is required to be delivered to give effect to and perfect the Liens, the Company and the Guarantors will be required to use their commercially reasonable efforts to deliver such instruments, Mortgages and/or other documents as soon as possible but in no event later than 20 business days following the Issue Date or, if an asset is acquired or delivered after the Issue Date, not later than 20 business days after such acquisition or delivery date; provided, however, that:

(1) the Company shall, and they shall cause any Guarantor to, at their sole cost and expense deliver to the Noteholder Collateral Agent:

(a) not more than five (5) months after the Issue Date, an opinion of Panamanian counsel to the effect that the Ship Mortgages covering the Panamanian flag vessels have been duly permanently registered in the Public Registry as appropriate in Panama, covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement,

(b) not more than 45 days after the Issue Date, a third lien pledge agreement with respect to the shares of Vantage Driller ROCO S.R.L. and an opinion of Romanian counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement,

(c) not more than 45 days after the Issue Date, a third ranked quota pledge agreement with respect to the shares of Vantage Holding Hungary Kft., a third ranked floating charge agreement and an opinion of Hungarian counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement, and

(d) not more than 45 days after the Issue Date, a third lien share charge with respect to the shares of Vantage International Management Company Pte. Ltd. and an opinion of Singaporean counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement, and

(2) to the extent that any agreement, instrument, mortgage or other document referred to in the foregoing or otherwise to be delivered to give effect to and perfect liens in connection the Credit Agreement shall be permitted thereby to be delivered after the Issue Date, any corresponding agreement, instrument, Mortgage or other document required to be delivered to give effect to and perfect the Liens shall be permitted to be delivered after the Issue Date, but no later than substantially concurrently with the time required for delivery of such instrument, mortgage or other document under the Credit Agreement.

Upon the occurrence of a Contract Winning Trigger, the Company shall cause the applicable Subsidiary to pledge its assets and property pursuant to the Collateral Agreements to become part of the Collateral subject to the Liens and shall perfect such Liens as soon as practicable but not later than 20 business days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements; and such Liens shall be released upon the occurrence of a Contract Unwind Trigger, provided that no assets or property have been transferred or sold, directly or indirectly, by the Company or a Guarantor to such applicable Subsidiary that is subject to the “Asset Sales” covenant.

From and after the time the Credit Agreement, the Senior Secured Notes and any other Indebtedness that is secured by a Lien on the Collateral that is senior to the Lien securing the Notes, ceases to be outstanding, the Company will pledge, and will cause any of its relevant Subsidiaries to pledge, as soon as practicable, all of their Equity Interests in P.T. Vantage Drilling Company Indonesia as Collateral subject to the Liens for the benefit of the Noteholder Collateral Agent under the applicable Collateral Agreements, and will deliver such other instruments and execute such other documents as may be reasonably required to perfect such Liens.

The Company shall use commercially reasonable efforts to obtain the approval of the Bank Negara Malaysia under the Malaysian Financial Services Act of 2013, as amended, of the complete guarantee of the Note Obligations by Vantage Drilling (Malaysia) I Sdn. Bhd. pursuant to Article 11 hereof; provided that, notwithstanding anything to the contrary in the Indenture, until such approval has been obtained, Vantage Drilling (Malaysia) I Sdn. Bhd. shall not be treated as a Guarantor for purposes of clause (3) under the definition of “Permitted Liens” or the “Vessel Transfers” covenant, or as a Guarantor (a) to which another Guarantor may sell or otherwise dispose of all or substantially all of its assets or (b) with which or into which another Guarantor may consolidate or merge.

In furtherance of the foregoing, the Company shall, and shall cause any Guarantor to, at its sole cost and expense:

(i)	execute and deliver all such agreements and instruments and take all further action as reasonably necessary to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements; and

(ii)	file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect the Liens created by the Collateral Agreements.

Authorization of Actions to Be Taken

Each holder of Notes, by its acceptance thereof, is deemed to have consented and agreed to the terms of each Collateral Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, to have authorized and directed the Noteholder Collateral Agent to enter into the Collateral Agreements to which it is a party, and to have authorized and empowered the Noteholder Collateral Agent to bind the holders of the Notes as set forth in the Collateral Agreements to which it is a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Collateral Agreements.

Certain Bankruptcy and Other Collateral Limitations

The ability of any Senior Collateral Agent, the Noteholder Collateral Agent, the Trustee and the holders of the Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “Risk Factors—Risks Related to Investment in our Company’s Securities—Rights of holders of Notes in the collateral may be adversely affected by bankruptcy proceedings.” The ability of any Senior Collateral Agent, the Noteholder Collateral Agent, the Trustee and the holders of the Notes to foreclose on the Collateral may be subject to lack of perfection, the requirement of third party consents, local law, including those of foreign jurisdictions, prior Liens and practical problems such as lack of jurisdiction over a Vessel due to its physical location, associated with the realization of the Noteholder Collateral Agent’s Lien on the Collateral. See “Risk Factors—Risks Related to our Company’s Business—Because we are incorporated under the laws of the Cayman Islands, stakeholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited.”

Additionally, any Senior Collateral Agent or the Noteholder Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on the Vessels, on any assignment of Equity Interests or on any Collateral consisting of any real property because a secured creditor that holds a Lien on any thereof may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances from vessels or at such real property or become liable for other obligations of the Company or relevant Guarantor such as maritime liens. Consequently, a Senior Collateral Agent or the Noteholder Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders of the Notes.

•	Subject to the restrictions on incurring Indebtedness and granting Liens in respect thereof in the Indenture or the Senior Loan Documents, the Company, the Guarantors and the Restricted Subsidiaries

will also have the right, among other things, to incur Indebtedness, including, without limitation, Capital Lease Obligations and mortgage and purchase money obligations and acquire assets with the proceeds of such Indebtedness, which assets could be subject to Liens that secures such Indebtedness. To the extent third parties’ hold Liens (whether or not such Liens are Permitted Liens), such third parties may have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the Noteholder Collateral Agent’s remedies. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of the Company and the Guarantors as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if at all. See “Risk Factors—Risks Related to Investment in our Company’s Securities—There may not be sufficient collateral to pay all or any portion of the Notes.” The enforceability of any of the arrangements set forth in any intercreditor agreement may be subject to the application of insolvency laws outside the United States. See “Risk Factors—Risks Related to Investment in our Company’s Securities—Foreclosing on the collateral may be difficult.”

Withholding Taxes

All payments made on behalf of the Company or any Guarantor under or with respect to the Notes or the Note Guarantees must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Specified Tax Jurisdiction or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation or organization of any successor of the Company or any Guarantor) (hereinafter “Taxes”), unless the Company or the applicable Guarantor, as applicable, are so required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company or any Guarantor (or any successor of any of them), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Note Guarantee, the Company or such Guarantor (or any successor of any of them), as applicable, will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments treated as a dividend under the tax laws of the relevant Specified Tax Jurisdiction or payments made to a holder (such holder in such capacity, an “Excluded Holder”) in respect of a Beneficial Owner (i) which is subject to such Taxes by reason of its being connected with any Specified Tax Jurisdiction, including such Holder or Beneficial Owner being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, otherwise than by the mere holding of Notes, the enforcement of rights under the Indenture or the receipt of payments thereunder (or under the related Note Guarantee), (ii) which presents any Note for payment of principal more than 30 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30-day period, (iii) which failed duly and timely to comply with a reasonable, timely request of the Company to provide, to the extent it is legally entitled to do so, information, documents or other evidence concerning the holder’s nationality, residence, entitlement to treaty benefits, identity or connection with any Specified Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause (iii), (iv) except as specifically provided in this section, on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (v) which is a fiduciary, a partnership or not the Beneficial Owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the Beneficial Owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or Beneficial Owner had been the holder of such Note, (vi) on account of Taxes imposed on a payment to an individual or to the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, those directives, (vii) to the extent the Additional Amount relates to any Taxes imposed on a Note presented for payment by or on behalf of a holder who would have been able to avoid that withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union, (viii) on account of or pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), or otherwise pursuant to Section 1471 through 1474 of the U.S. Tax Code, any current or future regulations or agreements thereunder, official interpretations thereof, or any laws, rules or practices implementing an intergovernmental approach thereto, or (ix) any combination of the foregoing numbered clauses of this proviso. The Company or any applicable Guarantor (or any successor of any of them), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company or any applicable Guarantor (or any successor of any of them), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts evidencing such payment by the Company or such Guarantor (or any successor of any of them), as applicable, (i) in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Guarantor (or any successor of any of them), as applicable, and (ii) certified by such taxing authority (or, if no such certification is available from such taxing authority, then by means of an officers’ certificate from the Company or such Guarantor (or any successor of any of them), as applicable). The Trustee shall thereafter make such evidence available to the holders upon written request. The Company or any Guarantor (or any successor of any of them), as applicable, will upon written request of each holder (other than a holder that is an Excluded Holder with respect to a given payment due hereunder), reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes, the Note Guarantee, a Mortgage or other Security Agreement, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any Taxes on such holder’s net income, so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes (other than such Taxes on such holder’s net income) on such reimbursement had not been imposed.

Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase or redemption prices in connection with a purchase or redemption of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, or any payment pursuant to the Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The foregoing obligations shall survive any defeasance or discharge of the Indenture.

The Company or the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantee or a Mortgage or other Collateral Agreement or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, the Note Guarantee, a Mortgage or other Security Agreement.

Redemption and Offer to Purchase

Optional Redemption

At any time prior to the maturity date of the Notes, the Company may, at its option, redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date, subject to the rights of holders of Notes on the relevant Record Date to receive interest due on the relevant interest payment date in respect of then outstanding Notes.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

Optional Redemption for Changes in Withholding Taxes

Subject to the terms of, and the relative priorities and related rights set forth in, the Third Lien Intercreditor Agreement, at any time, the Company may redeem all, but not less than all, of the Notes, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and any Additional Amounts to the extent any Additional Amounts are due and owing to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that the Company or the Guarantors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the Indenture, and the Company or the Guarantors, as the case may be, cannot avoid such obligation by taking reasonable measures available to them; provided that, (1) the Board of Directors of the Company determines in good faith that the aggregate amount of such Additional Amounts would create additional annual costs in excess of 0.50% of the aggregate principal amount of Notes then outstanding; and (2) (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes or the Note Guarantee were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Notes, the Company will be required to deliver to the Trustee (i) an officers’ certificate stating that (x) the Company or the Guarantors, as the case may be, cannot avoid obligations to pay Additional Amounts by taking reasonable measures available to them and (y) the Company is otherwise entitled to effect such redemption and attaching the resolutions of the Board of Directors of the Company as to additional annual costs described above and (ii) an opinion of independent legal counsel of recognized standing stating that the Company would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations and, in the case of (i) and (ii), stating that the conditions precedent to the right of redemption have occurred. No such notice of redemption may be given more than 60 days before or more than 270 days after the Company or any Guarantors, as the case may be, first becomes liable or aware of the liability to pay any Additional Amounts as a result of a change or amendment described above.

Mandatory Redemption Upon Event of Loss of a Vessel

Subject to the terms of, and the relative priorities and related rights set forth in, the Third Lien Intercreditor Agreement, upon the occurrence or happening of any Event of Loss, the Company shall be required to redeem Notes and such other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to a redemption upon Event of Loss, in an amount equal to the maximum principal amount of Notes (subject to the last paragraph under the caption “—Selection and Notice”) and such other pari passu Indebtedness that may be purchased out of the Event of Loss Proceeds received in respect of such loss upon not less than 30 nor more than 60 days’ notice to the Trustee, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date. The Company shall deliver the redemption notice to the holders of the Notes within 30 days of the receipt of any

Event of Loss Proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness exceeds the amount of Event of Loss Proceeds, the Noteholder Collateral Agent shall select Notes and such other pari passu Indebtedness to be redeemed on a pro rata basis (or as near to a pro rata basis as permitted by the Applicable Procedures) by lot to the extent practicable or by such other method in accordance with the Applicable Procedures of the Depositary. All Event of Loss Proceeds received in respect of an Event of Loss will be required to be deposited in a deposit account controlled by the Noteholder Collateral Agent and held as Collateral subject to a Lien under the Collateral Agreements pending their application to redemption of Notes and such other pari passu Indebtedness and, from such deposit account, the Noteholder Collateral Agent may withdraw funds to deploy the Event of Loss Proceeds in compliance with the foregoing.

Change of Control

Subject to the terms of, and the relative priorities and related rights set forth in, the Third Lien Intercreditor Agreement, if a Change of Control occurs, each holder of Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes pursuant to a change of control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten business days following any Change of Control, the Company will send a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and, subject to the next sentence, offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. Each holder will only have the right to require the Company to repurchase all or any part of that holder’s Notes pursuant to the Change of Control Offer in a minimum amount equal to the Current Principal Amount of Notes per Unit on such Redemption Date represented by a single Stapled Security, and, to the extent such holder holds more than a single Stapled Security, integral multiples of such amount, and any new Notes issued to holders whose Notes are purchased in part will be issued in multiples of such amount. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly send to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such Note will be in a principal amount of $1.00 or in integral multiples of $0.01 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control are applicable whether or not any other provisions of the Indenture are applicable.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has previously been given pursuant to the Indenture as described above under the caption “—Redemption and Offer to Purchase,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

The Change of Control provisions of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

Future agreements governing Indebtedness the Company and its respective Subsidiaries may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or Asset Sale or upon a Mandatory Redemption Upon Event of Loss of a Vessel could cause a default under these other agreements, even if the Change of Control or Asset Sale or event giving rise to the Mandatory Redemption Upon Event of Loss of a Vessel itself does not, due to the financial effect of such repurchases or redemption on the Company or its respective Subsidiaries. In the event a Change of Control, Asset Sale or event giving rise to the Mandatory Redemption Upon Event of Loss of a Vessel occurs at a time when the Company is prohibited from purchasing or redeeming Notes, the Company could seek the consent of its other applicable debt holders or lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing Notes. In that case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under other Indebtedness of the Company. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase or redemption may be limited by the Company’s then existing financial resources. See “Item 1A. Risk Factors—We may be required to repurchase certain of our indebtedness with cash upon a change of control or other triggering events” in our Annual Report.

Asset Sales

Subject to the terms of, and the relative priorities and related rights set forth in, the Third Lien Intercreditor Agreement, within 360 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds at its option:

(1)	to repay Indebtedness of the Company or the Restricted Subsidiaries, including Notes, Senior Secured Notes and permanent reductions of Obligations under any Credit Facility (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business of the Company, if, after giving effect to any such acquisition of Capital Stock, such Permitted Business is or becomes a Restricted Subsidiary;

(3)	to make a capital expenditure for the Company or any of the Restricted Subsidiaries; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Company’s Permitted Business;

provided that clauses (2) through (4) above shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to herein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person within such 360-day period and such Net Proceeds are subsequently applied in accordance with such contract within one year and six months following the date of such Asset Sale. In the event any such contract is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein and if such termination or cancellation occurs later than the 360-day period, shall constitute Excess Proceeds as set forth below.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will, within ten (10) business days thereof, make an offer (the “Asset Sale Offer”) to all holders of Notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Agreements; provided that pending any such application, the proceeds of the Asset Sale, whether assets, property or cash, are subject to a Lien under the Collateral Agreements. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company shall not, and the Company shall not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than the Indenture Documents, the Credit Agreement Documents, the Senior Secured Collateral Agreements, similar documents entered into in accordance with the Indenture, and collateral documents creating Liens permitted to be incurred under the covenant described below under the caption “—Liens” provided that such collateral documents do not contain terms materially less favorable to the holders than those contained in the Collateral Agreements) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Notwithstanding anything herein or under the caption “—Selection and Notice” to the contrary, (i) tenders of Notes for purchase pursuant to the Asset Sale Offer may be made by holders only in a minimum amount equal to the Current Principal Amount of Notes per Unit on such purchase date and, to the extent such holder holds more than a single Stapled Security, integral multiples of such amount, and (ii) (x) if the aggregate principal amount of Notes surrendered by holders thereof is less than the amount offered to be purchased, all such Notes will be accepted for purchase by the Company or the applicable Restricted Subsidiary, or (y) if the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount offered to be purchased, the Trustee will select (or cause to be selected) the Notes to be purchased in integral multiples of the minimum amount specified above (and in no event, less than such integral multiple) on a pro rata basis (or as near to a pro rata basis as permitted by the Applicable Procedures), by lot to the extent practicable or by such other method as is consistent with the requirements of the Depositary, and such selected Notes will be accepted for purchase by the Company or the applicable Restricted Subsidiary.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis and, with respect to global Notes, such redemption will be processed as a “partial redemption” through the Depositary, in accordance with its rules and procedures as a “Pro Rata Pass-Through Distribution of Principal.” Notes and portions of Notes selected will be in minimum amounts equal to the product of (x) the number of Stapled Securities outstanding on the Redemption Date multiplied by (y) 0.01, and integral multiples thereof.

No Notes of less than $0.01 can be redeemed in part. Notices of redemption will be sent (or transmitted otherwise in accordance with the procedure of DTC) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note (and in the case of global Notes, in accordance with the Applicable Procedures of DTC). Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Conversion Rights

General

Subject to the provisions of the Indenture, at any time following the occurrence of a Conversion Event and prior to the Maturity Date, the Notes will be convertible into Ordinary Shares at the Conversion Rate then in effect (i) by delivery to the Trustee of an instruction by the Company attaching an instruction of holders of a majority in Principal amount of Notes specifying the aggregate principal amount of Notes to be so converted (“Conversion Notes”), in the case of a Conversion Event specified in clause (a)(i) of the definition thereof, or (ii) by delivery to the Trustee of an instruction by the Company accompanied by a resolution by the Board of Directors of the Company specifying the aggregate principal amount of Notes to be so converted, in the case of a

Conversion Event specified in clauses (a)(ii) or (b) of the definition thereof; provided that, in each case, any such instruction shall specify the Conversion Rate then in effect (as determined in accordance with this Indenture), an aggregate principal amount of Notes to be converted of not less than $125,000,000, unless such instruction specifies that all outstanding Notes are to be converted, and, in the case of an instruction relating to a Conversion Event specified in clauses (a)(ii) or (b) of the definition thereof, shall be made in the form of an Officers’ Certificate. Promptly after delivery of such instruction, the Company, or the Trustee at the written request of the Company, shall provide notice of the same to the holders.

The principal amount of the Notes are convertible in minimum denominations equal to the product of (x) the number of Stapled Securities outstanding on the Conversion Effective Date multiplied by (y) 0.01, and integral multiples in excess thereof. Provisions of the Indenture that apply to conversion of all of a Note also apply to conversion of less than all of a Note. Following delivery of the abovementioned instruction, the Notes will be mandatorily convertible into Ordinary Share to the extent of the amount specified in such instruction, subject to the minimum specified in the preceding paragraph, and the Company will, or will arrange for, the provision of a notice of the same to the holders of the Notes. Any such conversion will be effected pro rata among all outstanding Notes, without the need for any direction or instruction of any particular holder of Notes or the consent of any particular holder, by adjusting the principal amount of Notes contained in each unit of Stapled Securities.

Upon the delivery of the instruction described in the immediately preceding paragraph, on the 10th Business Day thereafter (or such later date, not exceeding 15 Business Days after the date of such instruction, as shall be specified in such instruction) (the “Conversion Effective Date”), the Conversion Notes shall be deemed converted, the principal amount of such Conversion Notes shall automatically be extinguished and discharged for all purposes (without the requirement for any further action on behalf of the holders, the Trustee, the Company or any Guarantor), appropriate entries shall be made on the books and records of the Trustee reflecting a corresponding reduction in the principal amount represented by the global Notes, and each holder of any Note (or any interest therein) shall thereafter cease to have any rights with respect to such Conversion Notes except the right to receive the Ordinary Shares into which such Conversion Notes have been converted. Notwithstanding anything in the Indenture to the contrary, if pursuant to the terms of this paragraph a Conversion Effective Date would occur between a Record Date and an Interest Payment Date, the Conversion Effective Date shall occur on the Business Day next succeeding such Interest Payment Date.

The number of Ordinary Shares issuable upon conversion of a Note shall be determined by the Company by multiplying the principal amount of the Note to be converted (including, for the avoidance of doubt, the principal amount of such Note representing interest previously paid by increasing the principal amount thereof) by the Conversion Rate in effect on the Conversion Effective Date. The Initial Conversion Rate is subject to adjustment as described under “—Conversion Rights—Conversion Rate Adjustment.”

A Note in respect of which a holder has exercised the option of such holder to require the Company to repurchase such Note pursuant to an Asset Sale Offer or a Change of Control Offer may be converted only if such holder withdraws such Note from such Asset Sale Offer or Change of Control Offer, as applicable, in accordance with the terms of such Asset Sale Offer or Change of Control Offer.

Conversion Procedures

Conversion Notes shall automatically convert into Ordinary Shares upon the Conversion Effective Date. Ordinary Shares issued upon the Conversion Effective Date shall be issued in the holder’s name unless a holder requests the Ordinary Shares to be issued in a name other than the holder’s name by completing the form entitled “Change in Registered Holder Upon Conversion” attached to the Notes and delivering such form to the Company within 5 Business Days of the date of the notice described in the last sentence of the first paragraph under “—Conversion Rights—General” above. Holders must pay any tax which is due because the holder requests the Ordinary Shares to be issued in a name other than the holder’s name.

Subject to the immediately preceding paragraph, the Person in whose name the Conversion Notes are registered shall be deemed to be a shareholder of record on the Conversion Effective Date; provided, however, that if the Conversion Effective Date occurs on any date when the register of members of the Company shall be closed, the Conversion Effective Date shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such register of members is open.

No payment or adjustment will be made for accrued interest, if any, on a converted Note or for dividends or distributions on Ordinary Shares issued upon conversion of a Note. The Conversion Rate and the Conversion Price shall be calculated by the Company and communicated to the Trustee and conversion agent in the form of an Officers’ Certificate.

If more than one Note of a holder is converted at the same time, the number of Ordinary Shares issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

Conversion Rate Adjustment

The Conversion Rate will be adjusted as described below.

For the purposes of this section, “Ex-Date” means in respect of an issuance, a dividend or a distribution to holders of Ordinary Shares, the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question (or if the Ordinary Shares do not then trade on or in such a market or exchange, the date upon which such dividend or distribution is paid).

Adjustment Events

(1) If the Company, at any time or from time to time while any of the Notes are outstanding, exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR’= CR0 X OS’
OS0

where

CRo	=	the Conversion Rate in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after such Ex-Date or effective date;

OSo	=	the number of Ordinary Shares outstanding immediately prior to such Ex-Date or effective date; and

OS’	=	the number of Ordinary Shares outstanding immediately after such Ex-Date or effective date.

Such adjustment shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination. If any dividend or distribution of the type described in this section is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(2) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all holders of Ordinary Shares any rights, options or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase Ordinary Shares at a price per share less than the Current Market Price calculated using the declaration date as the date for determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent such rights, options or warrants are not exercised prior to their expiration):

CR’= CR0 x	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after such Ex-Date;

OS0	=	the number of Ordinary Shares outstanding immediately after such Ex-Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options and warrants (the “Underlying Shares”); and

Y	=	the number of Ordinary Shares which the aggregate exercise price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights, options or warrants would purchase at such Current Market Price.

To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Ordinary Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Current Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

For the purposes of this section, rights, options or warrants distributed by the Company to all holders of Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this section, (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made, (x) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all applicable holders of Ordinary Shares as of the date of such redemption or purchase, and (y) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(3) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Ordinary Shares, to the extent that the cash and Fair Market Value (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and described in a resolution) of any other consideration included in the payment per share of Ordinary Shares exceeds the Closing Sale Price per share of Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’= CR0 x	AC + (SP’ x OS’)
OS0 + SP’

where

CR0	=	the Conversion Rate in effect on the date the tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and Fair Market Value (determined as aforesaid) of any other consideration paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the Closing Sale Price per share of Ordinary Shares on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this subsection (3) shall occur on the Business Day following the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

All calculations under this section shall be made by the Company.

For purposes of this section, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Notwithstanding the forgoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a reverse stock split or a stock combination), no adjustment to the Conversion Rate shall be made.

If after an adjustment a holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this section with respect to the Ordinary Shares, on terms comparable to those applicable to Ordinary Shares in this section.

Events that Will Not Result in Adjustments

No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All calculations under this section will be made to the nearest cent or to the nearest 1/1,000th of an Ordinary Share, as the case may be.

No adjustment to the Conversion Rate shall be made if the holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to the provisions described under “—Conversion Rights—Conversion Rate Adjustment—Adjustment Events” without having to convert their Notes; provided that an adjustment shall be made at such time as the holders are no longer entitled to participate.

Notwithstanding anything to the contrary in this “Conversion Rights” section, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above outstanding as of the Issue Date;

(iv) for a change in the par value of the Ordinary Shares or a change to no par value of the Ordinary Shares;

(v) for accrued and unpaid interest or for interest paid by increasing the principal amount of the Notes; or

(vi) to the extent that the Notes become convertible into cash in accordance with the terms and conditions of the Indenture and the Notes, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

No adjustment to the Conversion Rate shall be made for the Company’s issuance of Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares or rights to purchase Ordinary Shares or convertible or exchangeable securities, other than as provided in this section entitled “—Conversion Rights.”

Voluntary Increase of the Conversion Rate

The Company from time to time may increase the Conversion Rate (and thereby reduce the Conversion Price) by any amount for a period of at least twenty (20) days and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the issuer, which determination shall be conclusive. Whenever the Conversion Rate is increased (and the Conversion Price reduced) pursuant to this section, a notice of the increase in the Conversion Rate and resulting decrease in the Conversion Price must be disclosed in accordance with the Indenture and must be delivered to holders at least fifteen (15) days prior to the date the increased Conversion Rate and decreased Conversion Price takes effect, which notice shall state the increased Conversion Rate, the decreased Conversion Price and the period during which such Conversion Rate and Conversion Price will be in effect.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will be suspended (collectively, the “Suspended Covenants”):

(1)	“—Asset Sales”; and

(2)	“—Additional Note Guarantees.”

If and while the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and the Restricted Subsidiaries and are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to events from any such Reversion Date until the maturity of the Notes unless there is a subsequent Covenant Suspension Event. The period of time between any Covenant Suspension Event and any Reversion Date is referred to in this description as the “Suspension Period.”

Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto) or after the Suspension Period based solely on events that occurred during the Suspension Period will not give rise to a Default or Event of Default under the Indenture. In addition, the Indenture also permits, without causing a Default or Event of Default, the Company and the Restricted Subsidiaries to honor any contractual commitments with respect to the Suspended Covenants entered into during a Suspension Period following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, any unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Liens

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired that secures any Obligations under any Indebtedness (except Permitted Liens).

Merger, Consolidation; Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of any of the Cayman Islands, the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the other Obligations under the Indenture and the Collateral Agreements, as applicable, pursuant to a supplemental indenture or an amendment thereto, as applicable, in each case reasonably satisfactory to the Trustee and the Noteholder Collateral Agent, as applicable, provided that, if such Person is a limited liability company or a limited partnership, then the Company or such Person shall have the Notes assumed or issued, on a joint and several basis, with a corporation in which it owns 100% of the Equity Interests; and

(3)	immediately after such transaction, no Default or Event of Default exists.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company or the Restricted Subsidiaries, taken as a whole, in one or more related transactions to any other Person; provided, however, that for purposes of this covenant, contracts for drilling services or charters entered into in the ordinary course of business shall not be considered leases regardless of their treatment under GAAP.

Clause (3) of the first paragraph of this covenant will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Business Activities

The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

For so long as the Credit Agreement is outstanding, the Company will not permit any of its Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of any Credit Facility of the Company or any other Guarantor unless, within 20 Business Days of the date on which such Subsidiary becomes subject to this paragraph, the Company: (1) causes such Subsidiary to (A) execute a supplemental indenture pursuant to which such Subsidiary will become a Guarantor; and (B) execute amendments to or otherwise accede to or join the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements; and (2) delivers an Opinion of Counsel reasonably satisfactory in form to the Trustee.

If at any time after the Credit Agreement ceases to be outstanding, (i) the Company or any Restricted Subsidiaries acquire or create another Restricted Subsidiary, other than an Immaterial Subsidiary, (ii) any Restricted Subsidiary that constitutes an Immaterial Subsidiary ceases to constitute an Immaterial Subsidiary, (iii) any Subsidiary of the Company that is not already a Guarantor guarantees any Credit Facility or owns any

Vessel, (iv) any Subsidiary of the Company that is not already a Guarantor is the subject of a Contract Winning Trigger or (v) any Subsidiary of the Company that is not already a Guarantor becomes an Internal Charterer, then, within 20 Business Days of the date on which such Subsidiary becomes subject to this paragraph, the Company will: (1) cause such Subsidiary to: (A) execute a supplemental indenture pursuant to which such Subsidiary will become a Guarantor; and (B) execute amendments to or otherwise accede to or join the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements; and (2) deliver an Opinion of Counsel reasonably satisfactory in form to the Trustee, provided that to the extent a Subsidiary of the Company became a Guarantor solely due to clause (iv) above, such Subsidiary will be released from its Note Guarantee and related pledge following the occurrence of a Contract Unwind Trigger provided the conditions to that release are satisfied.

No such Subsidiary will be required to provide any such Note Guarantee to the extent that the granting of such guarantee would be a violation of applicable laws.

Each Note Guarantee may be released as described above under the caption “—Note Guarantees.”

Vessel Transfers and Partial Vessel Sales

Vessel Transfers

The Company and the Guarantors will be permitted to transfer all of the legal title to a Vessel from one existing Guarantor to another existing Guarantor (or to an entity that simultaneously with such transfer becomes a Guarantor) subject to all of the existing security that is Collateral covering such Vessel remaining in place. The Company also covenants in the Indenture as follows:

(1)	the Company will give the Noteholder Collateral Agent written notice of any such proposed transfer not fewer than 14 days prior to the anticipated date of such transfer;

(2)	the bill of sale or other instrument of transfer will explicitly state that the transfer is subject to the assumption or continuance of the existing Ship Mortgage in full force and effect;

(3)	the relevant Vessel will be duly re-registered in the name of the transferee Guarantor under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Noteholder Collateral Agent on such date;

(4)	if appropriate in the opinion of the legal counsel described in subclause (7) below, an instrument of assumption of mortgage will be executed by the transferee Guarantor and the Noteholder Collateral Agent and registered promptly with such transfer with the appropriate authorities of the Vessel’s jurisdiction of registry, or any such other instrument required to perfect a Ship Mortgage in favor of the Noteholder Collateral Agent as required by the Vessel’s jurisdiction of registry;

(5)	simultaneously with such transfer, the transferee Guarantor will acknowledge in writing to the Noteholder Collateral Agent that the Ship Mortgage and all other Collateral relating to the Vessel remains in full force and effect and is ratified and confirmed by the transferee Guarantor;

(6)	on the same date of such transfer, the Company and the transferee Guarantor will deliver to the Noteholder Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing re-registration in the name of the transferee Guarantor and the continuance of the Ship Mortgage in favor of the Noteholder Collateral Agent; and

(7)

the Company will cause to be delivered to the Noteholder Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Noteholder Collateral Agent to the following effect (i) the Vessel is duly registered (preliminarily registered, if the jurisdiction is Panama) in the name of the transferee Guarantor with the appropriate authorities of the Vessel’s jurisdiction of registry; (ii) the Ship Mortgage constitutes the legal, valid and binding obligation of the transferee Guarantor and remains duly registered as a Required Priority Lien or ship mortgage in favor of the Noteholder Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Noteholder Collateral Agent; (iii) an assumption of the Ship Mortgage by the transferee Guarantor has been duly registered (preliminarily registered, if the jurisdiction is Panama) (or an opinion that such an assumption is not required to maintain the status of the mortgage or the assumption by the transferee Guarantor of all obligations of the mortgagor thereunder); (iv) all Collateral relating to the Vessel constitutes legal, valid and binding obligations of the transferee Guarantor; (v) all filings and consents with respect to such transfer in the relevant jurisdictions have been obtained or made; and (vi) such transfer is in compliance with the terms of the Indenture. Such legal opinion shall be in form and substance reasonably satisfactory to the Noteholder Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Company will also deliver to the Noteholder Collateral Agent an opinion of Panamanian counsel reasonably satisfactory to the Noteholder Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the name of the transferee Guarantor and that any assumption of Ship Mortgage or other instrument required to be filed has been permanently recorded.

Partial Vessel Sales

The Company and the Guarantors will be permitted to transfer partial interests in a Vessel in a transaction that complies with the terms of the Indenture, including the covenants described above under the captions “—Asset Sales” and “—Merger, Consolidation; Sale of Assets.” The Company will also covenant in the Indenture as follows:

(1)	the Company will give the Noteholder Collateral Agent written notice of any such proposed transfer not fewer than 14 days prior to the anticipated date of such transfer;

(2)	any bill of sale or other instrument of partial transfer shall state on its face that the interest transferred is subject to the lien of the relevant Ship Mortgage;

(3)	the relevant Vessel will be duly re-registered in the joint names of the transferor Guarantor and the transferee showing the individual percentage interest held by each under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Noteholder Collateral Agent on such date;

(4)	simultaneously with such transfer the transferee will acknowledge in writing to the Noteholder Collateral Agent that it takes its interest subject to the Ship Mortgage;

(5)	on the same date of such transfer, the Company will deliver to the Noteholder Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing (x) re-registration in the joint names of the transferor Guarantor and the transferee and (y) the continuance of the Ship Mortgage in favor of the Noteholder Collateral Agent; and

(6)

the Company will cause to be delivered to the Noteholder Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Noteholder Collateral Agent to the following effect (i) the Vessel is duly registered (preliminarily registered if the jurisdiction is Panama) in the joint names of the transferor Guarantor and the transferee with the appropriate authorities of the Vessel’s jurisdiction of registry; (ii) the Ship Mortgage continues to constitute the legal, valid and binding obligation of the transferor Guarantor and remains duly registered as a Required Priority Lien or ship mortgage in favor of the Noteholder Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Noteholder

Collateral Agent; (iii) all Collateral relating to the Vessel continues to constitute legal, valid and binding obligations of the transferor Guarantor; (iv) all filings and consents with respect to such transfer in the relevant jurisdictions have been obtained or made; and (v) such transfer is in compliance with the terms of the Indenture. Such legal opinion shall be in form and substance reasonably satisfactory to the Noteholder Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Company will also deliver to the Noteholder Collateral Agent an opinion of Panamanian counsel reasonably satisfactory to the Noteholder Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the joint names of the transferor Guarantor and the transferee.

Earnings Accounts

Subject to the Third Lien Intercreditor Agreement, the Company will, and will cause each of its Restricted Subsidiaries to, cause all Earnings paid or payable to any Note Party under each Drilling Contract to be deposited into one or more Earnings Accounts, and each Earnings Account will at all times be in the name of a Note Party and shall be subject to an Account Control Agreement (or other comparable arrangements under applicable laws effective to perfect the Lien of the Noteholder Collateral Agent under applicable Legal Requirements (and otherwise on terms acceptable to the Noteholder Collateral Agent)) (in each case except for (i) accounts established and used exclusively for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (ii) Foreign Deposit Accounts; provided that no such Foreign Deposit Account shall have a cash balance greater than $5,000,000 at any time, and all such Foreign Deposit Accounts, collectively, shall not have a cash balance greater than $25,000,000 in the aggregate at any time, in each case, for more than ten (10) consecutive Business Days); provided that, if the terms of a Drilling Contract, Permitted Third Party Charter, or any applicable Legal Requirements require that any such Earnings be paid to a non-United States bank account by the counterparty to such Drilling Contract or Permitted Third Party Charter, as applicable, this covenant shall not be deemed violated if funds standing to the credit of such account are transferred as soon as reasonably practicable after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

No Layering of Debt

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any other Indebtedness of the Company unless such Indebtedness is subordinated in right of payment, on substantially similar terms, to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is subordinated in right of payment, on substantially similar terms, to such Guarantor’s Note Guarantee. No such Indebtedness will be considered to be contractually subordinated or junior in right of payment to any other Indebtedness of the Company or any Guarantor by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Designation of Restricted and Unrestricted Subsidiaries

(1)	The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(a)	such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(b)	the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(c)	the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions.

If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture.

In connection with the occurrence of a Contract Unwind Trigger, the Company may cause an applicable Restricted Subsidiary to be designated an Unrestricted Subsidiary if it meets the conditions set forth in clause (1) of this covenant.

(2)	The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

(a)	the designation would not constitute or cause a Default or Event of Default; and

(b)	the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions.

The Company will be required to designate each applicable Subsidiary that is required to provide a Note Guarantee pursuant to the covenant described under “—Certain Covenants—Additional Note Guarantees” to become a Restricted Subsidiary and will cause each such Subsidiary to become a Guarantor and pledge its assets and property as Collateral pursuant to the Additional Note Guarantees covenant and shall be required to comply with the conditions set forth in this clause (2) in connection therewith within 20 business days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements.

Payments for Consent

The Company will not, and will not permit any of the Restricted Subsidiaries or any of their respective Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, commencing on the date on which the annual report on Form 10-K for the fiscal year ended December 31, 2015 is due, the Company will furnish to the holders of Notes or cause the Trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly reports on Form 10-Q and annual reports on Form 10-K that would be required to be filed with the SEC on such forms if the Company were required to file such reports under the Exchange Act (which, for the avoidance of doubt, shall include the annual report on Form 10-K for the fiscal year ended December 31, 2015);

(2)	all current reports on Form 8-K that would be required to be filed with the SEC on such form if the Company were required to file such reports under the Exchange Act; and

(3)	in a footnote to the Company’s financial statements included in quarterly or annual reports to be filed or furnished pursuant to clauses (1) and (2) of this paragraph, the financial information required to comply with Rule 3-10 of Regulation S-X under the Securities Act.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing). The Company will be deemed to have furnished such reports referred to above to the Trustee and the holders of the Notes if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

If at any time the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified by the SEC for registrants that are non-accelerated filers unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website (or otherwise make available to the holders of the Notes) within the time periods that would apply to non-accelerated filers if the Company were required to file those reports with the SEC.

The quarterly and annual reports and financial information required by the preceding paragraphs will include a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) of the Company, which shall include a discussion and analysis of the Company and the Restricted Subsidiaries. If the Board of Directors of the Company has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and also in the MD&A, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

The Company agrees that, for so long as any Notes remain outstanding, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with holders of the Notes and securities analysts relating to the financial condition and results of operations of the Company and the Restricted Subsidiaries.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company, compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest with respect to the Notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium (including the Applicable Premium), if any, on, the Notes;

(3)	failure by the Company or any of the Restricted Subsidiaries, as the case may be, to timely give notice of redemption and redeem or offer to purchase, purchase and pay for Notes as required by the provisions described under “—Redemption and Offer to Purchase—Change of Control,” “—Redemption and Offer to Purchase—Asset Sales,” or “—Redemption and Offer to Purchase—Mandatory Redemption Upon Event of Loss of a Vessel,” or to comply with the provisions described under “—Certain Covenants—Merger, Consolidation; Sale of Assets”;

(4)	failure by the Company or any of the Restricted Subsidiaries for 45 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any other covenants or agreements in the Indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity; and

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(6)	entry by a court or courts of competent jurisdiction of a final judgment or government fine or penalty (whether by agreement, consent decree or otherwise), against the Company, any Guarantor or any Affiliate of the Company (other than Vantage Parent), or entry by the Company, any Guarantor or any Affiliate of the Company (other than Vantage Parent) into any settlement agreement, consent decree or similar agreement with respect to any investigations involving, or claims against, such entity, that would individually or in the aggregate exceed $50.0 million;

(7)	breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Agreements, the repudiation by the Company or any Guarantor of any of its obligations under the Collateral Agreements or the unenforceability of the Collateral Agreements against the Company or any Guarantor for any reason;

(8)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)	failure by the Company to issue Ordinary Shares upon conversion of Notes in accordance with the provisions of the Indenture and the Notes; and

(10)	certain events of bankruptcy or insolvency described in the Indenture with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default specified in clause (10) above, with respect to the Company or any Restricted Subsidiary, as applicable, all outstanding Notes will become due and payable immediately in cash without further action or notice, and holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes or the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clause (10) above, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Company redeemed the Notes at its option at such time pursuant to the provisions described under “—Redemption and Offer to Purchase—Optional Redemption,” which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such holders to receive any further accrued and unpaid interest from such date to the date of payment. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all outstanding Notes to be due and payable immediately in cash, and holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes or the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clause (10) above, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Company redeemed the Notes at its option at such time pursuant to the provisions described under “—Redemption and Offer to Purchase—Optional Redemption,” which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such holders to receive any further accrued and unpaid interest from such date to the date of payment.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (including the Applicable Premium), if any, or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium (including the Applicable Premium), if any, on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No present, past or future director, officer, employee, incorporator or stockholder of the Company, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of the Company, any Restricted Subsidiary or the Guarantor under the Notes, the Indenture, the Note Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium (including the Applicable Premium), if any, on, such Notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non- payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium (including the Applicable Premium) on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)	the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(5)	the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, and the Trustee, upon receipt from the Company of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

(1)	either:

(a)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium (including the Applicable Premium), if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of such deposit (except a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and not provided for by the deposit required by clause (1) above; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the other Indenture Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the other Indenture Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the purchase or redemption of the Notes (other than provisions relating to the covenants described above under “—Redemption and Offer to Purchase”);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, interest, or premium (including the Applicable Premium), if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, interest, or premium (including the Applicable Premium), if any, on, the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Redemption and Offer to Purchase”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9)	adversely affect the conversion rights described above under the caption “—Conversion Rights”; or

(10)	make any change in the preceding amendment and waiver provisions.

The consent of holders representing at least two-thirds of outstanding Notes will be required to release all or substantially all of the Collateral otherwise than in accordance with the Indenture and the Collateral Agreements.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent, as applicable, may amend or supplement the Indenture or the other Indenture Documents:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations under the Indenture Documents in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)	to make provisions with respect to the conversion of Notes pursuant to the requirements described above under the caption “—Conversion Rights” if any reclassification or change of the Ordinary Shares or any consolidation, merger, combination, share exchange or sale of all or substantially all of the assets of the Company shall occur;

(7)	to evidence and provide for the acceptance of the appointment under the Indenture and the Collateral Agreements of a successor Trustee or Noteholder Collateral Agent;

(8)	to make any other provisions with respect to matters or questions arising under the Indenture, the Collateral Agreements, the Notes or the Note Guarantees, provided that the actions pursuant to this clause will not adversely affect the interests of the holders of the Notes in any material respect, as determined in good faith by the Company;

(9)	to enter into additional or supplemental Collateral Agreements;

(10)	to release Collateral when permitted or required by the Indenture or the Collateral Agreements;

(11)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(12)	to add any Note Guarantee by allowing any Guarantor to execute a supplemental indenture with respect to the Notes; or

(13)	to accept and consent to, and to take all steps to perfect a security interest under, Collateral Agreements to be granted subsequent to the Issue Date, including with respect to Drilling Contracts and Internal Charters.

In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding. Notwithstanding anything in this Indenture to the contrary, no Person will be deemed or presumed to have any such controlling interest, or to be under common control of any other Person with the Company or any Guarantor, solely as a result of (i) such Person and/or such other Person being or becoming a party to the Shareholders Agreement (including exercising its rights thereunder) or (ii) such Person and/or such other Person being a Beneficial Owner of more than 10% of the Company’s outstanding Voting Stock, unless, in the case of the preceding clause (ii), such Person and/or such other Person (as determined in good faith by the Board of Directors of the Company) has the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company, whether through the ownership of the Voting Stock of the Company, by contract (excluding for such purposes the Shareholders Agreement), or otherwise (excluding for all such purposes any shares of the Company’s Voting Stock held by any other party subject to the Shareholders Agreement attributable to such Person or such other Person as a result of the Shareholders Agreement). The Indenture expressly excludes therefrom Section 316(a) and 315(d)(3) of the TIA, to the maximum extent permissible thereunder.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of Notes, unless such holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture provides that it, the Notes, the Note Guarantees and certain of the Collateral Agreements, including the Security Agreement and the Third Lien Intercreditor Agreement, will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture or the Collateral Agreements without charge by writing to the Company at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056; Attention: General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acceptable Security Interest” in any property means a Lien which (a) exists in favor of the Noteholder Collateral Agent for the benefit of the Third Lien Secured Parties; (b) has the Required Priority other than Permitted Liens having priority under Legal Requirements; (c) secures the Note Obligations; (d) is perfected; and (e) is enforceable against the Note Party that created such security interest in each case, subject to the terms of any applicable Intercreditor Agreements in effect.

“Account Control Agreement” means, with respect to any deposit account of any Note Party that is held with a bank that is not the Noteholder Collateral Agent, an agreement or agreements in form and substance reasonably acceptable to the Noteholder Collateral Agent governing any such deposit accounts of such Note Party pursuant to which the security interest of the Noteholder Collateral Agent in such deposit account shall be perfected.

“Additional First Lien Representative” has the meaning set forth in the definition of “First Lien Representative”.

“Additional Notes” has the meaning set forth under “—Principal, Maturity and Interest.”

“Additional Vessel” means a drilling rig or drillship or other vessel that is used or useful in the Permitted Business; provided that upon the consummation of a Vessel Asset Sale where all of the interests in any such Additional Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of the Indenture, including the covenants described above under the captions “—Asset Sales” and “—Merger, Consolidation; Sale of Assets,” such Additional Vessel shall not thereafter constitute an Additional Vessel hereunder.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the then outstanding principal amount of the Note; and

(2)	the difference of (i) the present value at such Redemption Date, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, of the accreted value of such Note at the Maturity Date, assuming that such Note were to remain outstanding until the Maturity Date minus (ii) the outstanding principal amount of the Note on such Redemption Date.

The Company will calculate the Applicable Premium prior to the applicable Redemption Date and deliver an Officers’ Certificate to the Trustee setting forth the Applicable Premium and showing the calculation thereof in reasonable detail.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note or Stapled Security, as applicable, the rules and procedures of the Depositary, Security Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (except under an Internal Charter or Drilling Contract); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the “Change of Control” covenant and/or the “Merger, Consolidation; Sale of Assets” covenant and not by the provisions of the “Asset Sale” covenant;

(2)	the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries other than statutory or directors qualifying shares; and

(3)	an Involuntary Transfer.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $10.0 million;

(2)	a transfer of Equity Interests or other assets between or among the Company and any of the Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	any transfer of property in connection with a sale and leaseback transaction other than a sale and leaseback of a Vessel.

“Bankruptcy Code” means Title 11, United States Code, as may be amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in New York, New York or the state in which the Corporate Trust Office of the Trustee is located are authorized or required by law to close. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of a Cayman Island exempted company, shares (including Ordinary Shares);

(3)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)	in the case of a partnership or limited liability company, shares, partnership interests (whether general or limited) or membership interests; and

(5)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)	investments in (a) Foreign Deposit Accounts and cash management facilities maintained at one of the three largest banks in which the Company or any Restricted Subsidiary maintains its registered or local office and (b) such investments as are comparable to the cash equivalents described in clauses (1) through (6) above that are customary investments for entities in such jurisdictions and that are consistent with the goal of preservation of capital and that are prudent under the circumstances.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)	any “person” (as that term is used in Section 13(d) of the Exchange Act) acquires, directly or indirectly, in one or a series of transactions (excluding, for the avoidance of doubt, the issuance of equity interests in the Company, or securities convertible, exchangeable or exercisable for such equity interests (and the conversion, exchange or exercise thereof) pursuant to the Plan of Reorganization) beneficial ownership of more than 50% of the Voting Stock of the Company and maintains such beneficial ownership of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, for more than 15 consecutive Business Days;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company (excluding, for the avoidance of doubt, the Plan of Reorganization);

(4)	the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination but excluding, for the avoidance of doubt, the issuance of equity interests in the Company, or securities convertible, exchangeable or exercisable for such equity interests (and the conversion, exchange or exercise thereof) pursuant to the Plan of Reorganization), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property (excluding, for the avoidance of doubt, transactions effectuated in connection with the consummation of the Plan of Reorganization), other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(6)	the first day on which a majority of the members of the Board of Directors of Company are not Continuing Directors.

provided that for the purposes of clauses (2) and (4) the parties to the Stockholders Agreement, dated as of the date hereof, among the Company and the stockholders party thereto, as in effect on the date hereof (including their permitted transferees thereunder that agree to be bound thereby) shall not be deemed to be a “group” for purposes hereof solely as a result of being parties thereto or consummating the transactions contemplated thereby.

For the avoidance of doubt, and notwithstanding the foregoing, any event that would otherwise constitute a “Change of Control” pursuant to this definition that resulted solely from a conversion of Notes shall not be deemed a Change of Control.

“Change of Control Offer” has the meaning set forth under “—Redemption and Offer to Purchase—Change of Control.”

“Change of Control Payment” has the meaning set forth under “—Redemption and Offer to Purchase—Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “—Redemption and Offer to Purchase—Change of Control.”

“Clearstream” means Clearstream Banking, S.A.

“Closing Sale Price” means, with respect to Ordinary Shares on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal national or regional securities exchange on which the Ordinary Shares are traded, or if no Closing Sale Price is available, the last quoted bid price for such Ordinary Shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if such bid price is not available, Closing Sale Price per share shall be the Fair Market Value of an Ordinary Share, in each case, as determined in good faith by the Board of Directors (which determination, in each case, shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

“Collateral” means all assets and property, whether now owned, or hereafter acquired, upon which a Lien or Mortgage securing the Obligations under the Indenture, the Notes or the Note Guarantees, is granted or purported to be granted under any Collateral Agreement.

“Collateral Agreements” means, collectively, the Security Agreement, each Mortgage, the Third Lien Intercreditor Agreement, the Insurance Assignment, the Earnings Assignment, and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Noteholder Collateral Agent as required by the Indenture or the Third Lien Intercreditor Agreement, in each case, as the same may be in effect from time to time.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date;

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)	was added to the Board of Directors pursuant to Section 2.1(b) of the Shareholders Agreement.

“Contract Unwind Trigger” means the termination of the underlying Drilling Contract and the collection of all revenue and accounts receivable owing under such Drilling Contract to the applicable Subsidiary.

“Contract Winning Trigger” means the entering into a Drilling Contract by any direct or indirect Subsidiary of the Company that is not already a Guarantor, under which the drilling services are to be performed by a Vessel or any Additional Vessel of the Company or any Restricted Subsidiary.

“Conversion Event” means (a) prior to the third anniversary of the Issue Date, (i) upon the instruction of Holders of a majority in principal amount of the Notes to convert into Ordinary Shares or (ii) upon the full and final resolution of all potential Investigation Claims against the Company, the Company’s Subsidiaries as of the Issue Date, Vantage International Management Company Pte. Ltd., Vantage Energy Services, Inc. and Vantage

Parent and Vantage Parent’s Subsidiaries as of the Issue Date (to the extent that the Company or any Subsidiary of the Company may reasonably be expected to be liable for such claim against Vantage Parent or Vantage Parent’s Subsidiaries as of the Issue Date), as determined in good faith by the Board of Directors (which determination shall require the affirmative vote of a supermajority of the non-management directors), and (b) from and after the third anniversary of the Issue Date through the Maturity Date, upon the approval of the Board of Directors (which approval shall require the affirmative vote of a supermajority of the non-management directors). For the purposes of this definition, supermajority of the non-management directors means five affirmative votes of non-management directors assuming six non-management directors are eligible to vote, and in all other circumstances, the affirmative vote of at least 75% of the non-management directors eligible to vote.

“Conversion Price” means, at any time, the quotient (expressed in dollars per Ordinary Share) obtained by dividing (i) the principal amount of the Notes outstanding (including PIK Notes) by (ii)(x) the principal amount of the Notes outstanding, (including PIK Notes) multiplied by (y) the Conversion Rate in effect at such time as determined by the Company and evidenced by an Officers’ Certificate delivered to the Trustee.

“Conversion Rate” means the Initial Conversion Rate, as adjusted from time to time by the Company in accordance with the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustment.”

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 14.02 of the Indenture or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of February 10, 2016, as amended, restated, modified, renewed, refunded, replaced or refinanced, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the Credit Agreement Collateral Agent and the Credit Agreement Agent.

“Credit Agreement Agent” means Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

“Credit Agreement Collateral Agent” means the collateral agent under the Credit Agreement, which shall initially be Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

“Credit Agreement Collateral Agreements” means any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Credit Agreement Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements, and any other agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

“Credit Agreement Obligations” means Indebtedness incurred pursuant to the Credit Agreement.

“Credit Facility” means a credit agreement (including the Credit Agreement), term loan, promissory note or notes with, or other evidence of Indebtedness to, banks or other institutional lenders, investors or credit providers, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Current Market Price” means (i) at such times as the Ordinary Shares are not listed on a national or regional securities exchange, the Closing Sale Price, and (ii) at such times as the Ordinary Shares are listed on a national or regional securities exchange, the average of the daily Closing Sale Price per Ordinary Share for the ten (10) consecutive Trading Days ending on the earlier of the date of determination of the Ordinary Shareholders entitled to receive such issuance or distribution and the day before the Ex-Date with respect to the issuance or distribution requiring such computation immediately prior to the date in question.

“Current Principal Amount of Notes per Unit” means, at any date of determination, the principal amount of Notes included in a single Stapled Security at such time.

“Deepwater Vessel” means each of (i) the Bahamian flag vessels the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, and (ii) any other deepwater vessel hereafter acquired by the Company or any Restricted Subsidiary. For the avoidance of doubt, as of the Issue Date, the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller are not Deepwater Vessels.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest” has the meaning set forth under “—Events of Default and Remedies.”

“Depositary” means, with respect to the Notes issued in whole or in part in global form, The Depository Trust Company as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary under the Indenture.

“Designated First Lien Collateral Agent” means (i) if at any time there is only one series of First Lien Obligations with respect to which the discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent for the First Lien Claimholders in such series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time.

“Designated First Lien Representative” means (i) if at any time there is only one series of First Lien Obligations with respect to which the discharge of First Lien Obligations has not occurred, the First Lien Representative for the First Lien Claimholders in such series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time.

“Designated Second Lien Collateral Agent” means (i) if at any time there is only one series of Second Lien Obligations with respect to which the discharge of Second Lien Obligations has not occurred, the Second Lien Collateral Agent for the Second Lien Claimholders in such series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Second Lien Pari Passu Intercreditor Agreement) at such time.

“Designated Second Lien Representative” means (i) if at any time there is only one series of Second Lien Obligations with respect to which the discharge of Second Lien Obligations has not occurred, the Second Lien Representative for the Second Lien Claimholders in such series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the Second Lien Pari Passu Intercreditor Agreement) at such time.

“Designated Senior Collateral Agent” means (i) until the discharge of First Lien Obligations has occurred, the Designated First Lien Collateral Agent and (ii) if the discharge of First Lien Obligations has occurred, the Designated Second Lien Collateral Agent.

“Designated Senior Representative” means (i) until the discharge of First Lien Obligations has occurred, the Designated First Lien Representative and (ii) if the discharge of First Lien Obligations has occurred, the Designated Second Lien Representative.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, the following will not constitute Disqualified Stock: (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with any applicable “Restricted Payments” or similar covenants of the Company; and (2) Capital Stock that is convertible or exchangeable into other Capital Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Drilling Contract” means any drilling contract in respect of any Vessel or other contract for use of any Vessel (except Internal Charters and Permitted Third Party Charters).

“Earnings” shall mean (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Company, any of its Restricted Subsidiaries or any Guarantor, of whatsoever nature, arising out of or as a result of the use, operation or chartering (whether by Internal Charter, Permitted Third Party Charter or otherwise) by the Company, any of its Restricted Subsidiaries or any Guarantor or their respective agents of any Vessel, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder; (ii) all moneys and claims for moneys due and to become due to the Company, any Restricted Subsidiary or any Guarantor, and all claims for damages, arising out of the breach of any and all present and future Drilling Contracts, Internal Charters, Permitted Third Party Charters, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of any Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Company, any Restricted Subsidiary or any Guarantor, or their respective successors or assigns, arising out of or in any way connected with the present or future use, operation or chartering of any Vessel or arising out of or in any way connected with any and all present and future requisitions, Drilling Contracts, Internal Charters, Permitted Third Party Charters, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of such Vessel; (iii) all moneys and claims due and to become due to the Company, any Restricted Subsidiary or any Guarantor, and all claims for damages and all insurance and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to any Vessel; and (iv) any proceeds of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

“Earnings Account” shall mean an interest bearing account or other deposit account into which all Earnings derived from each Drilling Contract shall be deposited or forwarded that is subject to an Account Control Agreement (or other comparable arrangements that are effective to create an Acceptable Security Interest under applicable Legal Requirements acceptable (and, otherwise, on terms reasonably acceptable) to the Noteholder Collateral Agent), in each case to the extent required by the “Earnings Account” covenant.

“Earnings Assignment” means, collectively, the Required Priority assignments of earnings in favor of the Noteholder Collateral Agent given by the Company, each applicable Guarantor, and each applicable Internal Charterer respecting all earnings derived from the Vessels and their respective operations, substantially in the form attached to the Indenture, as the same may be amended, supplemented or modified from time to time.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests (other than Disqualified Stock) (x) of the Company or (y) the proceeds of which are in an amount equal to or exceeding the aggregate principal amount of the Notes to be redeemed and are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.

“Event of Default” has the meaning set forth under the caption “—Events of Default and Remedies.”

“Event of Loss” means any of the following events:

(1)	the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel;

(2)	the destruction of a Vessel;

(3)	damage to a Vessel to an extent, determined in good faith by the Company within 90 days after the occurrence of such damage as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence); or

(4)	the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months.

An Event of Loss shall be deemed to have occurred:

(1)	in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported;

(2)	in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss;

(3)	in the case of any event referred to in clause (3) above, upon such date of determination; or

(4)	in the case of any event referred to in clause (4) above, on the date that is six months after the occurrence of such event.

“Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by the Company or a Subsidiary of the Company, the Trustee or an agent thereof, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss, net of any such proceeds required to be paid pursuant to the terms of the Credit Agreement Documents, Senior Secured Collateral Agreements or the documents governing other Indebtedness permitted to be incurred pursuant to the Indenture on a basis senior to the Notes as to collateral and having repayment requirements in respect of Events of Loss similar to those contained in the Credit Agreement Documents or Senior Secured Collateral Agreements.

“Excess First Lien Obligations” has the meaning set forth in the Second Lien Intercreditor Agreement.

“Excess Proceeds” has the meaning set forth under the caption “—Redemption and Offer to Purchase— Asset Sales.”

“Ex-Date” has the meaning set forth under “—Conversion Rights—Conversion Rate Adjustment.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Excluded Holder” has the meaning set forth under the caption “—Withholding Taxes.”

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the Indenture).

“First Lien Claimholders” means the “Secured Parties” as defined in the Credit Agreement and any “Additional First Lien Claimholders” as defined in the Third Lien Intercreditor Agreement.

“First Lien Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of any “Additional First Lien Obligations” and the “Additional First Lien Claimholders” in respect thereof (each as defined in the Third Lien Intercreditor Agreement), the Person serving as collateral agent (or the equivalent) for such Additional First Lien Obligations and that is named as the First Lien Collateral Agent in respect of such Additional First Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional First Lien Collateral Agent”).

“First Lien Loan Documents” means the Credit Agreement Documents and any “Additional First Lien Loan Documents” as defined in the Third Lien Intercreditor Agreement.

“First Lien Obligations” means, subject to the Third Lien Intercreditor Agreement, the Credit Agreement Obligations any “Additional First Lien Obligations” as defined in the Third Lien Intercreditor Agreement.

“First Lien Pari Passu Intercreditor Agreement” means an agreement among each First Lien Representative and each First Lien Collateral Agent allocating rights among the various series of First Lien Obligations.

“First Lien Representative” means (i) Royal Bank of Canada, as the Initial First Lien Representative and (ii) in the case of any “Additional First Lien Obligations” and the “Additional First Lien Claimholders” in respect thereof (each as defined in the Third Lien Intercreditor Agreement), each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the First Lien Representative in respect of such Additional First Lien Obligations in the applicable joinder agreement to the Third Lien Intercreditor Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional First Lien Representative”).

“Foreign Deposit Account” has the meaning set forth in the Security Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as are in effect from time to time; provided that GAAP as in effect on the date of the Indenture shall be applied in respect of determining whether leases should be recorded as operating leases under GAAP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means the Company and each Guarantor.

“Guarantors” means each Subsidiary of the Company that executes the Indenture as of the Issue Date and each other Person that is required to, or at the election of the Company, becomes a Guarantor by the terms of the Indenture after the Issue Date, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“holders of Notes” means the registered holder of the Notes pursuant to the Indenture.

“Immaterial Subsidiary” means any Subsidiary of the Company or any of the Restricted Subsidiaries, in each case designated by the Company, the book value of the assets of which is not greater than $25,000 at any time; provided, that the aggregate book value of the assets of all Immaterial Subsidiaries may not exceed $100,000 at any time. As of the Issue Date, Vantage Luxembourg I SARL constitutes an Immaterial Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means the indenture pursuant to which the Notes were issued among the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Indenture Documents” means any of the Notes, the Indenture, the Note Guarantees and the Collateral Agreements.

“Initial Conversion Price” means $95.60 per Ordinary Share.

“Initial Conversion Rate” means the quotient obtained from the formula

(P ÷ Y) ÷ P

where

P = the principal balance of the Initial Notes issued on the Issue Date

Y = the Initial Conversion Price.

“Initial Notes” means $749,983,372.99 aggregate principal amount of Notes issued under the Indenture on the Issue Date.

“Intercreditor Agreements” means collectively, the Third Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Interest Payment Date” has the meaning set forth under “—Principal, Maturity and Interest.”

“Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Guarantor that is a Vessel owner (or an Internal Charterer of such Vessel) and any Internal Charterer.

“Internal Charter Unwind Trigger” means the termination of the underlying Internal Charter and the collection of all revenue and accounts receivable owing under such Internal Charter to the applicable Subsidiary.

“Internal Charterer” means the Company or any Subsidiary of the Company that is not the owner of the relevant Vessel and that is a party to any Drilling Contract or any bareboat charter or other such charter in respect of a Vessel.

“Investigation Claim” means any claim held by a United States or Brazilian governmental unit and arising from or related to the procurement of that certain Agreement for the Provision of Drilling Services, dated as of February 4, 2009, by and between Petrobras Venezuela Investments & Services B.V. and Vantage Deepwater Company, as amended, modified, supplemented, or novated from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Involuntary Transfer” means, with respect to any property or asset (other than a Vessel, which shall be governed by the covenant “Redemption and Offer to Purchase—Mandatory Redemption Upon Event of Loss of a Vessel”) of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” has the meaning set forth under “—Brief Description of the Notes and the Note Guarantees.”

“Jackup Rig” means (a) each of the Panamanian flag vessels the Topaz Driller, the Emerald Driller, the Sapphire Driller and the Aquamarine Driller and (b) any other mobile offshore drilling unit hereafter acquired by any of the Company and the Guarantors, the legs of which can be lowered to the seabed from the hull or platform thereof.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Incentive Plan” means the Offshore Group Investment Limited 2016 Management Incentive Plan, effective February 10 , 2016, as the same may be amended or modified from time to time.

“Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market, if any, on which the Ordinary Shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading by such exchange or market (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise), if any, in the Ordinary Shares or in any options contracts or future contracts relating to the Ordinary Shares.

“Maturity Date” means December 31, 2030.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by the Company or any Guarantor is granted to secure Obligations under the Indenture or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements; and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders with respect thereto have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of the Restricted Subsidiaries.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes, pursuant to the Indenture or any supplemental indenture.

“Note Obligations” means the Obligations (including without limitation, fees and expenses of the Trustee and Noteholder Collateral Agent, including attorney fees and expenses) of the Company and the Guarantors under the Indenture Documents.

“Noteholder Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the benefit of the holders of the Notes under the Collateral Agreements, together with its successors in such capacity.

“Note Party” means the Company and any Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and guarantees thereof and any renewals or extensions of the forgoing.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Director, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, who may not be the same Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Ordinary Shares” means ordinary shares of the Company, as they exist on the Issue Date, or any other shares of Capital Stock of the Company into which the Ordinary Shares shall be reclassified or changed.

“Permitted Business” means with respect to the Company and the Restricted Subsidiaries, a business in which the Company and the Restricted Subsidiaries were engaged on the Issue Date and any business reasonably related or complementary thereto.

“Permitted Liens” means:

(1)	Liens on assets of the Company and the Guarantors securing Indebtedness and other Obligations under any Credit Facility in an amount at any time outstanding not to exceed (i) $175.0 million plus (ii) an amount not to exceed $125.0 million less the Indebtedness represented by the Senior Secured Notes then outstanding;

(2)	Liens existing on the Issue Date immediately following, and after giving effect to, the consummation of the Plan of Reorganization, including Liens securing the Senior Secured Notes and the related note guarantees (but excluding, for the avoidance of doubt, any additional notes issued under the Senior Secured Notes Indenture after the Issue Date);

(3)	Liens in favor of the Company or the Guarantors;

(4)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(5)	Liens to secure Indebtedness incurred by the Company or any Restricted Subsidiary with respect to equipment mobilization expenditures that are committed to be reimbursed by any Person party to a Drilling Contract in an aggregate amount not to exceed (a) $50.0 million in respect of each Deepwater Vessel and (b) $25.0 million in respect of each Jackup Rig at any time outstanding, provided that (i) such Liens only extend to the assets (and proceeds thereof) constructed or acquired with or financed by such Indebtedness, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the cost of such property at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Company or any Restricted Subsidiary other than the proceeds of such property or assets (including insurance proceeds);

(6)	Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(7)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(8)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)	Liens to secure Indebtedness, including Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, covering only the assets constructed or acquired with or financed by such Indebtedness;

(10)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)	Liens imposed by law, such as necessaries suppliers, carriers’, warehousemen’s, landlord’s, mechanics’ crews wages, salvage and general average Liens, in each case, incurred in the ordinary course of business not more than 30 days past due or which are being contested in good faith;

(12)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13)	Liens created for the benefit of the holders of (or to secure) the Notes (including any PIK Notes) or the Note Guarantees;

(14)	Liens to secure any Permitted Refinancing Indebtedness (secured by a Lien at the time of such refinancing) permitted to be incurred under the Indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15)	Liens for obligations owed to vendors or other third parties that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that, any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;

(16)	Liens to secure Hedging Obligations of the Company or any Restricted Subsidiary; and

(17)	Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations that do not exceed $25.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is (a) subordinated in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, or (b) pari passu in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes or such Note Guarantee, as the case may be, in the case of each of clauses (a) and (b), on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Note Obligation Payments” means (i) regularly scheduled payments of interest on the Note Obligations payable in kind, due and payable on a non-accelerated basis in accordance with the terms of the Indenture Documents as in effect on the Issue Date or as modified in accordance with the terms of the Third Lien Intercreditor Agreement, (ii) ordinary shares issuable upon conversion of convertible Notes in accordance with the Indenture, and (iii) all fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnification obligations, and reimbursement obligations, payable to the Third Lien Representative or the Noteholder Collateral Agent acting in their capacity as such, or as trustee, paying agent, registrar, conversion agent or in similar agency capacities, payable in accordance with the terms of the Indenture Documents as in effect on the Issue Date or as modified in accordance with the terms of the Third Lien Intercreditor Agreement; provided, however, that clause (iii) shall not include (x) any fees, expenses, indemnification obligations or reimbursement obligations arising from or otherwise in respect of acts or omissions that are inconsistent with the terms of the Third Lien Intercreditor Agreement, and (y) any indemnity obligations or reimbursement obligations arising from payments made by or liabilities owing by any Third Lien Representative or the Noteholder Collateral Agent acting in their capacity as such, or as trustee, paying agent, registrar, conversion agent or in similar agency capacities to any Third Lien Claimholder.

“Permitted Third Party Charter” means the charter of a Vessel to a third party in conjunction with the conduct of drilling operations, where a Guarantor effectively retains operational control of the Vessel and local law requires a resident person of the nation in whose waters the Vessel is located to charter the Vessel as a condition to the lawful conduct of drilling operations in such waters and where the Company or a Guarantor is the ultimate beneficiary of indemnities under the Drilling Contract.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” means interest paid in the form of (1) an increase in the outstanding principal amount of the Notes or (2) the issuance of PIK Notes.

“Plan of Reorganization” means the Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited and its Affiliated Debtors for reorganization pursuant to Chapter 11 of the Bankruptcy Code.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redemption Date” means the date of redemption established by the Company pursuant to the Indenture as described under “—Redemption and Offer to Purchase.”

“Required Priority” means (i) prior to the discharge of the Credit Agreement Obligations and the Senior Secured Note Obligations in full, third priority, (ii) following the discharge of the Credit Agreement Obligations in full, but prior to the discharge of the Senior Secured Note Obligations in full, second priority, (iii) following the discharge of the Senior Secured Note Obligations in full, but prior to the discharge of the Credit Agreement Obligations in full, second priority and (iv) in all other circumstances, first priority. For the avoidance of doubt, the priority specified in the preceding sentence as the “Required Priority” may be equal ranking with any other Indebtedness permitted to be secured in accordance with the terms of the Indenture.

“Reorganization Securities” means any notes, equity interests, or other securities (whether debt, equity, or otherwise) issued by a reorganized debtor that are distributed pursuant to a plan of reorganization on account of the Note Obligations in any insolvency or liquidation proceeding of a Grantor.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Claimholders” means the “Second Lien Secured Parties” as defined in the Senior Secured Indenture Documents and any “Additional Second Lien Claimholders” as defined in the Third Lien Intercreditor Agreement.

“Second Lien Collateral Agent” means (i) in the case of the Senior Secured Note Obligations, the Senior Secured Collateral Agent and (ii) in the case of any “Additional Second Lien Obligations” and the “Additional Second Lien Claimholders” in respect thereof (each as defined in the Third Lien Intercreditor Agreement), the Person serving as collateral agent (or the equivalent) for such Additional Second Lien Obligations and that is named as the Second Lien Collateral Agent in respect of such Additional Second Lien Obligations in the applicable joinder agreement to the Third Lien Intercreditor Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Collateral Agent”).

“Second Lien Debt Documents” means (i) the Senior Secured Notes Indenture and the other “Indenture Documents” as defined in the Senior Secured Notes Indenture and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the “Notes Obligations” as defined therein and/or (ii) any “Additional Second Lien Debt Documents” as defined in the Third Lien Intercreditor Agreement, as the context may require.

“Second Lien Note Documents” means the Senior Secured Indenture Documents, the Senior Secured Collateral Agreements and any “Additional Second Lien Debt Documents” as defined in the Third Lien Intercreditor Agreement.

“Second Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of February 10, 2016 among the Credit Agreement Collateral Agent, the Credit Agreement Agent, the Senior Secured Collateral Agent, the Senior Secured Trustee, the Grantors and the other parties from time to time party thereto, as such Second Lien Intercreditor Agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the its terms.

“Second Lien Obligations” means the Senior Secured Note Obligations and/or any “Additional Second Lien Obligations” as defined in the Third Lien Intercreditor Agreement.

“Second Lien Pari Passu Intercreditor Agreement” means an agreement among each Second Lien Representative and each Second Lien Collateral Agent allocating rights among the various series of Second Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of February 10, 2016, among the Company and the Grantors from time to time party thereto in favor of the Noteholder Collateral Agent, as amended, restated, or supplemented from time to time in accordance with its terms.

“Security Depositary” means, with respect to the Stapled Securities issuable or issued in whole or in part in global form, the Person specified in the Indenture as the Security Depositary with respect to the Stapled Securities, and any and all successors thereto appointed as Security Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Senior Claimholders” means the First Lien Claimholder and the Second Lien Claimholders.

“Senior Collateral Agent” means Royal Bank of Canada, as the Initial First Lien Collateral Agent, any “Additional First Lien Collateral Agent” as defined in the Third Lien Intercreditor Agreement, U.S. Bank National Association, as the Initial Second Lien Collateral Agent and any “Additional Second Lien Collateral Agent” as defined in the Third Lien Intercreditor Agreement.

“Senior Loan Documents” means the First Lien Loan Documents and the Second Lien Note Documents.

“Senior Obligations” means the First Lien Obligations and the Second Lien Obligations.

“Senior Payment Default” means any “Event of Default” (or equivalent term) under the First Lien Loan Documents or Second Lien Debt Documents resulting from the failure of one or more Grantors to pay when due, any principal, interest, fees or other monetary obligations under such First Lien Loan Documents or Second Lien Debt Documents, including, without limitation, any default in payment of any First Lien Obligation or Second Lien Obligation after acceleration thereof.

“Senior Representative” means Royal Bank of Canada, as the Initial First Lien Representative, any Additional First Lien Representative, U.S. Bank National Association, as the Initial Second Lien Representative, and any Additional Second Lien Representative.

“Senior Secured Collateral Agent” means U.S. Bank National Association, and any and all successors thereto, as trustee and collateral agent (together with its successors and permitted assigns) under the Senior Secured Notes Indenture.

“Senior Secured Collateral Agreements” means, collectively, the Senior Secured Indenture Documents, the Intercreditor Agreements, and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Senior Secured Collateral Agent, as required by the Senior Secured Notes Indenture or the Intercreditor Agreements, in each case, as the same may be in effect from time to time.

“Senior Secured Indenture Documents” means the Senior Secured Notes Indenture and any agreement, instrument or other document evidencing or governing any Senior Secured Note Obligations.

“Senior Secured Notes” means the Company’s 10% Senior Secured Second Lien Notes due 2020 issued on the date of the Indenture under the Senior Secured Notes Indenture, pursuant to the Plan of Reorganization.

“Senior Secured Notes Indenture” means the indenture, dated as of February 10, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time), among the Company, the guarantors party thereto, the Senior Secured Trustee and the Senior Secured Collateral Agent, pursuant to which the Senior Secured Notes were issued.

“Senior Secured Note Obligations” means the “Obligations” (as defined in the Senior Secured Notes Indenture) of the Grantors (as defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture, the Senior Secured Notes, the Senior Secured Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Senior Secured Trustee” means U.S. Bank National Association, as trustee (together with its successors and permitted assigns) under the Senior Secured Notes Indenture.

“Shareholders Agreement” means the shareholders agreement, dated as of February 10, 2016, among the Company and the shareholders party thereto.

“Ship Mortgage” means, collectively, the Required Priority naval mortgages and other instruments such as statutory mortgages and deeds over the Vessels, each duly registered in the Bahamian or Panamanian ship registry, as applicable, in favor of the Noteholder Collateral Agent, as the same may be amended, supplemented or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Specified Tax Jurisdiction” means each jurisdiction in which the Company or any Guarantor is organized, doing business or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which the Company or any Guarantor makes a payment on the Notes or any Note Guarantee or from or through which payments are made on behalf of the Company or any Guarantor on the Notes or any Note Guarantee, or, in each case, a political subdivision thereof.

“Stapled Securities” means the units of the Company comprised of Notes and Ordinary Shares, in such proportions as are specified in such units, which units shall be deemed stapled together, and such Notes and Ordinary Shares so stapled are transferrable or exchangeable only together until separated in accordance with the terms thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date or, if such item or series is incurred after the Issue Date, the date such item or series is incurred will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“Third Lien Claimholders” means the Trustee, the Noteholder Collateral Agent and the holders.

“Third Lien Intercreditor Agreement” means (i) the third lien subordination and intercreditor agreement dated as of February 10, 2016 among the Noteholder Collateral Agent, the Trustee, the Credit Agreement Collateral Agent, the Credit Agreement Agent, the Senior Secured Collateral Agent, the Senior Secured Trustee, the Grantors and the other parties from time to time party thereto, as such intercreditor agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any replacement thereof that contains terms not materially less favorable to the holders of Notes as determined in good faith by the Board of Directors of the Company.

“Third Lien Representative” means U.S. Bank National Association, as Third Lien Representative for the Third Lien Claimholders.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) any day on which the principal national or regional securities exchange on which the Ordinary Shares are listed is open for trading, or, if the Ordinary Shares are not listed on a national or regional securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the Maturity Date; provided, however, that if the period from the Redemption Date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Event” has the meaning set forth under “—Conversion Rights—Conversion Rate Adjustment—Adjustment Events.”

“Trustee” means U.S. Bank National Association in its capacity as trustee under the Indenture.

“Underlying Shares” has the meaning set forth under “—Conversion Rights—Conversion Rate Adjustment—Adjustment Events.”

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, except, whether or not the Senior Secured Notes remain outstanding, as would be permitted by Section 4.11 of the Senior Secured Notes Indenture;

(3)	is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries; and

(5)	is not the owner or Internal Charterer of a Vessel.

“Vantage Parent” means Vantage Drilling Company.

“Vessel Asset Sale” means a sale, lease (except under an Internal Charter, a Drilling Contract or a Permitted Third Party Charter), conveyance or other disposition of a Vessel, or any minority interest in a Vessel, right to a Vessel or construction contract respecting the construction of any Vessel; provided that any Vessel Asset Sale with respect to a minority interest in a Vessel will be subject to the Mortgage relating to such Vessel.

“Vessels” means each of (i) the Jackup Rigs, (ii) the Deepwater Vessels and (iii) any other Additional Vessel hereafter acquired by the Company or any Restricted Subsidiary in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns such Vessel; provided further that upon the consummation of a Vessel Asset Sale where all of the interests in such Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of the Indenture, including the covenants described above under the captions “—Asset Sales” and “—Merger, Consolidation; Sale of Assets,” such Vessel shall not thereafter constitute a Vessel hereunder.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

We are registering securities covered by this prospectus to permit the selling holders to conduct public secondary trading or distributions of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the securities offered by this prospectus. The aggregate proceeds to the selling holders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We have agreed to pay certain expenses of the selling holders incurred in connection with the sale of securities from time to time pursuant to this prospectus, but will not pay any underwriters’ discounts or commissions.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of securities to be made directly or through agents. If any pledgee, donee, transferee or other successor to the selling holders named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling holders.

The securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling holders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling holders or the purchasers of the securities. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

Furthermore, the securities offered by this prospectus may be transferred or distributed by a selling holder to other persons in satisfaction of claims by such other persons against such selling holder or as part of a liquidation, winding down or similar procedure by such selling holder.

These sales and transfers may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which our securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than in the over-the-counter market;

•	through the writing of options (including the issuance by the selling holders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of our securities, the selling holders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

•	engage in short sales of the securities in the course of hedging their positions;

•	sell the securities short and deliver the securities to close out short positions;

•	loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of securities by a broker-dealer, financial institution or selling holder would involve the sale of such securities that is not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of securities, a broker-dealer, financial institution or selling holder may purchase the securities on the open market to cover positions created by short sales. In determining the source of the securities to close out such short positions, the broker-dealer, financial institution or selling holders may consider, among other things, the price of the securities available for purchase in the open market.

At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling holders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling holders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the selling holders for the sale of any securities being offered by this prospectus.

There can be no assurance that any selling holder will sell any or all of the securities under this prospectus. Further, we cannot assure you that any such selling holder will not transfer, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

In the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the selling holders against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration of the securities, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of securities.

TAXATION

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of our securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our securities. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our securities, as the case may be, nor will gains derived from the disposal of our securities be subject to Cayman Islands income or corporation tax. The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or the holders of securities.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands dated July 29, 2008 (and endorsed on February 10, 2016 to reflect the change of name of the Company) substantially in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the provision of section 6 of the Tax Concessions Law, the Governor in Cabinet undertakes with the Company:

(a)	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law.

These concessions shall be for a period of twenty years from the 29th day of July 2008.

Certain U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Stapled Securities and Ordinary Shares by beneficial owners of our Stapled Securities and Ordinary Shares that hold such Stapled Securities and Ordinary Shares as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding the Stapled Securities and Ordinary Shares as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”

•	persons who acquired the Stapled Securities and Ordinary Shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	holders whose functional currency is not the U.S. dollar and

•	direct or indirect holders of more than 10% of the combined voting power of our voting stock (including the Stapled Securities).

This summary does not address the alternative minimum tax, Medicare tax on net investment income, the estate and gift tax consequences (except to the extent specifically provided herein) or tax consequences under any state, local or foreign laws.

Except where specifically described below, this discussion assumes that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. See “—Passive Foreign Investment Company.”

For purposes of this section, you are a “U.S. Holder” if you are: (1) an individual citizen of the United States or a resident alien of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means any beneficial owner of the Stapled Securities and Ordinary Shares that is neither a U.S. Holder nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership or other pass-through entity is a beneficial owner of the Stapled Securities or Ordinary Shares, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires the Stapled Securities or Ordinary Shares, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of the Stapled Securities or Ordinary Shares.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of the Stapled Securities and Ordinary Shares and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of the Stapled Securities and Ordinary Shares.

U.S. Holders of the Stapled Securities and Ordinary Shares

For U.S. federal income tax purposes, the Company will (and the Indenture requires holders of the Stapled Securities to) treat the Stapled Securities as a single, indivisible investment constituting equity in the Company. However, if the Notes were characterized as constituting separable components, the Notes might be treated as a separate debt instrument of the Company for U.S. federal income tax purposes. See “—Alternative Characterization of the Stapled Securities” below. Except where specifically described below, this discussion assumes the Stapled Securities will be treated as equity of the Company for U.S. federal income tax purposes.

Because there is no statutory, judicial or administrative authority directly addressing the U.S. federal income tax treatment of an instrument substantially similar to the Stapled Securities, U.S. Holders are urged to consult their own tax advisors as to the treatment, and the consequences to them, of an investment in the Stapled Securities.

Distributions on the Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company,” distributions of cash or property that we pay in respect of the Ordinary Shares (including Ordinary Shares that are a component of the Stapled Securities) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by U.S. Holders when actually or constructively received in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations under the Code. We do not intend to maintain calculations of our earnings and profits under U.S. federal income tax principles and, unless and until such calculations are made, U.S. Holders should assume all such distributions are made out of earnings and profits and constitute dividend income.

Dividends paid to certain non-corporate U.S. Holders (including individuals), are subject to taxation at a maximum rate of 20% if the dividend represents “qualified dividend income.” Dividends are treated as qualified dividend income if (i) the stock on which they are paid is readily tradable on an established securities market in the United States, (ii) the U.S. Holder meets the holding period requirement with respect to such stock (generally more than 60 days during the 121-day period that begins 60 days before the ex-dividend date), and (iii) the corporate payor of such dividend was not in the year prior to the year in which the dividend was paid, and is not in the year in which the dividend is paid, a PFIC (as described below). The Ordinary Shares (including Ordinary Shares that are a component of the Stapled Securities) are not currently readily tradable on an established securities market in the United States. As a result, amounts treated as dividends with respect to the Ordinary Shares (including Ordinary Shares that are a component of the Stapled Securities) are not expected to be treated as qualified dividend income.

Amounts treated as dividends received with respect to the Ordinary Shares (including Ordinary Shares that are a component of the Stapled Securities) will be treated as foreign source income. For purposes of the U.S. foreign tax credit limitation, foreign source income is separated into different “baskets,” and the credit for foreign taxes on income in any basket is limited to the U.S. federal income tax allocable to such income. Amounts treated as dividends paid with respect to the Ordinary Shares (including Ordinary Shares that are a component of the Stapled Securities) should generally constitute “passive category income” for most U.S. Holders. The foreign tax credit rules are complex, and are subject to the satisfaction of various requirements, including, in particular, applicable holding period requirements whose application to an instrument that includes a stated principal amount, such as the Stapled Securities, is unclear. U.S. Holders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Ordinary Shares (or in the Stapled Securities in the case of Ordinary Shares that are a component of the Stapled Securities), causing a reduction (but not below zero) of such adjusted tax basis, and thereafter will be treated as capital gain.

PIK Interest and Payment on the Notes

Although the application of section 305 of the Code to an instrument like the Stapled Securities is not entirely clear, if the Stapled Securities are respected as a single, indivisible investment constituting equity of the Company, then PIK interest that accrues on the Notes is not expected to be subject to U.S. federal income tax until it is paid in cash or until, in certain circumstances, distributions of cash or property, if any, are paid on the Ordinary Shares. Such cash payments or distributions, together with any other payment of cash on the Notes, should be treated as described above under “—Distributions on the Ordinary Shares.”

Sale, Exchange or Other Taxable Disposition of the Stapled Securities and Ordinary Shares

A. U.S. Holder generally will recognize gain or loss upon the taxable sale, exchange or other disposition of the Stapled Securities or Ordinary Shares in an amount equal to the difference between (i) the amount realized upon the sale, exchange or other taxable disposition and (ii) such holder’s adjusted tax basis in the Stapled Securities or Ordinary Shares. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, such holder has held (or is treated as having held) the Stapled Securities or Ordinary Shares for more than one year. Long-term capital gains of U.S. Holders that are individuals are currently taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Conversion of the Stapled Securities into Ordinary Shares

If the Stapled Securities are respected as a single, indivisible investment constituting equity of the Company, U.S. Holders generally will not recognize any gain or loss in respect of the receipt of Ordinary Shares upon the conversion of Stapled Securities. The adjusted tax basis of the Ordinary Shares received in such conversion should be determined by allocating the U.S. Holder’s adjusted tax basis in the Stapled Securities among such newly-received Ordinary Shares and any remaining Stapled Securities based on their relative fair market values. The holding period of the Ordinary Shares received on conversion should generally include the holding period for the Stapled Securities.

Passive Foreign Investment Company

U.S. Holders would be subject to a special, adverse U.S. federal income tax regime if we are, or were to become, a PFIC. In general, a non-U.S. corporation is a PFIC with respect to a U.S. Holder if, for any taxable year in which the U.S. Holder holds stock in the non-U.S. corporation, at least 75% of its gross income is passive income or at least 50% of the value of its assets (determined on the basis of a quarterly average) produce passive income or are held for the production of passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least 25% interest (by value) is taken into account. Based upon the nature of our current and projected income, assets and activities, we do not believe we are a PFIC. However, the determination of whether we are a PFIC is a factual determination made annually and thus may be subject to change. The application of the PFIC rules to a company and business such as ours also is not entirely clear. U.S. Holders should consult their own advisors regarding the adverse U.S. federal income tax consequences of owning Stapled Securities or Ordinary Shares in the event we are so characterized as a PFIC.

Alternative Characterization of the Stapled Securities

For U.S. federal income tax purposes, we will (and the Indenture requires holders of the Stapled Securities to) treat the Stapled Securities as a single, indivisible investment constituting equity in the Company. However, there can be no guarantee that the IRS will not assert a contrary position and that a court would not uphold such position. If the Notes were treated as separate debt of the Company, various consequences described above may be different. In particular, if the Notes are treated as separate debt instruments and their “stated redemption price at maturity” exceeded their “issue price” by an amount equal to or greater than a statutorily defined de minimis amount, the Notes would be considered to be issued with OID for U.S. federal income tax purposes. The stated redemption price at maturity of a debt instrument is the total of all payments due on the instrument other than payments of “qualified stated interest.” Pursuant to our Plan of Reorganization, certain holders of debt that was issued by the Company before its Chapter 11 restructuring received Stapled Securities, among other things, in exchange for such debt. If such debt were treated as traded on an established securities market on the date of such exchange and the Notes are treated as separate debt instruments of the Company, the issue price of the Notes would equal the fair market value of such exchanged debt. This could cause the Notes to have OID. In addition, if the Notes were treated as separate debt of the company, PIK interest would not constitute qualified stated interest. A U.S. Holder generally (i) would be required to include the OID in gross income as ordinary interest income as it accrued on a constant yield to maturity basis over the term of the Notes, in advance of the receipt of the cash attributable to such OID and regardless of the holder’s method of accounting for U.S. federal income tax purposes.

Because there is no statutory, judicial or administrative authority directly addressing the U.S. federal income tax treatment of an instrument substantially similar to the Stapled Securities, U.S. Holders are urged to consult their own tax advisors as to the treatment, and the consequences to them, of an investment in the Stapled Securities including the consequences if the Stapled Securities were treated as separate instruments rather than a single indivisible investment.

Non-U.S. Holders of the Stapled Securities and Ordinary Shares

In general, Non-U.S. Holders will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any payments made on the Stapled Securities or Ordinary Shares or gain recognized on the sale, exchange or other taxable disposition of the Stapled Securities or Ordinary Shares unless:

•	the amount received is effectively connected with the conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•	in the case of gain, the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting will apply to amounts paid to a U.S. Holder in respect of the Stapled Securities and Ordinary Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of the Stapled Securities and Ordinary Shares within the United States (and, in certain circumstances, outside the United States) unless such holder is a corporation or other exempt recipient. A backup withholding tax may apply to such payments if a U.S. Holder fails to provide a taxpayer identification number or certification of exempt status, or such U.S. Holder fails to report in full dividend and interest income. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Information reporting and a backup withholding tax may apply to amounts paid on, and the proceeds from the sale, exchange, conversion or other disposition of, the Stapled Securities and Ordinary Shares, if such amounts are received in the United States by a Non-U.S. holder or through certain U.S.-related financial intermediaries, unless such Non-U.S. holder complies with certain certification procedures (typically, the provision of the applicable IRS Form W-8).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your U.S. federal income tax liability, if any, provided that you furnish the required information to the IRS.

“Specified Foreign Financial Asset” Reporting

Owners of “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold), may be required to file an information statement with respect to such assets with their U.S. federal income tax returns, currently on IRS Form 8938. The Stapled Securities generally are expected to constitute “specified foreign financial assets” unless they are held in accounts maintained by financial institutions. U.S. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Stapled Securities.

ENFORCEMENT OF JUDGMENTS / ENFORCEMENT OF CIVIL LIABILITIES

The Company has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a plan of reorganization approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

LEGAL MATTERS

The validity and enforceability of the Stapled Securities (excluding the Ordinary Shares) being offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP also passed on matters of Delaware law relating to the Guarantees with respect to the Notes. The validity and enforceability of the Ordinary Shares being offered hereby will be passed upon for us by Maples and Calder, George Town, Grand Cayman, Cayman Islands. Maples & Calder also passed on matters of matters of Cayman Islands law relating to the Guarantees with respect to the Notes. Ioannides Demetriou LLC passed on matters of Cyprus law. Réti, Antall & Partners Law Firm passed on matters of Hungarian law. Hadromi & Partners passed on matters of Indonesian law. Azmi & Associates passed on matters of Malaysian law. Heussen B.V. passed on matters of Dutch law. D&B David si Baias SCA passed on matters of Romanian law. JLC Advisors LLP passed on matters of Singaporean law.

EXPERTS

The consolidated financial statements of the Company and its predecessor appearing in the Annual Report for the year ended December 31, 2016 have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC registration statements under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statements or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statements. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

The registration statements, including their exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the registration statements, including the exhibits and schedules to the registration statements.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom an offer or sale of such securities is not permitted under applicable law.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2016; and

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2017

Any statement made in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Vantage Drilling International, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056; Attention: General Counsel (telephone: (281) 404-4700). The documents we file with the SEC may also be found on the Investor Relations portion of our website at www.vantagedrilling.com. This Internet address is provided for informational purposes only and is not intended to function as a hyperlink. Our website and the information contained in it or connected to it shall not be deemed to be included incorporated into this prospectus or the registration statements of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$39,234
Printing fees and expenses	10,000
Legal fees and expenses	40,000
Accounting fees and expenses	17,500

Total	$106,734

Item 14. Indemnification of Directors and Officers.

As we are a Cayman Islands exempted company, the laws of the Cayman Islands will be relevant to the provisions relating to indemnification of our directors and officers. Although the Companies Law does not specifically restrict a Cayman Islands exempted company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain Commonwealth case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there has been willful default, willful neglect, breach of fiduciary duty, unconscionable behavior or behavior which falls within the broad stable of conduct identifiable as ‘equitable fraud’ on the part of the director or officer in question.

We have entered into indemnification agreements with our directors and executive officers under Texas law, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The limitation of liability and indemnification provisions in our memorandum and articles of association may discourage securityholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our securityholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities

In connection with the emergence of Offshore Group Investment Limited and certain of its domestic subsidiaries from Chapter 11, on February 10, 2016, we issued 4,344,959 units of Stapled Securities, $76.1 million aggregate principal amount of Senior Secured Notes and 655,094 Ordinary Shares pursuant to the Plan of Reorganization in transactions exempt from registration under Section 4(a)(2) of the Securities Act or Section 1145(a)(1) of the Bankruptcy Code.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Drilling International has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLING INTERNATIONAL

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ihab Toma Ihab Toma	Chief Executive Officer (Principal executive officer) and Director	May 4, 2017

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal financial and accounting officer)	May 4, 2017

/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr.	Chairman and Director	May 4, 2017

/s/ Nils E. Larsen Nils E. Larsen	Director	May 4, 2017

/s/ L. Spencer Wells L. Spencer Wells	Director	May 4, 2017

/s/ Esa Ikaheimonen Esa Ikaheimonen	Director	May 4, 2017

/s/ Scott McCarty Scott McCarty	Director	May 4, 2017

/s/ Matthew W. Bonanno Matthew W. Bonanno	Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dragonquest Holdings Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

DRAGONQUEST HOLDINGS COMPANY

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Emerald Driller Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

EMERALD DRILLER COMPANY

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, P2020 Rig Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

P2020 RIG CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, P2021 Rig Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

P2021 RIG CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sapphire Driller Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

SAPPHIRE DRILLER COMPANY

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Deepwater Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DEEPWATER COMPANY

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller I Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER I CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller II Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER II CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller III Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER III CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller IV Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER IV CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller VI Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER VI CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Drilling Africa has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLING AFRICA

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Holdings Malaysia I Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE HOLDINGS MALAYSIA I CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage International Management Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE INTERNATIONAL MANAGEMENT CO.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Holdings Cyprus ODC Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE HOLDINGS CYPRUS ODC LIMITED

By:	/s/ Rui Miguel Silva Gomes
Rui Miguel Silva Gomes
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rui Miguel Silva Gomes Rui Miguel Silva Gomes	Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Omnium Corporate and Trustee Services, Limited Omnium Corporate and Trustee Services, Limited	Director	May 4, 2017

/s/ Omnium Services, Limited Omnium Services, Limited	Director	May 4, 2017

/s/ Sansovino, Limited Sansovino, Limited	Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Deepwater Drilling, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DEEPWATER DRILLING, INC.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer and Treasurer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Delaware Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DELAWARE HOLDINGS, LLC

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer and Treasurer (Principal executive, financial and accounting officer) and Sole Manager (performing the functions of a director)	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Energy Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE ENERGY SERVICES, INC.

By:	/s/ Thomas J. Cimino
Thomas J. Cimino
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Cimino Thomas J. Cimino	Chief Financial Officer and Treasurer (Principal executive, financial and accounting officer) and Sole Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Holding Hungary Kft. has duly caused this Registration Statement to be signed on its behalf by the undersigned individuals, thereunto duly authorized, the first-listed individual signing such Registration Statement in the City of Houston, State of Texas and the second-listed individual signing such Registration Statement in the City of Bucharest, Republic of Romania, on the 4th day of May 2017.

VANTAGE HOLDING HUNGARY KFT.

By:	/s/ Rui Miguel Silva Gomes
Rui Miguel Silva Gomes
Managing Director

By:	/s/ Kleiber Jenő Csaba
Kleiber Jenő Csaba
Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rui Miguel Silva Gomes Rui Miguel Silva Gomes	Managing Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Kleiber Jenő Csaba Kleiber Jenő Csaba	Managing Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PT. Vantage Drilling Company Indonesia has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubai, United Arab Emirates, on the 4th day of May 2017.

PT. VANTAGE DRILLING COMPANY INDONESIA

By:	/s/ James W. Young
James W. Young
Commissioner

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James W. Young James W. Young	Commissioner (Principal executive, financial and accounting officer)	May 4, 2017

/s/ James Angus Goudie James Angus Goudie	President Director	May 4, 2017

/s/ Alisdair H. Semple Alisdair H. Semple	Director	May 4, 2017

/s/ Haji Setiantoro Haji Setiantoro	Director	May 4, 2017

/s/ Angel Antonio Villarroel Angel Antonio Villarroel	Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Drilling Labuan I Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLING LABUAN I LTD.

By:	/s/ Ronald J. Nelson
Ronald J. Nelson
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ronald J. Nelson Ronald J. Nelson	Director (Principal executive, financial and accounting officer)	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Drilling (Malaysia) I Sdn. Bhd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubai, United Arab Emirates, on the 4th day of May 2017.

VANTAGE DRILLING (MALAYSIA) I SDN. BHD.

By:	/s/ Kenneth Howden
Kenneth Howden
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kenneth Howden Kenneth Howden	Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Celine Chan Hooi Li Celine Chan Hooi Li	Director	May 4, 2017

/s/ Loke Chee Kien Loke Chee Kien	Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Drilling Netherlands B.V. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLING NETHERLANDS B.V.

By:	/s/ Rui Miguel Silva Gomes
Rui Miguel Silva Gomes
Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rui Miguel Silva Gomes Rui Miguel Silva Gomes	Managing Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Myrthe Marie Louise Gortzen Myrthe Marie Louise Gortzen	Managing Director	May 4, 2017

/s/ Joost M. van der Eerden Joost M. van der Eerden	Managing Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller ROCO S.R.L. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER ROCO S.R.L.

By:	/s/ Ronald J. Nelson
Ronald J. Nelson
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ronald J. Nelson Ronald J. Nelson	Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Georgiana Vasile Georgiana Vasile	Director	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Driller ROCO- Luxembourg Branch has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE DRILLER ROCO- LUXEMBOURG BRANCH

By:	/s/ Rui Miguel Silva Gomes
Rui Miguel Silva Gomes
Branch Manager

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rui Miguel Silva Gomes Rui Miguel Silva Gomes	Branch Manager (person performing director functions; principal executive, financial and accounting officer)	May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage International Management Company Pte. Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May 2017.

VANTAGE INTERNATIONAL MANAGEMENT COMPANY PTE. LTD.

By:	/s/ Ronald J. Nelson
Ronald J. Nelson
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Thomas J. Cimino and Douglas E. Stewart, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ronald J. Nelson Ronald J. Nelson	Director (Principal executive, financial and accounting officer)	May 4, 2017

/s/ Kenneth Howden Kenneth Howden	Director	May 4, 2017

/s/ Thomas J. Cimino Thomas J. Cimino	Director	May 4, 2017

/s/ Caleb Tey Howe Chong Caleb Tey Howe Chong	Director	May 4, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

2.1	Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited and its Affiliated Debtors, dated December 1, 2015, which is Exhibit A to the Disclosure Statement		T-3	022-29012	99.T3E.1	12/02/15

3.1A	Certificate of Incorporation of the Company		S-4	333-170841	3.3	11/24/10

3.1B	Third Amended and Restated Memorandum and Articles of Association of the Company		8-K	333-159299-15	3.01	08/05/16

3.2A	Certificate of Incorporation of Dragonquest Holdings Company		S-4	333-181890	3.33	06/05/12

3.2B	Memorandum and Articles of Association of Dragonquest Holdings Company		S-4	333-181890	3.34	06/05/12

3.3A	Certificate of Incorporation of Emerald Driller Company		S-4	333-170841	3.11	11/24/10

3.3B	Memorandum and Articles of Association of Emerald Driller Company		S-4	333-170841	3.12	11/24/10

3.4A	Certificate of Incorporation of P2020 Rig Co.		S-4	333-174851	3.19	06/10/11

3.4B	Amended and Restated Memorandum and Articles of Association of P2020 Rig Co.		S-4	333-174851	3.20	06/10/11

3.5A	Certificate of Incorporation of P2021 Rig Co.		S-4	333-170841	3.17	11/24/10

3.5B	Amended and Restated Memorandum and Articles of Association of P2021 Rig Co.		S-4	333-170841	3.18	11/24/10

3.6A	Deed of Establishment of PT. Vantage Drilling Company Indonesia and corresponding Ministry of Law and Human Rights approval letter		T-3	022-29012	T3A.6	12/02/15

3.6B	Articles of Association of PT. Vantage Drilling Company Indonesia		S-4/A	333-185117	3.45	02/27/13

3.7A	Certificate of Incorporation of Sapphire Driller Company		S-4	333-170841	3.13	11/24/10

3.7B	Memorandum and Articles of Association of Sapphire Driller Company		S-4	333-170841	3.14	11/24/10

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

3.8A	Certificate of Incorporation of Vantage Deepwater Company		S-4	333-181890	3.41	06/05/12

3.8B	Memorandum and Articles of Association of Vantage Deepwater Company		S-4	333-181890	3.42	06/05/12

3.9A	Certificate of Incorporation of Vantage Deepwater Drilling, Inc.		S-4	333-181890	3.39	06/05/12

3.9B	Bylaws of Vantage Deepwater Drilling, Inc.		S-4	333-181890	3.40	06/05/12

3.10A	Certificate of Formation of Vantage Delaware Holdings, LLC		S-4	333-185117	3.43	11/21/12

3.10B	Limited Liability Company Agreement of Vantage Delaware Holdings, LLC		S-4	333-185117	3.44	11/21/12

3.11A	Certificate of Incorporation of Vantage Driller I Co.		S-4	333-170841	3.5	11/24/10

3.11B	Amended and Restated Memorandum and Articles of Association of Vantage Driller I Co.		S-4	333-170841	3.6	11/24/10

3.12A	Certificate of Incorporation of Vantage Driller II Co.		S-4	333-170841	3.7	11/24/10

3.12B	Amended and Restated Memorandum and Articles of Association of Vantage Driller II Co.		S-4	333-170841	3.8	11/24/10

3.13A	Certificate of Incorporation of Vantage Driller III Co.		S-4	333-174851	3.9	06/10/11

3.13B	Second Amended and Restated Memorandum and Articles of Association of Vantage Driller III Co.		S-4	333-174851	3.10	06/10/11

3.14A	Certificate of Incorporation of Vantage Driller IV Co.		S-4	333-170841	3.9	11/24/10

3.14B	Amended and Restated Memorandum and Articles of Association of Vantage Driller IV Co.		S-4	333-170841	3.10	11/24/10

3.15A	Certificate of Incorporation of Vantage Driller VI Co.		S-4/A	333-188263	3.46	04/30/13

3.15B	Memorandum and Articles of Association of Vantage Driller VI Co.		S-4/A	333-188263	3.47	04/30/13

3.16A	Certificate of Incorporation of Vantage Driller ROCO S.R.L.—English translation from Romanian		T-3	022-29012	99T3.A.16	12/02/15

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

3.16B	Articles of Association of the Limited Liability Company Vantage Driller ROCO S.R.L.		T-3	022-29012	99.T3B.16	12/02/15

3.17A	Certificate of Incorporation on Change of Name of Vantage Drilling Africa		T-3	022-29012	99.T3A.17	12/02/15

3.17B	Amended and Restated Memorandum and Articles of Association of Vantage Drilling Africa.		T-3	022-29012	99.T3B.17	12/02/15

3.18A	Certificate of Incorporation of Vantage Drilling Labuan I Ltd.		S-4	333-174851	3.29	06/10/11

3.18B	Memorandum and Articles of Association of Vantage Drilling Labuan I Ltd.		S-4	333-174851	3.30	06/10/11

3.19A	Certificate of Incorporation of Vantage Drilling (Malaysia) I Sdn. Bhd.		S-4	333-174851	3.31	06/10/11

3.19B	Memorandum and Articles of Association of Vantage Drilling (Malaysia) I Sdn. Bhd.		S-4	333-174851	3.32	06/10/11

3.20A	Certified Registry of Vantage Drilling Netherlands B.V. as administered by the Chamber of Commerce for Amsterdam		T-3	022-29012	99.T3A.20	12/02/15

3.20B	Articles of Association of Vantage Drilling Netherlands B.V.—English translation from Dutch		S-4	333-170841	3.20	11/24/10

3.21A	Statement of Organization by Incorporator of Vantage Energy Services, Inc.		T-3/A	022-29012	99.T3A.21	01/29/16

3.21B	First Amended and Restated By-Laws of Vantage Energy Services, Inc.		T-3/A	022-29012	99.T3B.21	01/29/16

3.22A	Certificate of Incorporation of Vantage Holding Hungary Kft.—English translation from Hungarian		S-4	333-170841	3.19	11/24/10

3.22B	Deed of Foundation of Vantage Holding Hungary Kft.		T-3	022-29012	99.T3B.21	12/02/15

3.23A	Certificate of Incorporation of Vantage Holdings Cyprus ODC Limited		S-4	333-181890	3.35	06/05/12

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

3.23B	Memorandum and Articles of Association of Vantage Holdings Cyprus ODC Limited		S-4	333-181890	3.36	06/05/12

3.24A	Certificate of Incorporation of Vantage Holdings Malaysia I Co.		S-4	333-174851	3.23	06/10/11

3.24B	Memorandum and Articles of Association of Vantage Holdings Malaysia I Co.		S-4	333-174851	3.24	06/10/11

3.25A	Certificate of Incorporation of Vantage International Management Co.		S-4	333-170841	3.15	11/24/10

3.25B	Amended and Restated Memorandum and Articles of Association of Vantage International Management Co.		S-4	333-170841	3.16	11/24/10

3.26A	Certificate Confirming Incorporation of Company of Vantage International Management Company Pte. Ltd.		T-3/A	022-29012	99.T3A.26	01/29/16

3.26B	Memorandum and Articles of Association of Vantage International Management Company Pte. Ltd.		T-3/A	022-29012	99.T3B.26	01/29/16

4.1	Second Amended and Restated Credit Agreement by and between Offshore Group Investment Limited, certain subsidiaries thereof as Guarantors, the lenders from time to time party thereto as Lenders and Royal Bank of Canada as Administrative Agent and Collateral Agent, dated as of February 17, 2016		8-K	333-159299-15	4.1	02/17/16

4.2	Second Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016		8-K	333-159299-15	4.2	02/17/16

4.3	Third Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016		8-K	333-159299-15	4.3	02/17/16

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

4.4	Supplemental Indenture, dated as of June 8, 2016, among Vantage Drilling International (f/k/a Offshore Group Investment Limited), the guarantors party thereto, and U.S. Bank National Association, as trustee and noteholder collateral agent, to the Third Lien Indenture dated as of February 10, 2016		S-1	333-212081	4.4	06/16/16

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP	X

5.2	Opinion of Maples and Calder	X

5.3	Opinion of Ioannides Demetriou LLC	X

5.4	Opinion of Réti, Antall & Partners Law Firm	X

5.5	Opinion of Hadromi & Partners	X

5.6	Opinion of Azmi & Associates	X

5.7	Opinion of Heussen B.V.	X

5.8	Opinion of D&B David si Baias SCA	X

5.9	Opinion of JLC Advisors LLP	X

10.1	Shareholders Agreement by and among Offshore Group Investment Limited and the Shareholders (as defined therein) dated as of February 10, 2016		8-K	333-159299-15	10.1	02/17/16

10.2	Registration Rights Agreement by and among Offshore Group Investment Limited and each of the Holders (as defined therein) party thereto dated as of February 10, 2016		8-K	333-159299-15	10.2	02/17/16

10.3	Amendment No. 1 to the Registration Rights Agreement dated as of May 9, 2016, by and among Vantage Drilling International (f/k/a Offshore Group Investment Limited) and each of the Holders (as defined therein) party thereto		10-Q	333-159299-15	10.3	05/13/16

10.4†	Vantage Drilling International Amended and Restated 2016 Management Incentive Plan		S-1	333-212081	10.4	08/25/16

10.5†	Form of Restricted Stock Unit Award Agreement (Performance-Based) under the Vantage Drilling International Amended and Restated 2016 Management Incentive Plan		S-1	333-212081	10.5	08/25/16

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

10.6†	Form of Restricted Stock Unit Award Agreement (Time-Based) under the Vantage Drilling International Amended and Restated 2016 Management Incentive Plan		S-1	333-212081	10.6	08/25/16

10.7†	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Paul A. Bragg, dated February 10, 2016		8-K	333-159299-15	10.8	02/17/16

10.8†	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas G. Smith, dated February 10, 2016		8-K	333-159299-15	10.9	02/17/16

10.9†	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas W. Halkett, dated February 10, 2016		8-K	333-159299-15	10.10	02/17/16

10.10†	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and William L. Thomson, dated February 10, 2016		8-K	333-159299-15	10.11	02/17/16

10.11†	Second Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Nicolas J. Evanoff, dated February 10, 2016		8-K	333-159299-15	10.12	02/17/16

10.12†	Employment Agreement between Vantage Drilling International and Douglas E. Stewart, dated May 10, 2016		8-K	333-159299-15	10.1	05/17/16

10.13†	Employment Agreement between Vantage Drilling International and Ihab Toma, dated August 9, 2016		S-1	333-212081	10.13	08/25/16

10.14†	Employment Agreement Between Vantage Drilling International and Thomas Cimino, dated September 22, 2016		S-1	333-212081	10.14	10/11/16

10.15	Registration Rights Agreement among Vantage Drilling International, Vantage Drilling Company and the joint official liquidators of Vantage Drilling Company, dated as of April 26, 2017		10-K/A	333-212081	10.1	05/01/17

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File Number	Exhibit	Filing Date

12.1	Statement re computation of earnings to fixed charges	X

21.1	Subsidiaries of Vantage Drilling International	X

23.1	Consent of BDO USA, LLP, an independent registered public accounting firm	X

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)	X

23.3	Consent of Maples and Calder (included in Exhibit 5.2)	X

23.4	Consent of Ioannides Demetriou LLC (included in Exhibit 5.3)	X

23.5	Consent of Réti, Antall & Partners Law Firm (included in Exhibit 5.4)	X

23.6	Consent of Hadromi & Partners (included in Exhibit 5.5)	X

23.7	Consent of Azmi & Associates (included in Exhibit 5.6)	X

23.8	Consent of Heussen B.V. (included in Exhibit 5.7)	X

23.9	Consent of D&B David si Baias SCA (included in Exhibit 5.8)	X

23.10	Consent of JLC Advisors LLP (included in Exhibit 5.9)	X

24.1	Powers of Attorney of the Directors and Officers of the Registrant (included in signature pages)	X

†	Indicates a management contract or compensatory plan or arrangement.